AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 26, 2001
                                                    REGISTRATION NO. 333-[     ]

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                  ATLANTIC CITY ELECTRIC TRANSITION FUNDING LLC
                       (Issuer with respect to the Bonds)
       (Exact name as specified in registrant's Certificate of Formation)

                DELAWARE                                     51-0408521
    (State or other jurisdiction of                       (I.R.S. Employer
     incorporation or organization)                     Identification No.)

                  ATLANTIC CITY ELECTRIC TRANSITION FUNDING LLC
                                 800 KING STREET
                           WILMINGTON, DELAWARE 19899
                                 (302) 429-3114

              (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              PETER F. CLARK, ESQ.
                                 GENERAL COUNSEL
                                    CONECTIV
                                 800 KING STREET
                                  P.O. BOX 231
                           WILMINGTON, DELAWARE 19899
                                 (302) 429-3089


            (Name, address, including zip code, and telephone number
                   including area code, of agents for service)

                                   Copies to:

             STEPHEN G. ROONEY                          GEOFFREY K. HURLEY
   LEBOEUF, LAMB, GREENE & MACRAE, L.L.P.                LATHAM & WATKINS
            125 WEST 55TH STREET                         885 THIRD AVENUE
          NEW YORK, NEW YORK 10019                   NEW YORK, NEW YORK 10022
               (212) 424-8000                             (212) 906-1200

         Approximate date of proposed sale to the public: From time to time after this Registration Statement becomes effective.

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

                                               PROPOSED MAXIMUM    PROPOSED MAXIMUM      AMOUNT OF
   TITLE OF EACH CLASS OF        AMOUNT TO      OFFERING PRICE    AGGREGATE OFFERING   REGISTRATION
SECURITIES TO BE REGISTERED    BE REGISTERED     PER UNIT(1)           PRICE(1)             FEE
Transition Bonds Issuable in
           Series               $ 1,000,000         100%          $  1,000,000          $ 250.00

(1) Estimated solely for the purpose of calculating the registration fee.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON ANY DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON A DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus supplement and the accompanying prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                   SUBJECT TO COMPLETION, DATED _______, 2001

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED     , 2001)

                  ATLANTIC CITY ELECTRIC TRANSITION FUNDING LLC
                                     Issuer
                         ATLANTIC CITY ELECTRIC COMPANY
                               Seller and Servicer
                                  Series 2001-1
                          $__________ Transition Bonds

THE ISSUER WILL ISSUE:

                                 Class A-1        Class A-2        Class A-3        Class A-4
                                 ---------        ---------        ---------        ---------
Principal Amount...........      $                $                $                $
                                  --------         --------         --------         --------
Price......................      $                $                $                $
                                  --------         --------         --------         --------
                                 (       %)       (       %)       (       %)       (       %)
                                  -------          -------          -------          -------
Underwriters' Discounts and
     Commissions...........      $                $                $                $
                                  --------         --------         --------         --------
                                 (       %)       (       %)       (       %)       (       %)
                                  -------          -------          -------          -------
Proceeds to the Issuer.....      $                $                $                $
                                  --------         --------         --------         --------
Bond Rate..................              %                %                %                %
                                  -------          -------          -------          -------
Interest Paid..............     [Quarterly/      [Quarterly/      [Quarterly/      [Quarterly/
                               Semiannually]    Semiannually]    Semiannually]    Semiannually]
First Payment Date.........
                                 ---------        ---------        ---------        ---------
Expected Final Payment Date
                                 ---------        ---------        ---------        ---------
Final Maturity Date........
                                 ---------        ---------        ---------        ---------

           BEFORE YOU PURCHASE THESE SECURITIES, YOU SHOULD CAREFULLY
                 CONSIDER THE RISK FACTORS BEGINNING ON PAGE 21
                         IN THE ACCOMPANYING PROSPECTUS.

     - These securities are obligations of Atlantic City Electric Transition Funding LLC only and are backed only by the assets of Atlantic City Electric Transition Funding LLC.

     -   The issuer is a special purpose entity.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

There currently is no secondary market for the Series 2001-1 Bonds, and there is no assurance that one will develop.

                                 MORGAN STANLEY

The date of this prospectus supplement is ________________ , 2001.

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

                                                                                                    Page
                                                                                                    ----
WHERE TO FIND INFORMATION IN THESE DOCUMENTS......................................................    4
SUMMARY OF TERMS..................................................................................    5
    Securities Offered............................................................................    5
    Introduction..................................................................................    6
    The Collateral................................................................................    8
    Interest......................................................................................    8
    Principal.....................................................................................    8
    Credit Enhancement............................................................................    8
    Optional Redemption...........................................................................    9
    Transition Bond Charge Adjustment Process.....................................................    9
    Tax Status....................................................................................    9
    ERISA Considerations..........................................................................   10
    Servicer's and Issuer's Mailing Address and Telephone Number of Principal Executive Office....   10
RISK FACTORS......................................................................................   10
THE SERIES 2001-1 BONDS...........................................................................   10
    General.......................................................................................   10
    Allocations and Payments; Priority of Distributions...........................................   10
    Interest Payments.............................................................................   12
    Principal Payments............................................................................   13
    Optional Redemption...........................................................................   16
CREDIT ENHANCEMENT................................................................................   16
    Periodic Adjustment of the Transition Bond Charge.............................................   16
    Collection Account and Subaccounts............................................................   17
    Issuance of Additional Series.................................................................   21
REPORTS TO HOLDERS OF SERIES 2001-1 BONDS.........................................................   22
THE TRANSITION BOND CHARGES.......................................................................   22
DESCRIPTION OF ACE'S BUSINESS.....................................................................   23
SERVICING.........................................................................................   23
    Servicing Fee.................................................................................   23
    Servicer Advances.............................................................................   23
UNDERWRITING THE SERIES 2001-1 BONDS..............................................................   23
    The Underwriters' Sales Price for the Series 2001-1 Bonds.....................................   23
    No Assurance as to Resale Price or Resale Liquidity for the Series 2001-1 Bonds...............   24
    Various Types of Underwriter Transactions That May Affect the Price of the Series 2001-1 Bonds   24
RATINGS FOR THE SERIES 2001-1 BONDS...............................................................   25
GLOSSARY OF DEFINED TERMS.........................................................................   25

                  WHERE TO FIND INFORMATION IN THESE DOCUMENTS

         We provide information to you about the transition bonds in two separate documents that progressively provide more detail:

         (a) the accompanying prospectus, which provides general information, some of which may not apply to your series of transition bonds; and

         (b) this prospectus supplement, which describes the specific terms of your series of transition bonds.

         This prospectus supplement and the accompanying prospectus together contain complete information about the offering of your series of transition bonds. You are urged to read both documents. In particular, you should read the information under the heading "RISK FACTORS," beginning on page 21 of the accompanying prospectus.

         This supplement begins with several sections describing these securities:

         - "SUMMARY OF TERMS" provides important amounts, dates and other terms of your series;

         - "THE SERIES 2001-1 BONDS" and "CREDIT ENHANCEMENT" describe the key structural and credit enhancement features of your series; and

         - "THE TRANSITION BOND CHARGES" describes the transition bond charges that provide the source for payment of your series and refers you to the sections in the accompanying prospectus where you can find further information about the transition bond charges and other collateral for the transition bonds.

         As you read through these sections, cross-references will direct you to more information in the accompanying prospectus. You can also directly reference key topics by looking at the table of contents in this prospectus supplement and the accompanying prospectus.

         This prospectus supplement and the accompanying prospectus may be used by the underwriters in connection with offers and sales related to market-making transactions in your series of transition bonds. The underwriters may act as principal or agent in those transactions. Those sales will be made at prices related to prevailing market prices at the time of sale.

         YOU SHOULD RELY ONLY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. THE ISSUER HAS NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT.

--------------------------------------------------------------------------------
  TO UNDERSTAND THE STRUCTURE AND PAYMENT TERMS OF THESE SECURITIES, YOU MUST
   CAREFULLY READ THE ACCOMPANYING PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT
                               IN THEIR ENTIRETY.
--------------------------------------------------------------------------------

                                SUMMARY OF TERMS

         The following section is only a summary of selected information and does not provide you with all the information you will need to make your investment decision. There is more detailed information in this prospectus supplement and in the accompanying prospectus. To understand all of the terms of the offering of the transition bonds, carefully read this entire document and the accompanying prospectus.

SECURITIES OFFERED

                       THE SERIES 2001-1 TRANSITION BONDS
                                     $_____


--------------------------------------------------------------------------------

    ISSUER:                     ATLANTIC CITY ELECTRIC TRANSITION FUNDING LLC
    SELLER AND SERVICER:        ATLANTIC CITY ELECTRIC COMPANY
    TRUSTEE:                    ________________
    PRICING DATE:               ________________
    SERIES ISSUANCE DATE:       ________________
    CLEARANCE AND
     SETTLEMENT                 DTC/CLEARSTREAM/EUROCLEAR

--------------------------------------------------------------------------------

              INITIAL CLASS PRINCIPAL BALANCE    BOND RATE    % OF TOTAL SERIES PRINCIPAL
              -------------------------------    ---------    ---------------------------
Class A-1                  $_____                   __%                   __%
Class A-2                  $_____                   __%                   __%
Class A-3                  $_____                   __%                   __%
Class A-4                  $_____                   __%                   __%

Servicing Fee for All            So long as Atlantic City Electric Company acts
Outstanding Series:              as servicer under the servicing agreement, the
                                 issuer will pay to it a monthly servicing fee with respect to all series of transition bonds in an amount equal to 1/12th of 0.05% of the initial principal balance of all series of the transition bonds. Atlantic City Electric
                                 Company is referred to in this prospectus supplement and in the accompanying prospectus as ACE. If a successor servicer is appointed, the servicing fee will be based on an amount approved by the New Jersey Board of Public
                                 Utilities, not to exceed a per annum rate equal to 1.25% of the initial principal balance of the transition bonds. ACE as servicer will not be required to remit to the trustee investment income it receives on the transition bond charges it collects pending their remittance to the trustee as well as any late fees paid by customers to ACE as servicer that are associated with the transition bond charges.

Anticipated Ratings:             S&P[/Fitch]                         AAA
                                 Moody's                             Aaa

Credit Enhancement for           Transition bond charge adjustments;
the Series 2001-1 Bonds:         overcollateralization, funded over the life of
                                 the Series 2001-1 Bonds and expected to reach at least 0.5% of the initial principal balance of the Series 2001-1 Bonds; capital of the issuer, funded upon the issuance of this series and equal to 0.5% of the initial principal balance of the Series 2001-1 Bonds or $_______.

Payment Dates:                   _____, _____, _____ and _____ of each year or,
                                 if not a business day, the next business day. A business day is any day other than a Saturday, Sunday or day on which banking institutions in the City of New York are required or authorized by law or executive order to remain closed.

First Payment Date:              ___________

                                  Class A-1     Class A-2     Class A-3     Class A-4
Expected Final Payment Date:*    ___________   ___________   ___________   ___________
Final Maturity Date:             ___________   ___________   ___________   ___________

                                    *The expected final payment date is the date on which the issuer expects to make the final payment on your Series 2001-1 Bond. However, the final payment on your Series 2001-1 Bond may be made after that date, and your Series 2001-1 Bond will not be in default unless it is not paid in full by its final maturity date.

Optional Redemption:             All Series 2001-1 Bonds are subject to optional
                                 redemption in whole on any payment date if either (1) the outstanding principal balance of the Series 2001-1 Bonds has been reduced to less than 5% of the initial principal balance or (2) the sum of the amounts in the overcollateralization subaccount and the reserve subaccount for the Series 2001-1 Bonds equals or exceeds the then outstanding principal amount of Series 2001-1 Bonds and there are sufficient transition bond charge collections to pay accrued and unpaid interest on the Series 2001-1 Bonds as of the redemption date.

Record Date:               Close of business on the business day prior to any
                           payment date.

                            Class A-1     Class A-2     Class A-3     Class A-4
CUSIP Numbers              ___________   ___________   ___________   ___________


INTRODUCTION

         The New Jersey Electric Discount and Energy Competition Act, referred to as the Competition Act, was enacted in 1999. It provides, among other things, for the restructuring of the electric utility industry in New Jersey. Prior to enactment of the Competition Act, electric utilities such as ACE invested in various generation-related assets, such as electric generating facilities, and entered into power purchase contracts with nonutility generators of electricity to help fulfill their duties to serve the public as regulated utilities. The electric utilities recovered their investments in these assets and the costs they incurred under these contracts by charging their customers the regulated rates approved by the New Jersey Board of

Public Utilities, referred to as the BPU. A customer is an end user of electricity that is connected to a utility's transmission and distribution system and located within a utility's service territory.

         One of the expected effects of the deregulation of electricity generation is that rates will be determined by market forces. These market rates may not be high enough to allow the utilities to recover their investments in generation-related assets or to recover all of the costs incurred under power purchase contracts with nonutility generators of electricity, as market prices may be below a level that would provide a return on these investments or cover the costs incurred under these contracts. Accordingly, utilities may incur losses as a result of the transition from a regulated environment to a competitive environment for electric generation services.

         The Competition Act provides for utilities to recover the anticipated loss in value of their generation-related assets and the costs incurred under power purchase contracts with nonutility generators of electricity that are not recoverable under market rates, including buyouts and buydowns of such contracts. These costs are known as stranded costs and the Competition Act provides for their recovery through a charge included in customers' bills known as a market transition charge. The Competition Act authorizes a utility to securitize its right to recover stranded costs through the issuance of transition bonds, securities of the type described in this prospectus supplement. This right is included in what is known as bondable transition property. To the extent a utility's right to recover stranded costs is securitized, a portion of the market transition charge is replaced by an irrevocable charge included in customers' electric bills known as a transition bond charge, which is designed to meet the costs of paying the principal of and interest on the transition bonds and the costs associated with the issuance, credit enhancing and servicing of the transition bonds.

         Bondable transition property was created in favor of ACE by a bondable stranded costs rate order, referred to as a financing order, issued by the BPU to ACE on__________ , 2001. The bondable transition property includes the irrevocable right to collect transition bond charges from customers to recover:

         - the aggregate principal amount of the transition bonds described in this prospectus supplement; and

         - an amount sufficient to provide for credit enhancement to fund reserves and to pay interest, premiums, if any, costs of defeasance, servicing fees and other fees, costs and charges relating to the transition bonds.

         Transition bond charges are nonbypassable. That means that the charges will be due from consumers of electricity within ACE's service territory who use ACE's transmission and distribution system, even those customers who elect to purchase electric supply from a third-party supplier.

         On or about the series issuance date, ACE will sell and assign bondable transition property to Atlantic City Electric Transition Funding LLC, the issuer of the transition bonds, under a sale agreement. The issuer will then pledge this property, and assign its rights under the sale agreement and the servicing agreement, as well as its rights to the funds held in the collection account and related rights, to the trustee as collateral for the payment of the transition bonds under an indenture.

         For more information on the Competition Act, bondable transition property and transition bond charges, you should review the material under "RISK FACTORS," "THE COMPETITION ACT," "ACE'S RESTRUCTURING" and "THE BPU FINANCING ORDER AND THE TRANSITION BOND CHARGE" in the accompanying prospectus.

         The following is a summary of other specific matters relating to these securities:

THE COLLATERAL

         The Series 2001-1 Bonds will be secured by the collateral, primarily consisting of:

         - the issuer's right, title and interest in and to the bondable transition property sold by ACE to the issuer under the sale agreement between these parties;

         - collections of transition bond charges that are remitted to the trustee under the servicing agreement between the issuer and the servicer;

         - the issuer's rights under the transaction agreements, including the sale agreement and the servicing agreement; and

         - the series subaccounts for the Series 2001-1 Bonds and all amounts or investment property in these subaccounts, other than cash amounts payable to the issuer or the servicer described in the accompanying prospectus.

         For a more detailed description of the collateral for the transition bonds, you should review the material under "THE INDENTURE -- SECURITY" in the accompanying prospectus. For a summary of the terms of the sale agreement, see "THE SALE AGREEMENT" in the accompanying prospectus. For a summary of the terms of the servicing agreement, see "THE SERVICING AGREEMENT" in the accompanying prospectus.

INTEREST

         Holders of each class of Series 2001-1 Bonds are expected to receive interest at the bond rate for that class set forth on the cover of this prospectus supplement. Interest on the Series 2001-1 Bonds will be calculated on the basis of a 360-day year of twelve 30-day months. With respect to the first payment date, interest will accrue from the issuance date.

         You should also review the material under "THE SERIES 2001-1 BONDS -- INTEREST PAYMENTS" in this prospectus supplement.

PRINCIPAL

         On each payment date, to the extent of available funds, the trustee will make principal payments in accordance with the expected amortization schedule set forth under "THE SERIES 2001-1 BONDS -- PRINCIPAL PAYMENTS" in this prospectus supplement. The actual amount of principal paid on any payment date on your Series 2001-1 Bonds may be less than the amount indicated by the expected amortization schedule for that payment date.

         Other than in the case of a redemption or acceleration upon an event of default, in no event will the principal paid to any class on any payment date be greater than the amount necessary to reduce the principal balance of that class to the amount specified in the expected amortization schedule for that class and that payment date.

         You should also review the material under "THE SERIES 2001-1 BONDS -- PRINCIPAL PAYMENTS" in this prospectus supplement.

CREDIT ENHANCEMENT

         Overcollateralization. Overcollateralization is the pledge by the issuer of collateral in excess of what is expected to be needed to cover the repayment of your Series 2001-1 Bond. The overcollateralization for these securities will be funded over the life of the Series 2001-1 Bonds and is expected to reach 0.5% of the initial principal balance of this series of transition bonds.

         Additional Credit Enhancement. Capital of the issuer (equal to 0.5% of the initial principal balance of this series of transition bonds) is available to make payments on this series of transition bonds as described in the accompanying prospectus. In addition, transition bond charges will be subject to periodic review and adjustment, as described below under "CREDIT ENHANCEMENT -- PERIODIC ADJUSTMENT OF THE TRANSITION BOND CHARGE."

         For a more detailed discussion of the transition bond charge adjustments, overcollateralization of the Series 2001-1 Bonds and capital of the issuer, you should review the material under "CREDIT ENHANCEMENT" in this prospectus supplement and under "THE TRANSITION BONDS -- CREDIT ENHANCEMENT" and "THE INDENTURE -- ALLOCATIONS AND PAYMENTS; PRIORITY OF DISTRIBUTIONS" in the accompanying prospectus.

OPTIONAL REDEMPTION

         The Series 2001-1 Bonds may be redeemed in whole on any payment date if either (1) the outstanding principal amount of the Series 2001-1 Bonds has been reduced to less than 5% of the initial principal amount or (2) the sum of the amounts in the overcollateralization subaccount and the reserve subaccount for the Series 2001-1 Bonds equals or exceeds the then outstanding principal amount of Series 2001-1 Bonds and there are sufficient transition bond charge collections to pay accrued and unpaid interest on the Series 2001-1 Bonds as of the redemption date.

         You should also review the material under "THE SERIES 2001-1 BONDS -- OPTIONAL REDEMPTION" in this prospectus supplement.

TRANSITION BOND CHARGE ADJUSTMENT PROCESS

         If the transition bond charges that ACE collects as servicer of the bondable transition property on behalf of the issuer are either insufficient or greater than necessary to make timely payments on the Series 2001-1 Bonds, to pay fees, costs and charges associated with the transition bonds or to fund or replenish the subaccounts to their required levels, ACE will adjust the transition bond charges it bills to customers, upon approval by the BPU. These adjustments will continue until the principal of, and interest and premium, if any, on, all classes of Series 2001-1 Bonds have been paid in full.

         For a more detailed description of the transition bond charge adjustment process, you should review the material under "CREDIT ENHANCEMENT -- PERIODIC ADJUSTMENT OF THE TRANSITION BOND CHARGE" in this prospectus supplement and the material under "THE BPU FINANCING ORDER AND THE TRANSITION BOND CHARGE -- THE TRANSITION BOND CHARGE ADJUSTMENT PROCESS" in the accompanying prospectus.

TAX STATUS

         The issuer and ACE have received a private letter ruling from the Internal Revenue Service to the effect that, for U.S. federal income tax purposes, the transition bonds will be classified as debt obligations of ACE. The issuer will be treated as a division of ACE and will not be treated as a separate taxable entity.

         Transition bondholders who are not United States taxpayers generally will not be subject to United States federal income or withholding taxes on interest received on the transition bonds.

         For information regarding the application of U.S. federal income tax laws, you should see "MATERIAL INCOME TAX MATTERS" in the accompanying prospectus.

         In addition, in the opinion of _______________________________________, special New Jersey tax counsel to the issuer and ACE, interest on the transition bonds received by a person who is not otherwise subject to corporate or personal income tax in the State of New Jersey will not be subject to these taxes. Neither residents nor nonresidents of New Jersey will be subject to an intangible personal property tax in respect of the Series 2001-1 Bonds. See "MATERIAL INCOME TAX MATTERS -- MATERIAL STATE OF NEW JERSEY TAX MATTERS" in the accompanying prospectus.

ERISA CONSIDERATIONS

         Employee benefit plans are permitted to purchase transition bonds.

         You should also review the material under "ERISA CONSIDERATIONS" in the accompanying prospectus.

SERVICER'S AND ISSUER'S MAILING ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICE

         The mailing address of ACE is Atlantic City Electric Company, 800 King Street, Post Office Box 231, Wilmington, Delaware 19899-0231, and its telephone number is (302) 429-3089. The mailing address of the issuer is 800 King Street, Wilmington, Delaware and its telephone number is (302) 429-3114.


                                  RISK FACTORS

         For a discussion of the material risks associated with an investment in the Series 2001-1 Bonds, you should review the discussion under "RISK FACTORS," which begins on page 21 of the accompanying prospectus.


                             THE SERIES 2001-1 BONDS

GENERAL

         The Series 2001-1 Bonds will be issued under and secured pursuant to a base indenture to be dated as of _________, 2001 between the issuer and ________, as trustee, as supplemented by the Series 2001-1 supplement to that base indenture. The Series 2001-1 Bonds will be issued on the series issuance date in denominations of $1,000 (except for one bond in each class that may have a smaller denomination) and integral multiples of $1,000. The Series 2001-1 Bonds will consist of the classes listed above under "SUMMARY OF TERMS -- SECURITIES OFFERED."

         Some terms used in this prospectus supplement are defined in the glossary of defined terms located on page S-25 of this prospectus supplement, or in the glossary of defined terms located on page 114 of the accompanying prospectus.

         The issuer will pay interest and principal relating to the Series 2001-1 Bonds through DTC, or, if the Series 2001-1 Bonds are no longer in book-entry form, at the offices of _______ at __________. The issuer will make payments by wire transfer in immediately available funds to the account designated by DTC or its nominee if the Series 2001-1 Bonds are in book-entry form. Otherwise, the issuer will make payments by check mailed first-class, postage prepaid to a Series 2001-1 Bondholder's address as it appears as of the record date on the register maintained by the trustee. After prior notice to the Series 2001-1 Bondholders, the issuer will pay the final installment of principal and premium, if any, only upon presentation and surrender of a Series 2001-1 Bond at a place specified in the notice. A beneficial owner of a Series 2001-1 Bond will receive payments from the securities intermediary through which it holds the Series 2001-1 Bonds.

ALLOCATIONS AND PAYMENTS; PRIORITY OF DISTRIBUTIONS

         The transition bond charge collections will be remitted by the servicer at least monthly and will be deposited by the trustee into the general subaccount of the collection account. In addition, investment earnings on amounts on deposit in the trust accounts will be deposited into the general subaccount of the collection account on the business day preceding each payment date and, if and to the extent necessary to meet monthly fees and expenses, on the business day preceding each monthly fee disbursement date. In addition, any indemnity payments received by the trustee will be deposited into the general subaccount as received. On each transition bond charge adjustment date, the trustee will determine the total revenue requirements of each series of transition bonds over the period that begins on that date and ends on the date immediately preceding the next scheduled transition bond charge adjustment date.

         On the business day preceding each payment date, the trustee will allocate amounts in the general subaccount of the collection account to each series in accordance with the proportion of the total revenue requirements a particular series' revenue requirements bears to the total revenue requirements for all series as determined on the previous transition bond charge adjustment date. On each payment date, the trustee will pay as to each series the amounts described in clauses 1 through 12 below to the extent funds are available in the general subaccount of the collection account. All series and all classes within a series will have the same payment dates. In addition, the trustee will pay the monthly fees and expenses specified in clauses 1 through 5 below on the [__] day of each month that does not include a payment date, to the extent funds are available in the general subaccount of the collection account. Each such day is referred to as a monthly fee disbursement date. See "THE INDENTURE -- ALLOCATIONS AND PAYMENTS; PRIORITY OF DISTRIBUTIONS" in the accompanying prospectus.

         The priorities among payments made on each series are as follows:

         1. To the trustee, payment of that series' portion of the trustee's fee, plus (up to an aggregate amount of $[ ] per [quarterly/semiannual period] for all series) all expenses of the trustee and indemnities payable to the trustee;

         2. To the independent managers of the issuer, payment of that series' portion of the managers' fees;

         3. To the servicer, payment of that series' portion of the servicing fee;

         4. To the administrator, payment of that series' portion of the administration fee;

         5. To the issuer, payment of that series' portion of the current operating expenses of the issuer (up to an aggregate amount of $[ ] per [quarterly/semiannual period] for all series) unless an event of default under the indenture exists or would result from the payment;

         6.       To the transition bondholders:

                  (A) payment of the interest then due on the transition bonds of that series and any previously accrued but unpaid interest;

                  (B) payment of the principal then due on the transition bonds of that series, to the extent applicable equal to the following:

                           - the unpaid principal amount of any class of that series upon an acceleration triggered by an event of default,

                           - the unpaid principal amount of any class of that series due on the final maturity date of that class and

                           - the unpaid principal amount of any class of that series called for redemption; and

                  (C) payment of principal in the amount that would bring the aggregate principal amount outstanding for that series to the level set forth in the expected amortization schedule for that series for that payment date.

         7. To hedge or interest rate counterparties, payments of any amounts due under any hedge or swap agreements made with respect to any class of that series;

         8. To the persons entitled thereto, payment of that series' portion of any remaining unpaid operating expenses, including any unpaid trustee expenses and indemnity amounts then owed;

         9. To the capital subaccount for that series, replenishment up to the required capital amount;

         10. To the overcollateralization subaccount for that series, allocation of the amount that would bring the amount in that subaccount to the level set forth in the overcollateralization schedule for that series on that payment date;

         11. To the issuer, so long as no event of default has occurred and is continuing, release of an amount equal to investment earnings on amounts in the capital subaccount for that series since the preceding payment date; and

         12. To the reserve subaccount for that series, allocation of any remaining amount, subject to reallocation of that remainder to another series in the event of a payment default of the other series.

         After all Series 2001-1 Bonds have been paid, redeemed or defeased, and all obligations of the issuer with respect to the Series 2001-1 Bonds have been satisfied, amounts, if any, remaining in the Series 2001-1 Bonds' subaccounts will be released to the issuer free of the lien of the indenture and will not be reallocated to the subaccounts of the remaining outstanding series.

INTEREST PAYMENTS

         Interest on each class of Series 2001-1 Bonds will accrue from the date of issuance at the interest rate indicated for that class on the cover of this prospectus supplement. Beginning _____________, the issuer is required to pay interest [quarterly/semiannually] on [__________, __________, __________ and
__________] of each year, or, if any such day is not a business day, on the following business day.

         The issuer will pay interest on the Series 2001-1 Bonds prior to paying principal of the bonds. See "THE TRANSITION BONDS -- INTEREST AND PRINCIPAL" in the accompanying prospectus. If there is a shortfall in the amount necessary to make interest payments on all classes of Series 2001-1 Bonds, the trustee will distribute interest pro rata to each class of transition bonds based on the amount of interest due on that class. The issuer will calculate interest on the basis of a 360-day year of twelve 30-day months. Interest on each class of Series 2001-1 Bonds will accrue from the series issuance date at the respective bond rates indicated above under "SUMMARY OF TERMS -- SECURITIES OFFERED." Interest will be payable on each payment date, commencing _____________, to the persons in whose names the Series 2001-1 Bonds of each class are registered at the close of business on the business day prior to any payment date, which business day is referred to as the record date.

         Interest on the Series 2001-1 Bonds, class ___, will be calculated as follows:


      [To be provided, together with the other information described under
            "THE TRANSITION BONDS -- FLOATING RATE TRANSITION BONDS" in the accompanying prospectus, for any class with a floating interest rate.]

PRINCIPAL PAYMENTS

         On each payment date, the trustee will, as of the related record date and subject to the availability of funds, make principal payments on each class of Series 2001-1 Bonds in accordance with the expected amortization schedule.

         To the extent that more than one class of Series 2001-1 Bonds is to receive payments of principal legally due or scheduled to be paid in accordance with the expected amortization schedule on any payment date, the applicable funds will be allocated in a sequential manner, to the extent funds are available, as follows:

         (1) to the holders of the Series 2001-1 Bonds, Class A-1, until this class is retired in full;

         (2) to the holders of the Series 2001-1 Bonds, Class A-2, until this class is retired in full;

         (3) to the holders of the Series 2001-1 Bonds, Class A-3, until this class is retired in full; and

         (4) to the holders of the Series 2001-1 Bonds, Class A-4, until this class is retired in full.

         The issuer will not, however, pay principal of any class of Series 2001-1 Bonds on any payment date to the extent that doing so would reduce the principal balance of a class to an amount lower than that specified in the expected amortization schedule, set forth in Table 1 below, for that class on that payment date, unless an acceleration of payments following an event of default or a redemption occurs. The entire unpaid principal amount of each class of the Series 2001-1 Bonds will be due and payable on the final maturity date for that class.

         Table 1 below sets forth the principal balance from the issuance date to the expected final payment date that is scheduled to remain outstanding for each class of the Series 2001-1 Bonds. The expected final payment date for a class of Series 2001-1 Bonds is the date on which final payment on the class is expected to be made as set forth in the expected amortization schedule for that class. The principal balance of a class of Series 2001-1 Bonds means, at any time, the initial principal balance of that class reduced by the amount of principal distributed since the date of issuance to the bondholders of that class in accordance with the terms of the indenture. The table reflects the scheduled principal balance at each payment date after the payments scheduled to be made on that date for each class have been made. In preparing the table, it has been assumed, among other things, that:

         1.       the Series 2001-1 Bonds are issued on ________;

         2. payments on the Series 2001-1 Bonds are made on each payment date, commencing on __________;

         3. the per annum servicing fee for the Series 2001-1 Bonds equals 0.05% of the initial principal balance of the Series 2001-1 Bonds, payable monthly;

         4. the per annum fee paid to the trustee under the indenture for the Series 2001-1 Bonds equals $[__] payable monthly;

         5. the per annum fee paid to the administrator of the issuer for the Series 2001-1 Bonds equals $[__] per annum, payable monthly;

         6. there are no net earnings on amounts on deposit in the collection account;

         7. per annum operating expenses for the Series 2001-1 Bonds, including all fees, costs and charges of the issuer and the trustee, equal to $[___] in the aggregate, accruing in 12 equal monthly amounts, $[__] of which is paid monthly and the accrued balance of which is payable on each payment date; and

         8. all transition bond charge collections are received in accordance with ACE's forecasts and deposited in the collection account.

                                     TABLE 1

                         EXPECTED AMORTIZATION SCHEDULE
                      OUTSTANDING CLASS PRINCIPAL BALANCES

Issuance or Payment Date         Class A-1     Class A-2     Class A-3     Class A-4    Series 2001-1

Series issuance date.........   ___________   ___________   ___________   ___________    ___________
__________...................   ___________   ___________   ___________   ___________    ___________

         For various reasons, the actual principal balance of any class of the Series 2001-1 Bonds may not be reduced to the amounts indicated in the foregoing table on any payment date. Accordingly, the timing of the actual reductions in class principal balances may be delayed compared with the timing indicated in the table. The Series 2001-1 Bonds will not be in default if not paid on the dates specified in the foregoing table unless the final outstanding principal balance is not paid on the final maturity date. See "RISK FACTORS" in the accompanying prospectus for various factors that may, individually or in the aggregate, affect the rates of reduction of the class principal balances of any class of the Series 2001-1 Bonds.

OPTIONAL REDEMPTION

         The issuer may redeem all of the outstanding Series 2001-1 Bonds, at its option, on any payment date if either (1) the outstanding principal balance of the Series 2001-1 Bonds (after giving effect to payments scheduled to be made on that payment date) has been reduced to less than 5% of the initial principal balance of the Series 2001-1 Bonds or (2) the sum of the amounts in the overcollateralization subaccount and the reserve subaccount for the Series 2001-1 Bonds equals or exceeds the then outstanding principal amount of Series 2001-1 Bonds and there are sufficient transition bond charge collections to pay accrued and unpaid interest on the Series 2001-1 Bonds as of the redemption date. In the case of redemption, the issuer will pay the Series 2001-1 Bondholders the outstanding principal amount of the Series 2001-1 Bonds and interest accrued and unpaid to the redemption date. The trustee will give notice of the redemption to Series 2001-1 Bondholders at least five days and at most 45 days before the redemption date. The Series 2001-1 Bonds will not be redeemed under any other circumstances.


                               CREDIT ENHANCEMENT

         Credit enhancement for the Series 2001-1 Bonds is intended to protect you against losses or delays in scheduled payments on your Series 2001-1 Bonds.

PERIODIC ADJUSTMENT OF THE TRANSITION BOND CHARGE

         Credit enhancement for the Series 2001-1 Bonds includes mandatory periodic adjustments by the BPU to the transition bond charge to be billed to customers upon the petition of ACE, as servicer under the servicing agreement. These petitions are referred to as adjustment requests. Generally, the amount of the adjustment will be based on a formula approved by the BPU in its financing order approving issuance of the transition bonds. The formula is designed to ensure, among other things, sufficient funds for payments on the Series 2001-1 Bonds in accordance with the expected amortization schedule set forth in Table 1 above. Adjustment requests will take into account amounts available in the general subaccount and reserve subaccount and amounts necessary to fund the overcollateralization levels as then scheduled and to replenish the capital subaccount to its required level, in addition to amounts payable on the transition bonds and related fees and expenses. The servicer may also request modification of the methodology used to calculate the transition bond charge to more accurately project and generate adequate revenues. An adjustment request that requests such a modification is referred to as a nonroutine adjustment request.

         The servicer will increase or decrease the transition bond charge over the life of the transition bonds as necessary to adjust for the effects of several factors, including:

         -   changes in electricity usage forecasts;

         - changes in payment patterns and charge-off experience (including defaults by third-party suppliers);

         - changes in any ongoing fees, costs and expenses related to the transition bonds; and

         - the amount of unpaid principal of, and interest and premium, if any, on, the transition bonds including the issuance of any additional series of transition bonds.

         In this way, the transition bond charge collections will be designed so that there are sufficient amounts available to pay principal, interest and the other fees and expenses associated with the Series 2001-1 Bonds and any other series of transition bonds then outstanding and so that the outstanding principal amount of Series 2001-1 Bonds conforms to the expected amortization schedule. The adjustments must be made at least annually but may be made quarterly. If the servicer estimates that the transition bond charge in effect at any given time will result in collections exceeding the amount necessary to meet required payments, then the servicer may, by filing an adjustment request with the BPU, reduce the transition bond charge, absent a determination by the BPU of manifest error (defined in the BPU financing order as an arithmetic error evident on the face of the filing). If the servicer estimates that the transition bond charge in effect at any given time will result in collections below the amount necessary to meet required payments, then the servicer may, by filing an adjustment request with the BPU, increase the transition bond charge, absent a determination by the BPU of manifest error (defined in the BPU financing order as an arithmetic error evident on the face of the filing). The adjustments in the transition bond charge will continue until the principal of, and interest and premium, if any, on, all classes of transition bonds and all related fees and expenses have been paid in full.

         The following table summarizes the adjustment frequency of the transition bond charges with respect to the Series 2001-1 Bonds:

                                                            Adjustment Date
                                                            ---------------
Annual Adjustments*.....................................
Quarterly Adjustments...................................

         * The first annual adjustment will become effective on _____. No adjustment will be made on _____.

         For a more detailed description of the transition bond charge adjustment process, you should review the material under "THE BPU FINANCING ORDER AND THE TRANSITION BOND CHARGE -- THE TRANSITION BOND CHARGE ADJUSTMENT PROCESS" in the accompanying prospectus.

COLLECTION ACCOUNT AND SUBACCOUNTS

         The trustee will establish a collection account to hold transition bond charges remitted by the servicer of the bondable transition property on a monthly basis (so long as requirements relating to ratings and an absence of servicer defaults are satisfied). See "THE SERVICING AGREEMENT -- SERVICING PROCEDURES." The collection account will include a general subaccount into which the trustee will deposit, on the business day preceding each payment date, remitted transition bond charge collections and any indemnity amounts remitted by the servicer to the trustee. The trustee will also establish under the collection account the following subaccounts relating to the Series 2001-1
Bonds:

             - a series subaccount; and under the series subaccount, the following subaccounts:

                 -   a capital subaccount;

                 -   an overcollateralization subaccount; and

                 -   a reserve subaccount.

         The Capital Subaccount. Upon the issuance of the Series 2001-1 Bonds, ACE will deposit $[______] or 0.5% of the initial principal balance of this series of transition bonds in a capital subaccount for the series, representing the required capital amount for the Series 2001-1 Bonds. On any payment date, if amounts available in the series subaccount, overcollateralization subaccount and reserve subaccount for the Series 2001-1 Bonds are not sufficient to make scheduled payments to the Series 2001-1 Bondholders or to pay such series' share of expenses, fees and other charges specified in the indenture, the trustee will draw on amounts in the capital subaccount for the Series 2001-1 Bonds in excess of $[ ] to make those payments. An amount in the capital subaccount for each series equal to $[ ] will be set aside to cover other operating expenses not funded from the transition bond charges. The trustee will, on each payment date thereafter, replenish any withdrawals from the capital subaccount for the Series 2001-1 Bonds subject to the availability of funds and in accordance with the allocations and priorities set forth above under " -- ALLOCATIONS AND PAYMENTS; PRIORITY OF DISTRIBUTIONS." The required capital amount for the Series 2001-1 Bonds has been set at a level sufficient to obtain the ratings on the Series 2001-1 Bonds described below under "RATINGS FOR THE SERIES 2001-1 BONDS."

         For a more detailed description of allocations to and payments from the capital subaccount, see the material under "THE TRANSITION BONDS -- CREDIT ENHANCEMENT" and "THE INDENTURE -- ALLOCATIONS AND PAYMENTS; PRIORITY OF DISTRIBUTIONS" and " -- COLLECTION ACCOUNT" in the accompanying prospectus.

         The Overcollateralization Subaccount. The amount of overcollateralization for the Series 2001-1 Bonds is intended to be funded over the expected life of the series and is expected to reach $[_____] or __% of the initial principal amount of the series. The calculated overcollateralization level for each payment date relating to the Series 2001-1 Bonds is set forth in Table 2 below. Subject to the availability of funds and in accordance with the allocations and priorities set forth above under " -- ALLOCATIONS AND PAYMENTS; PRIORITY OF DISTRIBUTIONS," on each payment date, the trustee will deposit in the overcollateralization subaccount for the Series 2001-1 Bonds an amount that results in a funding of the subaccount to its then scheduled overcollateralization level.

         Transition bond charges collected and remitted to the trustee will be allocated by the trustee to fund overcollateralization amounts for different series of transition bonds in the manner described under "THE INDENTURE -- ALLOCATIONS AND PAYMENTS; PRIORITY OF DISTRIBUTIONS" in the accompanying prospectus. In addition, if amounts on deposit in the series subaccount and reserve subaccount described below for the Series 2001-1 Bonds are not sufficient on a particular payment date to make scheduled payments to the holders of the Series 2001-1 Bonds, to pay expenses of the trustee, the independent managers of the issuer, the servicer, the administrator and the issuer and to meet other specified expenses, the trustee will draw on amounts in the overcollateralization subaccount to fund such payments as described under "THE INDENTURE -- ALLOCATIONS AND PAYMENTS; PRIORITY OF DISTRIBUTIONS" in the accompanying prospectus.

         The transition bond charges will be calculated at, and periodically adjusted to, a level designed to collect the overcollateralization amount over the expected life of the Series 2001-1 Bonds. The overcollateralization amount has been set at a level sufficient to obtain the ratings on the Series 2001-1 Bonds described below under "RATINGS FOR THE SERIES 2001-1 BONDS."

         For a more detailed description of overcollateralization, see the material under "THE TRANSITION BONDS -- CREDIT ENHANCEMENT" and "THE INDENTURE -- ALLOCATIONS AND PAYMENTS; PRIORITY OF DISTRIBUTIONS" in the accompanying prospectus.

                                     TABLE 2

                     CALCULATED OVERCOLLATERALIZATION LEVEL

Issuance or Payment Date              Calculated Overcollateralization Level
------------------------              --------------------------------------
Series issuance date.............     $ 0
          .......................     $
----------                             -------

         The Reserve Subaccount. A reserve subaccount for the Series 2001-1 Bonds will be funded with remitted transition bond charge collections, indemnity amounts remitted by the servicer to the trustee and earnings on remittances by the servicer to the trustee (other than earnings on deposits in the capital subaccount) to the extent such amounts are allocable to the Series 2001-1 Bonds. The reserve subaccount will be funded on each payment date with the excess, if any, over what is necessary on that payment date:

         - to meet such series' share of fees and expenses payable to the trustee, the independent managers of the issuer, the servicer and the administrator and other specified expenses of the issuer attributable to the Series 2001-1 Bonds;

         -   to make payments of principal and interest on the Series 2001-1
             Bonds;

         -   to replenish the capital subaccount for the Series 2001-1 Bonds;
             and

         - to fund the overcollateralization subaccount for the Series 2001-1 Bonds.

         The transition bond charge will be adjusted to eliminate any excess amounts that have accumulated in the reserve subaccount for the Series 2001-1 Bonds.

         If on any payment date amounts available in the series subaccount for the Series 2001-1 Bonds are insufficient to pay the series' share of expenses, fees and other charges specified in the indenture payable on that date, to make scheduled payments to the Series 2001-1 Bondholders, or to fund the capital subaccount and overcollateralization subaccount for the series as required on that date, the trustee will draw on any amounts in the reserve subaccount for the Series 2001-1 Bonds to make those payments. If on any monthly fee disbursement date amounts available in the series subaccount for the Series 2001-1 Bonds are insufficient to pay the series' share of monthly fees and expenses, the trustee will draw on any amounts in the reserve subaccount for the Series 2001-1 Bonds to make those payments. In addition, if amounts available in the series subaccount of any other series of outstanding transition bonds are insufficient to make payments to that series' bondholders, so long as no default or event of default is caused, the trustee may draw on amounts in the reserve subaccount for the Series 2001-1 Bonds to make those payments. If on any payment date funds on deposit in the series subaccount are insufficient to make the allocations for the series, the trustee will draw from amounts on deposit in the reserve subaccount, overcollateralization subaccount and capital subaccount for the series. See "THE INDENTURE -- ALLOCATIONS AND PAYMENTS; PRIORITY OF DISTRIBUTIONS" in the accompanying prospectus.

         For a more detailed description of allocations to and payments from the reserve subaccount for the Series 2001-1 Bonds and similar subaccounts for additional series of transition bonds, if any, see the material under "THE TRANSITION BONDS -- CREDIT ENHANCEMENT" and "THE INDENTURE -- ALLOCATIONS AND PAYMENTS; PRIORITY OF DISTRIBUTIONS" and " -- COLLECTION ACCOUNT" in the accompanying prospectus.

ISSUANCE OF ADDITIONAL SERIES

         Atlantic City Electric Transition Funding LLC may issue additional series of transition bonds without the prior approval of the Series 2001-1 Bondholders. Those series may include terms and provisions that are unique to those series. The transition bond charge and adjustments to it are generally based on the total principal amount of all transition bonds outstanding. In addition, a new series of transition bonds may not be issued if the issuance would result in a reduction or withdrawal of the credit ratings on the Series 2001-1 Bonds. Therefore, it is not expected that the issuance of additional series would adversely affect the sufficiency of the transition bond charge collections for payment of the Series 2001-1 Bonds. See "RISK FACTORS -- OTHER RISKS ASSOCIATED WITH AN INVESTMENT IN THE

TRANSITION BONDS -- ISSUANCE OF ADDITIONAL SERIES OF TRANSITION BONDS WHOSE HOLDERS MAY HAVE INTERESTS THAT CONFLICT WITH YOUR INTERESTS" and "THE TRANSITION BONDS" in the accompanying prospectus.


                    REPORTS TO HOLDERS OF SERIES 2001-1 BONDS

         On or prior to each payment date, the trustee will prepare and provide statements to the holders of record of the Series 2001-1 Bonds. These statements will be available to the beneficial owners of the Series 2001-1 Bonds upon request to the trustee or the servicer. The financial information provided will not be examined or reported upon by any independent public accountant and no independent public accountant will give an opinion on this financial information.

         For a more detailed description of the statements provided to the holders of record of the Series 2001-1 Bonds, you should review the material under "THE INDENTURE -- REPORTS TO TRANSITION BONDHOLDERS" in the accompanying prospectus.


                           THE TRANSITION BOND CHARGES

         The bondable stranded costs described in the financing order issued by the BPU on _______________ are to be recovered from customers of ACE through transition bond charges, subject to certain limitations. See "RISK FACTORS -- UNUSUAL NATURE OF BONDABLE TRANSITION PROPERTY AND SERVICING RISKS" and "THE COMPETITION ACT -- ACE AND OTHER UTILITIES MAY SECURITIZE STRANDED COSTS" in the accompanying prospectus. The financing order issued by the BPU to ACE on ____________ is referred to as the BPU financing order.

         ACE, in its capacity as servicer of the bondable transition property under the servicing agreement, will bill the transition bond charges to each customer. ACE estimates that the transition bond charge will be approximately $[_______] per kilowatt-hour for all customers on the initial issuance date for the transition bonds, beginning on the issuance date for the Series 2001-1 Bonds. See "THE BPU FINANCING ORDER AND THE TRANSITION BOND CHARGE -- THE BPU FINANCING ORDER" in the accompanying prospectus.

         The actual collections of the transition bond charges are intended to be neither more nor less than the amount necessary to pay the principal on the transition bonds of each series in accordance with the expected amortization schedule applicable to each series and class of transition bonds, to pay interest on each series and to fund the related expenses and reserves. In order to enhance the likelihood that the appropriate amount of transition bond charges will be collected, the servicing agreement requires the servicer to seek, and the Competition Act and the BPU financing order require the BPU to approve, adjustments to the transition bond charges as of [__________] of each year, at a minimum. These adjustments will be based on actual collections of the transition bond charges and updated assumptions by the servicer as to projected future usage of electricity by customers, expected delinquencies, customer payment patterns and write-offs and future payments and expenses relating to the Series 2001-1 Bonds and any other series of transition bonds issued. See "THE BPU FINANCING ORDER AND THE TRANSITION BOND CHARGE -- THE TRANSITION BOND CHARGE ADJUSTMENT PROCESS" in the accompanying prospectus.

                          DESCRIPTION OF ACE'S BUSINESS

         For a description of the servicer, you should review the material under "ATLANTIC CITY ELECTRIC COMPANY" and "THE SERVICER OF THE BONDABLE TRANSITION PROPERTY" in the accompanying prospectus.

                                    SERVICING

SERVICING FEE

         The issuer will pay the servicer a monthly servicing fee with respect to all series of transition bonds. So long as ACE acts as servicer, the per annum servicing fee will equal 0.05% of the initial principal amount. If a successor servicer is appointed, the servicing fee will be based on an amount approved by the BPU, not to exceed a per annum rate equal to 1.25% of the initial principal balance of the transition bonds. The monthly servicing fee, together with any portion of the servicing fee that remains unpaid, will be paid solely to the extent funds are available for that payment as described under "THE INDENTURE -- ALLOCATIONS AND PAYMENTS; PRIORITY OF DISTRIBUTIONS" in the accompanying prospectus. The servicing fee will be paid prior to any amounts in respect of interest on and principal of the Series 2001-1 Bonds. The servicer will not be required to remit to the trustee investment income the servicer receives on the transition bond charges it collects pending their remittance to the trustee and any late fees paid by customers to ACE as servicer that are associated with the transition bond charges.

SERVICER ADVANCES

         The servicer will not make any advances of interest or principal on the Series 2001-1 Bonds.

                      UNDERWRITING THE SERIES 2001-1 BONDS

         Subject to the terms and conditions set forth in the underwriting agreement among the issuer, Morgan Stanley & Co. Incorporated and the underwriters for whom Morgan Stanley & Co. Incorporated is acting as the representative, the issuer has agreed to sell to the underwriters, and the underwriters have severally agreed to purchase, the principal amount of Series 2001-1 Bonds set forth opposite each underwriter's name below:

                    NAME                       CLASS A-1     CLASS A-2     CLASS A-3      CLASS A-4       TOTAL
                    ----                       ---------     ---------     ---------      ---------       -----
Morgan Stanley & Co. Incorporated

         In accordance with the underwriting agreement, the underwriters will take and pay for all of the Series 2001-1 Bonds offered hereby, if any are taken.

THE UNDERWRITERS' SALES PRICE FOR THE SERIES 2001-1 BONDS

         Series 2001-1 Bonds sold by the underwriters to the public will be initially offered at the initial public offering prices set forth on the cover of this prospectus supplement. The underwriters propose initially to offer the Series 2001-1 Bonds to dealers at the initial public offering prices, less a selling concession not to exceed the percentage set forth below, and the underwriters may allow and dealers may reallow a discount not to exceed the percentage set forth below.

CLASS                                                   SELLING CONCESSION             REALLOWANCE DISCOUNT
-----                                                   ------------------             --------------------
Class A-1......................................
Class A-2......................................
Class A-3......................................
Class A-4......................................

         After the initial public offering, the public offering prices, selling concessions and reallowance discounts may change.

NO ASSURANCE AS TO RESALE PRICE OR RESALE LIQUIDITY FOR THE SERIES 2001-1 BONDS

         The Series 2001-1 Bonds are a new issue of securities with no established trading market. They will not be listed on any securities exchange. The underwriters have advised the issuer that they intend to make a market in the Series 2001-1 Bonds, but they are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Series 2001-1 Bonds.

VARIOUS TYPES OF UNDERWRITER TRANSACTIONS THAT MAY AFFECT THE PRICE OF THE SERIES 2001-1 BONDS

         The underwriters may engage in overallotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the Series 2001-1 Bonds in accordance with Regulation M under the Exchange Act. Overallotment transactions involve syndicate sales in excess of the offering size, which create a syndicate short position. Stabilizing transactions are bids to purchase the Series 2001-1 Bonds which are permitted, so long as the stabilizing bids do not exceed a specified maximum price. Syndicate covering transactions involve purchases of the Series 2001-1 Bonds in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the Series 2001-1 Bonds originally sold by the syndicate member are purchased in a syndicate covering transaction. These overallotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the Series 2001-1 Bonds to be higher than they would otherwise be. None of ACE, the issuer, the trustee or any of the underwriters represents that the underwriters will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice at any time.

         In the ordinary course of business, each underwriter and its affiliates have engaged and may engage in transactions with the issuer and its affiliates, including ACE. In addition, each underwriter may from time to time take positions in the Series 2001-1 Bonds.

         Under the terms of the underwriting agreement, the issuer and ACE have agreed to reimburse the underwriters for some expenses. The issuer and ACE have agreed to indemnify the underwriters against some liabilities, including liabilities under the Securities Act.

                       RATINGS FOR THE SERIES 2001-1 BONDS

         It is a condition of any underwriter's obligation to purchase the Series 2001-1 Bonds that the Series 2001-1 Bonds be rated "[___]" by Standard & Poor's Ratings Group, a division of McGraw-Hill Companies, Inc. [and Fitch] and "[___]" by Moody's Investors Service.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agency. No person is obligated to maintain the rating on any class of Series 2001-1 Bonds, and, accordingly, there can be no assurance that the ratings assigned to any class of Series 2001-1 Bonds upon initial issuance will not be revised or withdrawn by a rating agency at any time thereafter. If a rating of any class of Series 2001-1 Bonds is revised or withdrawn, the liquidity of that class may be adversely affected. In general, ratings address credit risk and do not represent any assessment of any particular rate of principal payments on Series 2001-1 Bonds other than payment in full of each class of Series 2001-1 Bonds by the applicable final maturity date and the ability to make timely interest payments.

                            GLOSSARY OF DEFINED TERMS

         Set forth below is a glossary of defined terms used in this prospectus supplement.

         "ACE" means Atlantic City Electric Company.

         "BPU" means the New Jersey Board of Public Utilities.

         "business day" means any day other than a Saturday, Sunday or day on which banking institutions in the City of New York are required or authorized by law or executive order to remain closed.

         "Competition Act" means the New Jersey Electric Discount and Energy Competition Act, enacted in 1999.

         "customer" means an end user of electricity that is connected to any part of ACE's transmission and distribution system and located within ACE's service territory.

         "expected final payment date" means the date on which the issuer expects to make the final payment on your Series 2001-1 Bond.

         "issuer" means Atlantic City Electric Transition Funding LLC.

THE INFORMATION IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS ARE NOT AN OFFER TO SELL THESE SECURITIES AND ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                   SUBJECT TO COMPLETION, DATED _______, 2001

PROSPECTUS

                  ATLANTIC CITY ELECTRIC TRANSITION FUNDING LLC

                                     Issuer

                         ATLANTIC CITY ELECTRIC COMPANY
                               Seller and Servicer

           Up to $____________ of Transition Bonds Issuable in Series

THE ISSUER                                                   THE TRANSITION BONDS
- may periodically issue transition bonds in                 - will be payable only from assets of the
  one or more series with one or more                          issuer;
  classes; and
                                                             - will be supported by trust accounts held by
- will own:                                                    the trustee for the transition bonds, and, if
                                                               so stated in the applicable prospectus
                                                               supplement, other credit enhancement; and
      -  bondable transition property, which is
         the right, created under New Jersey's
         Competition Act, to bill and collect                - will be issued in series, each of which the
         transition bond charges in amounts                    issuer may issue without the consent of
         designed to be sufficient to repay the                existing transition bondholders.
         transition bonds, to pay other expenses
         specified in the indenture and to fund
         the trust accounts;

     -   collections of transition bond charges;

     -   its rights under the sale agreement and
         the servicing agreement;

     -   trust accounts held by the trustee; and

     - if so stated in the applicable prospectus supplement, other credit enhancement.

CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 21 OF THIS PROSPECTUS.

This prospectus may be used to offer and sell a series of transition bonds only if accompanied by the prospectus supplement for that series.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _______________, 2001.

                                TABLE OF CONTENTS

                                   PROSPECTUS

                                                                                                                     Page
                                                                                                                     ----
IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS..................................................     1
SUMMARY OF TERMS.................................................................................................     2
         The Issuer..............................................................................................     2
         The Seller of the Bondable Transition Property to the Issuer............................................     2
         The Servicer of the Bondable Transition Property........................................................     2
         The Trustee.............................................................................................     2
         The Assets of the Issuer................................................................................     2
         Transaction Overview....................................................................................     3
         Primary Steps of the Transaction........................................................................     4
         The Collateral..........................................................................................     6
         Servicing the Bondable Transition Property..............................................................     7
         Payment Sources.........................................................................................     9
         Allocations and Payments; Priority of Distributions.....................................................    10
         Credit Enhancement and Accounts.........................................................................    15
         Prefunding..............................................................................................    16
         State Pledge............................................................................................    17
         Payments of Interest and Principal......................................................................    18
         Optional Redemption.....................................................................................    18
         Payment Dates and Record Dates..........................................................................    19
         Servicing Compensation..................................................................................    19
         Tax Status..............................................................................................    19
         ERISA Considerations....................................................................................    20
RISK FACTORS.....................................................................................................    21
         Limited Sources of Payment and Limited Credit Enhancement for the Transition Bonds Could
          Cause Payment Delays or Losses ........................................................................    21
         Risks of Judicial, Legislative or Regulatory Action.....................................................    21
         Unusual Nature of Bondable Transition Property and Servicing Risks......................................    24
         The Electric Industry Generally.........................................................................    29
         Risks Associated with Potential Bankruptcy Proceedings..................................................    30
         Other Risks Associated with an Investment in the Transition Bonds.......................................    33
FORWARD-LOOKING STATEMENTS.......................................................................................    35
GLOSSARY OF DEFINED TERMS........................................................................................    36
AVAILABLE INFORMATION............................................................................................    36
INCORPORATION OF DOCUMENTS BY REFERENCE..........................................................................    37
ATLANTIC CITY ELECTRIC COMPANY...................................................................................    37
THE COMPETITION ACT..............................................................................................    38
         Recovery of Stranded Costs Is Allowed for ACE and Other New Jersey Utilities............................    39
         ACE and Other Utilities May Securitize Stranded Costs...................................................    39
ACE'S RESTRUCTURING..............................................................................................    42
THE BPU FINANCING ORDER AND THE TRANSITION BOND CHARGE...........................................................    43
         The BPU Financing Order.................................................................................    43
         The Transition Bond Charge Adjustment Process...........................................................    46
THE SERVICER OF THE BONDABLE TRANSITION PROPERTY.................................................................    47
         ACE.....................................................................................................    47
         ACE's Customer Classes..................................................................................    48

         Electric Revenue, Number of Customers and Consumption...................................................    48
         Percentage Concentration Within ACE's Large Commercial and Industrial Customers.........................    49
         How ACE Forecasts the Number of Customers and the Amount of Electricity Usage...........................    49
         Forecast Variances......................................................................................    50
         Billing Process.........................................................................................    51
         ACE Maintains Limited Information on its Customers' Creditworthiness....................................    51
         ACE's Collection Process for Residential Customers......................................................    52
         Termination of Service for Residential Customers in the Winter..........................................    52
         ACE's Collection Process for Governmental Customers.....................................................    52
         ACE's Collection Process for All Other Customers........................................................    52
         Referrals of Delinquent Accounts to Third Parties.......................................................    52
         Referrals of Delinquent Accounts in Special Circumstances...............................................    53
         Loss and Delinquency Experience.........................................................................    53
         How ACE Will Apply Partial Payments by Its Customers....................................................    54
ATLANTIC CITY ELECTRIC TRANSITION FUNDING LLC, THE ISSUER........................................................    54
USE OF PROCEEDS..................................................................................................    56
THE TRANSITION BONDS.............................................................................................    56
         General.................................................................................................    57
         Interest and Principal..................................................................................    57
         Floating Rate Transition Bonds..........................................................................    58
         Redemption..............................................................................................    59
         Credit Enhancement......................................................................................    59
         Prefunding..............................................................................................    60
         Book-Entry Form.........................................................................................    60
         Certificated Transition Bonds...........................................................................    63
WEIGHTED AVERAGE LIFE AND YIELD CONSIDERATIONS FOR THE TRANSITION BONDS..........................................    64
THE SALE AGREEMENT...............................................................................................    65
         ACE's Sale and Assignment of the Bondable Transition Property...........................................    65
         ACE's Representations and Warranties....................................................................    66
         ACE's Covenants.........................................................................................    70
         ACE's Obligation to Indemnify the Issuer and the Trustee................................................    72
         ACE's Obligation to Undertake Legal Action..............................................................    73
         Successors to ACE.......................................................................................    74
         Treatment of the Assignment of Bondable Transition Property.............................................    74
THE SERVICING AGREEMENT..........................................................................................    74
         Servicing Procedures....................................................................................    74
         Transition Bond Charge Collections......................................................................    76
         Servicer Advances.......................................................................................    76
         Servicer Compensation; Releases.........................................................................    76
         Third-Party Suppliers...................................................................................    77
         Servicer Duties.........................................................................................    77
         Representations and Warranties..........................................................................    78
         Servicer Indemnification................................................................................    79
         Payment Date Statements.................................................................................    79
         Compliance Reports......................................................................................    80
         Matters Regarding the Servicer..........................................................................    80
         Servicer Defaults.......................................................................................    81
         Rights Upon Servicer Default............................................................................    82
         Termination.............................................................................................    82
THE INDENTURE....................................................................................................    82
         Security................................................................................................    82

         Issuance in Series or Classes...........................................................................    83
         Collection Account......................................................................................    84
         Allocations and Payments; Priority of Distributions.....................................................    88
         Reports to Transition Bondholders.......................................................................    90
         Modification of the Indenture...........................................................................    91
         Events of Default.......................................................................................    94
         Covenants of the Issuer.................................................................................    98
         List of Transition Bondholders..........................................................................    99
         Annual Compliance Statement.............................................................................    99
         Trustee's Annual Report................................................................................    100
         Satisfaction and Discharge of the Indenture............................................................    100
         Legal Defeasance and Covenant Defeasance...............................................................    100
         The Trustee............................................................................................    102
         Governing Law..........................................................................................    102
HOW A BANKRUPTCY OF ACE OR THE SERVICER MAY AFFECT YOUR INVESTMENT..............................................    102
MATERIAL INCOME TAX MATTERS FOR THE TRANSITION BONDS............................................................    106
         Income Tax Status of the Transition Bonds..............................................................    106
         General................................................................................................    106
         Tax Consequences to U.S. Holders.......................................................................    107
         Tax Consequences to Non-U.S. Holders...................................................................    107
         Backup Withholding.....................................................................................    108
         Material State of New Jersey Tax Matters...............................................................    109
ERISA CONSIDERATIONS............................................................................................    109
         Plan Asset Issues for an Investment in the Transition Bonds............................................    110
         Prohibited Transaction Exemptions......................................................................    110
         Special Considerations Applicable to Insurance Company General Accounts................................    111
         General Investment Considerations For Prospective Plan Investors in the Transition Bonds...............    111
PLAN OF DISTRIBUTION............................................................................................    112
RATINGS ........................................................................................................    113
LEGAL MATTERS...................................................................................................    113
EXPERTS ........................................................................................................    113
GLOSSARY OF DEFINED TERMS.......................................................................................    114
INDEX TO FINANCIAL STATEMENTS OF ATLANTIC CITY ELECTRIC TRANSITION
FUNDING LLC....................................................................................................     F-1

                                IMPORTANT NOTICE
                 ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS

         You should rely only on information on the transition bonds provided in this prospectus and in the related prospectus supplement. No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this prospectus and the prospectus supplement and, if given or made, the information or representations must not be relied upon as having been authorized by the issuer, ACE, Conectiv, the underwriters or any dealer, salesperson or other person. Neither the delivery of this prospectus and the related prospectus supplement nor any sale made hereunder shall, under any circumstances, create an implication that information herein is correct as of any time since the date of this prospectus or the related prospectus supplement. This prospectus and the related prospectus supplement do not constitute an offer to sell, or a solicitation of an offer to buy, any security in any jurisdiction in which it is unlawful to make any similar offer or solicitation.

         We include cross-references to sections where you can find further related discussions. Check the Table of Contents in this prospectus to locate these sections.

                                SUMMARY OF TERMS

         This summary contains a brief description of the transition bonds that applies to all series of transition bonds issued under this prospectus. Information that relates to a specific series of transition bonds can be found in the prospectus supplement related to that series. You will find a detailed description of the terms of the offering of the transition bonds in "THE TRANSITION BONDS" in this prospectus.

CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 21 OF THIS PROSPECTUS.

The Issuer:                                    Atlantic City Electric Transition Funding LLC, a Delaware
                                               limited liability company wholly owned by Atlantic City
                                               Electric Company (which is referred to as ACE).  Atlantic City
                                               Electric Transition Funding LLC is referred to as the issuer.
                                               The issuer was formed solely to purchase bondable transition property from ACE and to issue one or more series of
                                               transition bonds secured by the bondable transition property.
                                               Each series of transition bonds may be issued in one or more classes.  Bondable transition property is discussed in this summary under "The Collateral."

                                               The issuer's address is 800 King Street, Wilmington, Delaware
                                               19899 and its telephone number is (302) 429-3114.

The Seller of the Bondable Transition          ACE, an operating electric utility incorporated under the laws
Property to the Issuer:                        of the State of New Jersey on April 28, 1924.  As of December
                                               31, 2000, ACE served
                                               approximately 501,000 customers,
                                               covering areas in which
                                               approximately 0.9 million people
                                               reside.

                                               ACE's address is 800 King
                                               Street, Post Office Box 231,
                                               Wilmington, Delaware 19899 and
                                               its telephone number is (302)
                                               429-3089.

The Servicer of the Bondable Transition        ACE, acting as servicer, and any successor servicer, will
Property:                                      service the bondable transition property pursuant to a
                                               servicing agreement with the issuer.

The Trustee:                                   ________________ will be the trustee under the indenture
                                               relating to the transition bonds.

The Assets of the Issuer:                      The issuer will own:

                                               -     the bondable transition
                                                     property transferred to the
                                                     issuer (See "THE SALE
                                                     AGREEMENT -- ACE'S SALE AND
                                                     ASSIGNMENT OF BONDABLE
                                                     TRANSITION PROPERTY" in
                                                     this prospectus);

                                               -   collections of transition bond charges;

                                               -   its rights under the transaction agreements,
                                                   including the sale agreement and the servicing
                                                   agreement;

                                               -  trust accounts held by the trustee; and

                                               -  if so stated in the applicable
                                                  prospectus supplement,
                                                  other credit enhancement.

Transaction Overview:                          New Jersey law permits public utilities, such as ACE, that transmit and distribute electricity to end users within the state (referred to as public electric utilities) to recover the costs of investments in electricity generation assets and other obligations that cannot be recovered through
                                               market-based electricity supply rates in a competitive
                                               electricity generation market.  These costs are known as
                                               "stranded costs."  A public electric utility may recover
                                               stranded costs through an irrevocable nonbypassable charge called a "transition bond charge" that is assessed on its
                                               electric customers.  New Jersey law permits special purpose entities formed by public electric utilities to issue debt securities secured by bondable transition property, which
                                               includes the right to bill and collect transition bond charges in amounts designed to be sufficient to repay the transition bonds, to pay other expenses specified in the indenture and to fund the trust accounts.  See "THE TRANSITION BONDS" and "THE
                                               COMPETITION ACT -- RECOVERY OF STRANDED COSTS IS ALLOWED FOR
                                               ACE AND OTHER NEW JERSEY UTILITIES" in this prospectus.

                                               The following sets forth the primary steps of the transaction underlying the offering of the transition bonds:

                                               -  ACE will sell and assign the bondable transition
                                                  property to the issuer from time to time in exchange
                                                  for the net proceeds from the sale of a series of the
                                                  transition bonds.

                                               -  The issuer, whose primary asset will be the bondable
                                                  transition property, will sell the transition bonds
                                                  from time to time to the underwriters named in the
                                                  prospectus supplement for the related series.

                                               -  ACE will act as the servicer of the bondable
                                                  transition property.

                                               The transition bonds and the bondable transition property
                                               securing the transition bonds are not an obligation of ACE or of any of its affiliates other than the issuer. The transition bonds and the bondable transition property are also not
                                               an obligation of the State of New Jersey or any governmental agency, authority or instrumentality of the State of
                                               New Jersey.

Primary Steps of the Transaction:              - What follows is a chart depicting the primary steps of the transaction and the roles of the various parties:

[TRANSACTION CHART]

                                THE TRANSACTION

                                            Application, as servicer,
                                            for transition bond charge
                                            adjustments                             BPU
                      ATLANTIC CITY     --------------------------------->    (STATE AGENCY;
                     ELECTRIC COMPANY                                       NOT AFFILIATED WITH
                        (COMPANY)       <---------------------------------   ISSUER OR ATLANTIC
                                            Issuance of the BPU orders         CITY ELECTRIC
                        |      /'\   |      and approval of                       COMPANY)
                        |       |    |      adjustments to transition
                        |       |    |      bond charge
                        |       |    |
                        |       |    |
                        |       |    ----------------------------------------------------------------------
                        |       |                                                                         |
Bondable transition     |       |    Net proceeds from issuance                                           |
property                |       |    of transition bonds                                                  |
                        |       |                                                                         |
                        |       |                                               Transition bond charge    |
                        |       |                                               collections and indemnity |
                        |       |                                               amounts                   |
                        |       |                                                                         |
Servicing of bondable   |       |    Servicing fee                                                        |
transition property     |       |                                                                         |
                        |       |                                                                         |
                        V       |                                                                         |
                                                    Credit enhancement/                                   |
                    ATLANTIC CITY ELECTRIC          hedge fees                  PROVIDER OF CREDIT        |
                          TRANSITION         ------------------------------->      ENHANCEMENT            |
                         FUNDING LLC                                           OR HEDGE TRANSACTION       |
                            (SPE)                                              (TO BE NAMED, IF ANY)      |
                                                                                                          |
                           |    /'\                                                     |                 |
Transition bonds (sold     |     | Proceeds from issuance                               |                 |
pursuant to underwriting   |     | of transition bonds                                  |                 |
agreement)                 |     |                                                      V                 |
                           |     |                                                                        |
                           V     |                                                   TRUSTEE              |
                                                                              (ACTS FOR AND ON BEHALF     |
                         UNDERWRITERS                                             OF TRANSITION       <---|
                                                                               BONDHOLDERS PURSUANT
                           |    /'\                                                TO INDENTURE)
         Transition bonds  |     | Proceeds from issuance
         (sold for cash)   |     | of transition bonds                                   |
                           |     |                                                       |
                           |     |                                                       |
                           |     |                                                       |
                           V     |                    Payment of principal and           |
                                                      interest                           |
                    TRANSITION BONDHOLDERS <---------------------------------------------|

The Collateral:                                The transition bonds will be secured by bondable transition property, a form of property created under the Competition
                                               Act and the financing order of the New Jersey Board of Public
                                               Utilities, referred to as the BPU. The Competition Act is the
                                               New Jersey Electric Discount and Energy Competition Act, enacted in February 1999. On ______, the BPU issued to ACE an order providing, among other things, for the issuance of transition bonds. This order, and any subsequent orders issued from
                                               time to time by the BPU providing for the issuance of
                                               transition bonds and identified in supplements to this
                                               prospectus, are referred to as the BPU financing order.


                                               In general terms, bondable transition property includes the irrevocable right to recover, through a nonbypassable transition bond charge payable by all of ACE's customers within its service territory who use ACE's transmission and distribution system:

                                               -    the principal amount of, and
                                                    interest on, the transition
                                                    bonds,

                                               -    the costs incurred to issue,
                                                    service or refinance the
                                                    transition bonds, including
                                                    accrued interest and
                                                    acquisition or redemption
                                                    premium; and

                                               -    other financing costs and
                                                    related fees and charges,
                                                    including but not limited to
                                                    the costs of selling or
                                                    transferring bondable
                                                    transition property and the
                                                    costs of credit enhancements,
                                                    servicing expenses,
                                                    overcollateralization,
                                                    interest rate caps, swaps or
                                                    collars, yield maintenance,
                                                    maturity guarantees and
                                                    other hedging agreements and
                                                    the fees for the servicer,
                                                    trustee and administrator.

                                               Bondable transition property also includes the right to obtain periodic adjustments of the  transition bond charge and all revenues, collections, payments, money and proceeds with respect to the foregoing. See "THE BPU FINANCING ORDER AND THE TRANSITION BOND
                                               CHARGE -- THE BPU FINANCING ORDER" in this prospectus.

                                               ACE will sell and assign bondable transition property from time to time to the issuer to support the issuance of a series of the transition bonds. The sale of bondable transition property is described in more detail under "THE SALE AGREEMENT -- ACE'S SALE
                                               AND ASSIGNMENT OF THE BONDABLE TRANSITION PROPERTY" in this prospectus. ACE, as servicer of the bondable transition property, will collect the transition bond charge from customers within its service territory on behalf of the issuer. See "THE SERVICER OF
                                               THE BONDABLE TRANSITION PROPERTY" in this prospectus.

                                               The issuer will use the net proceeds from the issuance of the transition bonds to pay the expenses of issuance and to
                                               purchase the bondable transition property from ACE. ACE will use these proceeds principally to reduce stranded costs through the retirement of debt or equity or both, and/or to finance or refinance the cost of buying down and/or buying out long-term power purchase contracts from nonutility generators. See
                                               "Transaction Overview" above and "USE OF PROCEEDS" in this prospectus.

Servicing the Bondable Transition Property:    ACE, in its capacity as servicer of the bondable transition property under the servicing agreement, will assess the
                                               transition bond charge on the bills of each customer. A
                                               customer is an end user of electricity that is connected to any part of ACE's transmission and distribution system and located within ACE's service territory. Each customer that uses ACE's transmission and distribution system must pay the transition bond charge, even customers that elect to purchase electricity from another supplier. In limited
                                               circumstances, customers that self-generate may avoid the
                                               transition bond charge, as described under "THE COMPETITION
                                               ACT -- ACE AND OTHER UTILITIES MAY SECURITIZE STRANDED COSTS" in
                                               this prospectus. The transition bond charge is assessed as a per kilowatt-hour charge against all customers; the amount billed to a customer depends on the amount of electricity delivered to the customer through ACE's transmission and distribution
                                               system. See "THE COMPETITION ACT" and "THE BPU FINANCING ORDER AND
                                               THE


                                               TRANSITION BOND CHARGE" in this prospectus. Third-party suppliers of electricity to ACE's customers may collect the transition bond charge from customers within ACE's service area and pay the transition bond charge to the servicer. These third-party
                                               suppliers must pay ACE any transition bond charge that they bill to ACE's customers whether or not they receive payments from those customers.

                                               ACE, as servicer, will calculate the transition bond charge based on the total amount required to be billed to customers in order to enhance the likelihood that transition bond charge
                                               collections, including any amounts on deposit in the reserve subaccount of each series, are neither more nor less than the amount necessary to make timely payments of principal of and interest on the transition bonds and the other amounts required to be paid by the issuer. The charge will be reflected
                                               in each customer's bill. Transition bond charge
                                               collections will vary from projections owing to fluctuations in usage, number of customers, customer payment patterns, rates of delinquencies, write-offs and other factors. See "THE SERVICER OF
                                               THE BONDABLE TRANSITION PROPERTY" in this prospectus.

                                               The BPU is required to make periodic adjustments to the transition bond charge upon petition by ACE, as servicer, or the issuer, to ensure receipt of revenues sufficient to recover all ongoing transaction costs, including expected principal amortization of, and interest on, the transition bonds and other ongoing transaction costs listed in this summary under "ALLOCATIONS AND PAYMENTS;
                                               PRIORITY OF DISTRIBUTIONS." See "THE BPU FINANCING ORDER AND THE
                                               TRANSITION BOND CHARGE -- THE TRANSITION BOND CHARGE ADJUSTMENT
                                               PROCESS" in this prospectus. For each series of transition bonds, the adjustments will be designed to result in the outstanding principal balance of the transition bonds of that series equaling the amounts set forth in the series' expected amortization schedule. The principal balance of a class or series refers to the initial principal balance of that class or series reduced by the amount of principal distributed since the date of issuance to the bondholders of that class or series in accordance with the terms of the indenture. In addition, the adjustments in the transition bond charge will be designed to result in (1) the amount in the
                                               overcollateralization subaccount for each series of transition bonds equaling the required overcollateralization amount for that series, (2) the amount in the capital subaccount for that series equaling the required capital level for that series, and (3) the amount in the reserve subaccount for that series equaling zero. It is anticipated that the adjustments in the transition bond charge would be made so that these equalizations would be achieved by the payment date immediately preceding the next adjustment.

                                               ACE, as servicer, will petition the BPU to approve such adjustments in the transition bond charge as are required to make up for any shortfall or excess in transition bond charge collections. See "THE
                                               SERVICING AGREEMENT -- SERVICER DUTIES" in this prospectus. In this way, the transition bond charge collections will be designed to conform to the expected amortization schedule of payments of principal of, and interest on, and the other costs associated with the transition bonds. The adjustments must be made at least annually but may be made quarterly.The date on which an adjustment to the transition bond charge is made is referred to as a transition bond charge adjustment date. The servicer may also request modification of the methodology used to calculate the transition bond charge to more accurately project and generate adequate revenues. See "THE BPU
                                               FINANCING ORDER AND THE TRANSITION BOND CHARGE -- THE TRANSITION
                                               BOND CHARGE ADJUSTMENT PROCESS" in this prospectus.

Payment Sources:                               On each payment date, as described in "Allocations and Payments;
                                               Priority of Distributions" below, the trustee will pay amounts due on the transition bonds from:

                                               -        transition bond charge collections remitted by the servicer to the trustee during the prior collection period as specified in the prospectus supplement;

                                                              -        amounts available from trust accounts held by the trustee.

                                                              These accounts are described in greater detail under "THE
                                                              INDENTURE -- COLLECTION ACCOUNT" in this prospectus.

Allocations and Payments; Priority of Distributions:          The transition bond charge collections will be remitted by the servicer at least monthly and will be deposited by the trustee into the general subaccount of the collection account.  In addition, investment earnings on amounts on deposit in the trust accounts will be deposited into the general subaccount of the collection account on the business day preceding each payment date and, if and to the extent necessary to meet monthly fees and expenses, on the business day preceding each monthly fee disbursement date.  In addition, any indemnity payments received by the trustee will be deposited into the general subaccount as received.  On each transition bond charge adjustment date, the trustee will determine the total revenue requirements of each series of transition bonds over the period that begins on that date and ends on the date immediately preceding the next scheduled transition bond charge adjustment date.

                                                              On the business day preceding each payment date, the trustee will allocate amounts in the general subaccount of the collection account to each series in accordance with the proportion of the total revenue requirements a particular series' revenue requirements bears to the total revenue requirements for all series as determined on the previous transition bond charge adjustment date. On each payment date, the trustee will pay as to each series the amounts as described in clauses 1 through 12 below, to the extent funds are available in the general subaccount of the collection account. All series and all classes within a series will have the same payment dates. In addition, the trustee will pay the monthly fees and expenses specified in clauses 1 through 5 below on the [__] day of each month that does not include a payment date, to the extent funds are available in the general subaccount of the collection account. Each such day is referred to as a monthly fee disbursement date. See "THE INDENTURE --
                                                              ALLOCATIONS

                                                              AND PAYMENTS; PRIORITY OF DISTRIBUTIONS" in this prospectus.

                                                              The priorities among payments made on each series are as follows:

                                                                  1.  To the trustee, payment of that series' portion of the trustee's fee, plus (up to an aggregate amount specified in the related prospectus supplement) all expenses of the trustee and indemnities payable to the trustee;

                                                                  2.  To the independent managers of the issuer, payment of that series' portion of the managers' fees;

                                                                  3.  To the servicer, payment of that series' portion of the servicing fee;

                                                                  4.  To the administrator, payment of that series' portion of the administration fee;

                                                                  5.  To the issuer, payment of that series' portion of the current operating expenses of the issuer (up to an aggregate amount specified in the related prospectus supplement) unless an
                                                                      event of default under the indenture exists or would result from the payment;

                                                                  6.  To the transition bondholders:

                                                                      (A) payment of the interest then due on the transition bonds of that series and any previously accrued but unpaid
                                                                          interest;

                                                                      (B) payment of the principal then due on the transition bonds of that series, to the extent applicable equal to the
                                                                          following:

                                                                          -   the unpaid principal amount of any class of that
                                                                              series upon an acceleration triggered by an event of
                                                                              default,

                                                                          -   the unpaid principal amount of any class of that
                                                                              series due on

                                                                              the final maturity date of that class
                                                                              and

                                                                          -   the unpaid principal amount of any class of that
                                                                              series called for redemption; and

                                                                      (C) payment of principal in the amount that would bring the aggregate principal amount outstanding for that series to
                                                                          the level set forth in the expected amortization schedule
                                                                          for that series for that payment date;

                                                                  7.  To hedge or interest rate counterparties, payments of any amounts due under any hedge or swap agreements made with
                                                                      respect to any class of that series;

                                                                  8.  To the persons entitled thereto, payment of that series'
                                                                      portion of any remaining unpaid operating expenses, including any unpaid trustee expenses and indemnity amounts then owed;

                                                                  9.  To the capital subaccount for that series, replenishment up to the required capital amount;

                                                                  10. To the overcollateralization subaccount for that series, allocation of the amount that would bring the amount in that subaccount to the level set forth in the overcollateralization schedule for that series on that payment date;

                                                                  11. To the issuer, so long as no event of default has occurred and is continuing, release of an amount equal to investment
                                                                      earnings on amounts in the capital subaccount for that series since the preceding payment date; and

                                                                  12. To the reserve subaccount for that series, allocation of any remaining amount, subject to reallocation of that remainder to another series in the event of a payment default of the other series.

                                                              After all transition bonds of that series have been paid, redeemed or defeased, and all obligations of the issuer with respect to that series have been satisfied, amounts, if any, remaining in that series'
                                                              subaccounts will either be released to the issuer free of the lien of the indenture or be reallocated to the subaccounts of the remaining outstanding series, as specified in the related prospectus supplement.

                                                              If so specified in the related prospectus supplement, to the extent that more than one class of a series of transition bonds is to receive payments of principal legally due or scheduled to be paid in accordance with the related expected amortization schedule on any payment date, the applicable funds will be allocated in a sequential manner, to the extent funds are available, as specified in that prospectus supplement.

[ALLOCATIONS AND DISTRIBUTIONS CHART]

                 ALLOCATIONS AND DISTRIBUTIONS FOR EACH SERIES

----------------
 ATLANTIC CITY
ELECTRIC COMPANY
   (SERVICER)
----------------
               remittance of transition bond charge
               collections and any indemnity amounts

----------------
   COLLECTION
    ACCOUNT
----------------
               deposit amounts in general
               subaccount

----------------                                       ----------------
    GENERAL                                              OTHER SERIES
   SUBACCOUNT                                            SUBACCOUNTS,
----------------                                         IF APPLICABLE
               application of amounts in general       ----------------
               subaccount between series                deposit earnings on
               subaccounts                              trust account investments

----------------
     SERIES
   SUBACCOUNT
----------------

       1               2            3                4             5                   6
    TRUSTEE:      INDEPENDENT    SERVICER:    ADMINISTRATOR:     ISSUER:           TRANSITION
fee and expenses   MANAGERS:                                                      BONDHOLDERS:
and indemnities                servicing fee  administration    operating
     up to           fees                           fee       expenses up to  * interest for
 capped amount                                                 capped amount     applicable payment
                                                                                 date(1)

                                                                               * principal payable as
                                                                                 a result of
                                                                                 acceleration or
         12                                                                      redemption or
                                                                                 payable on a final
       RESERVE                                                                   maturity date
     SUBACCOUNT:
                                                                               * principal for
all remaining amounts                                                            applicable payment
                                                                                 date in accordance
                                                                                 with expected
                                                                                 amortization
                                                                                 schedule


        11                  10                  9                  8                  7

      ISSUER:              OVER-             CAPITAL            ISSUER:           HEDGE/SWAP
    release of       COLLATERALIZATION     SUBACCOUNT:                         COUNTERPARTIES:
    investment           SUBACCOUNT:                           all unpaid
earnings on capital                      replenishment of  operating expenses  amounts due under
    subaccount        funding to meet    capital required     and indemnity    hedge agreements
                      scheduled over-    to be maintained        amounts         (allocated to
                     collateralization   by the Issuer                         affected class(es)
                           level                                                     only)

------------------------
(1) This payment may be supplemented through payments made by a Swap Counterparty in the case of floating rate bonds. Please refer to the applicable prospectus supplement.
(2) All payment allocations are made on payment dates. Each series' monthly portion of fees and expenses set forth in 1-5 are paid monthly; all other payments are paid on payment dates.


Credit Enhancement and Accounts:                              Unless otherwise specified in the related prospectus supplement, the primary form of credit enhancement for the transition bonds will be mandatory periodic adjustments to the transition bond charge. In addition, the transition bond charge collections will fund the collection account and various subaccounts set forth below.

                                                              Collection Account - Under the indenture, the trustee will hold a single collection account, the amounts held in which will be deposited into a general subaccount, which will be divided into various series subaccounts, which series subaccounts will be further divided into series-specific subaccounts. The primary subaccounts for credit enhancement purposes are:

                                                              -        Overcollateralization Subaccount - The prospectus supplement for each series of transition bonds will specify a funding level for that series' overcollateralization subaccount. This amount will be funded over the term of that series of
                                                                       transition bonds.

                                                              -        Capital Subaccount - The prospectus supplement for each
                                                                       series of transition bonds will specify an amount to be
                                                                       deposited into that series' capital subaccount on the date of issuance of that series.

                                                              -        Reserve Subaccount - Any excess amount of transition bond
                                                                       charge collections and investment earnings allocable to a
                                                                       series of transition bonds, other than earnings on the
                                                                       capital subaccount after payments have been made on a payment date, will be held in the reserve subaccount for that series of transition bonds.

                                                              If on any payment date funds in any series subaccount are insufficient to make the allocations contemplated above, funds drawn from amounts on deposit in the following subaccounts of that series will be available to make payments in the following order up to the amount of the shortfall:

                                                              -        from the reserve subaccount for that series for allocations in clauses (1) through (11);

                                                              -        from the overcollateralization subaccount for that series for allocations in clauses (1) through (6) and (8); and

                                                              -        from the capital subaccount for that series for allocations in clauses (1) through (6) and (8).

                                                              In addition, in order to avoid a default in the payment of interest or legally due principal on another series of transition bonds, amounts held in the reserve subaccount of any series may be used to make payments in order to avoid such a default or an event of default if doing so would not cause the series to suffer a default or an event of default.

                                                              If on any monthly fee disbursement date amounts available in a series'
                                                              subaccount are insufficient to pay that series' share of monthly fees and expenses, amounts held in the reserve subaccount of that series may be used to make these payments.

                                                              See "THE INDENTURE -- ALLOCATIONS AND PAYMENTS; PRIORITY OF
                                                              DISTRIBUTIONS" in this prospectus.

                                                              Any additional forms of credit enhancement for any series will be specified in the related prospectus supplement. Additional forms of credit enhancement for any series may include surety bonds, letters of credit, maturity guarantees, a financial guarantee insurance policy, a credit or liquidity facility, a repurchase obligation, a third-party payment or cash deposit. Credit enhancement for the transition bonds is intended to protect you against losses or delays in scheduled payments on your transition bonds.

Prefunding:                                                   If and to the extent specified in the related prospectus supplement, the issuer may elect to issue transition bonds in a principal amount that, on the date of issuance, exceeds the aggregate amount of bondable transition property created under the BPU financing order or orders then in effect. The incremental amount of
                                                              transition

                                                              bonds issued over the amount of bondable transition property then created would be issued in anticipation of a subsequent authorization by the BPU, within a period of time specified in the related prospectus supplement, of additional bondable transition property in the same incremental amount. In the event of such an incremental issuance, the issuer would immediately deposit the bond proceeds from the sale of this incremental issuance into a separate prefunding account owned by it and administered by the trustee. ACE may provide additional credit enhancement for the incremental principal amount of bonds, as set forth in the related prospectus supplement. Amounts in the prefunding account would be used, to the extent necessary, to meet obligations on the transition bonds in the manner set forth in the related prospectus supplement.

                                                              If following such an issuance but within the time period specified in the related prospectus supplement, the BPU approves the creation of additional bondable transition property in an amount equal to the incremental amount of transition bonds issued, ACE will sell that additional bondable transition property to the issuer and receive as consideration for it all amounts in the prefunding account. If, however, the BPU does not approve the creation of additional bondable transition property in the incremental amount within that time period, at the end of that period all amounts in the prefunding account will be applied to redeem the incremental principal amount of transition bonds and pay accrued interest thereon on the terms set forth in the related prospectus supplement.

State Pledge:                                                 Under the Competition Act, the State of New Jersey pledges and agrees with the holders of the transition bonds and the issuer not to limit, alter or impair the bondable transition property or other rights vested in a public electric utility, or any financing entity, such as the issuer, or vested in the holders of any transition bonds pursuant to a bondable stranded costs rate order (such as the BPU financing order) until the transition bonds are fully paid and discharged except for the periodic adjustments in the transition bond charge provided for in the Competition Act and the BPU financing order. See "THE

                                                              COMPETITION ACT -- ACE AND OTHER UTILITIES MAY SECURITIZE STRANDED
                                                              COSTS" in this prospectus.

                                                              The State of New Jersey may not be required to adhere to its pledge and agreement if its actions to the contrary were justified as necessary and reasonable and of a character appropriate to advance an important public purpose, such as to remedy an important general social or economic problem or to cope with a great public calamity.
                                                              However, there is no existing case law addressing these issues with respect to transition bonds. Alternatively, the State of New Jersey may not be required to adhere to its pledge and agreement if it pays just compensation to the transition bondholders. There is also no existing case law addressing the issue of just compensation in the context of transition bonds. See "RISK FACTORS -- RISKS OF JUDICIAL,
                                                              LEGISLATIVE OR REGULATORY ACTION" in this prospectus.

Payments of Interest and Principal:                           Interest on each series or class of transition bonds will accrue at the interest rate or rates specified in the related prospectus supplement. On each payment date, the trustee will distribute interest accrued on each series or class of transition bonds and the scheduled principal payment for such class, if any, to the extent funds are available therefor, until the outstanding principal balance of such class has been reduced to zero.

                                                              Failure to pay the entire outstanding amount of the transition bonds of any series or class by the expected final payment date will not result in a default with respect to that series or class until the date the entire unpaid principal amount for the series or class is due and payable, referred to as the final maturity date for the series or class. The expected final payment date and the final maturity date of each series and class of transition bonds are specified in the related prospectus supplement.

Optional Redemption:                                          Provisions for optional redemption of the transition bonds, if any, are specified in the related prospectus supplement. If provided in the related prospectus supplement, a series of transition bonds will be subject to optional

                                                              redemption in whole on any payment date if the aggregate outstanding principal amount of transition bonds of that series has been reduced to an amount below the percentage of the initial principal amount of that series specified in the prospectus supplement. Any such redemption would be done on a series basis but would apply, for practical purposes, only to the classes within that series with the longest maturities. In addition, if provided in the related prospectus supplement, a series of transition bonds may be redeemed on a payment date if the sum of the amounts in the overcollateralization subaccount and the reserve subaccount for the series equals or exceeds the then outstanding principal amount of transition bonds of that series and there are sufficient transition bond charge collections to pay accrued and unpaid interest on the transition bonds of that series as of the redemption date. See "THE TRANSITION BONDS -- REDEMPTION" in this prospectus.

Payment Dates and Record Dates:                               The payment dates and record dates for each series and class of transition bonds are specified in the related prospectus supplement.

Servicing Compensation:                                       The issuer will pay the servicer the monthly servicing fee then due with respect to all series of transition bonds, solely to the extent that the issuer has funds available to pay this fee. The servicing fee will be allocated among all series of transition bonds. As long as ACE acts as servicer, this monthly fee will be one-twelfth of 0.05% of the initial principal balance of all transition bonds issued to date. If a successor servicer is appointed, the servicing fee will be based on an amount approved by the BPU not to exceed a per annum rate equal to
                                                              1.25% of the initial principal balance of all transition bonds issued to date. The servicer will not be required to remit to the trustee investment income it receives on the transition bond charges it collects pending their remittance to the trustee, as well as any late fees paid by customers to the servicer that are associated with the transition bond charges. See "THE SERVICING AGREEMENT -- TRANSITION
                                                              BOND CHARGE COLLECTIONS" in this prospectus.

Tax Status:                                                   The issuer and ACE have received a private letter ruling from the
                                                              Internal Revenue Service

                                                              to the effect that, for U.S. federal income tax purposes, the transition bonds will be classified as debt obligations of ACE. In addition, in the opinion of _____________, special New Jersey tax counsel to the issuer and ACE, interest on transition bonds received by a person who is not otherwise subject to corporate or personal income tax in the State of New Jersey will not be subject to these taxes.

                                                              The issuer will be treated as a division of ACE and will not be treated as a separate taxable entity.

                                                              Transition bondholders who are not United States taxpayers generally will not be subject to United States federal income or withholding taxes on interest received in the transition bonds. See "MATERIAL
                                                              INCOME TAX MATTERS" in this prospectus.

                                                              Neither residents nor nonresidents of New Jersey will be subject to an intangible personal property tax in respect of the transition bonds.
                                                              See "MATERIAL INCOME TAX MATTERS -- MATERIAL STATE OF NEW JERSEY TAX
                                                              MATTERS" in this prospectus.

                                                              If you purchase a transition bond, you agree to treat it as debt of
                                                              ACE for United States federal, state and local tax purposes.

ERISA Considerations:                                         Pension plans and other investors subject to ERISA may acquire the transition bonds subject to specified conditions. The acquisition and holding of the transition bonds could be treated as an indirect prohibited transaction under applicable federal pension law, including but not limited to ERISA. Accordingly, by purchasing transition bonds, each investor purchasing on behalf of a
                                                              pension plan or other investor subject to applicable federal pension law, including but not limited to ERISA, will be deemed to certify that the purchase and subsequent holding of the transition bonds will not constitute a non-exempt prohibited transaction under applicable federal pension law, including but not limited to ERISA. For further information regarding the application of ERISA, see "ERISA CONSIDERATIONS" in this
                                                              prospectus.


                                  RISK FACTORS

         You should consider the following risk factors in deciding whether to purchase transition bonds.

            LIMITED SOURCES OF PAYMENT AND LIMITED CREDIT ENHANCEMENT FOR THE TRANSITION BONDS COULD CAUSE PAYMENT DELAYS OR LOSSES

         You may suffer payment delays or losses on your transition bonds if the assets of the issuer are insufficient to pay the principal amount of the transition bonds in full. The only source of funds for payments on the transition bonds will be the assets of the issuer. These assets will be limited to:

         - the bondable transition property including the right to collect the transition bond charge and to have the transition bond charge adjusted at least annually;

         - contractual rights under the transaction agreements, including the sale agreement and the servicing agreement;

         -        trust accounts held by the trustee; and

         - if so stated in the applicable prospectus supplement, other credit enhancement.

         The transition bonds will not be insured or guaranteed by ACE (in its capacity as servicer or otherwise), its parent, Conectiv, or any of their respective affiliates other than the issuer, or by the trustee or any other person or entity. Thus, payments relating to the transition bonds will be made only from collections of the transition bond charge, funds on deposit in the trust accounts held by the trustee and other credit enhancement, if any, described in the related prospectus supplement. See "ATLANTIC CITY ELECTRIC TRANSITION FUNDING LLC, THE ISSUER" in this prospectus.

               RISKS OF JUDICIAL, LEGISLATIVE OR REGULATORY ACTION

THE LAW WHICH UNDERPINS THE TRANSITION BONDS MAY BE INVALIDATED BY JUDICIAL
ACTION

         The bondable transition property is the creation of the Competition Act and the BPU financing order issued pursuant to the Competition Act, which was adopted in February 1999. A court decision or federal or state law might seek to overturn or otherwise invalidate, preempt or repeal portions of either the Competition Act or the BPU financing order. If this occurs, you may lose some or all of your investment or you may experience delays in recovering your investment. Since the bondable transition property is a creation of statute and the BPU financing order, any event affecting the validity of the relevant legislative provisions or the BPU financing order would have an adverse effect on the transition bonds because the transition bonds are secured primarily by the bondable transition property. For example, if the provisions of the Competition Act that establish the bondable transition property as a currently existing property were invalidated, ACE, as servicer, could lose the right to collect the transition bond charge. As another example, if the provisions of the Competition Act and of the BPU financing order establishing the right to obtain periodic adjustment of the transition bond charge were invalidated, ACE, as servicer, could be prevented from obtaining the adjustments required to provide sufficient funds for the scheduled payments on the transition bonds.

         There is uncertainty associated with investing in bonds payable from an asset that depends for its existence on recently enacted legislation because of an absence of any judicial decisions implementing and interpreting the legislation. See "THE BPU FINANCING ORDER AND THE TRANSITION

BOND CHARGE" in this prospectus. If a court were to determine that the relevant provisions of the Competition Act or the BPU financing order are unlawful, invalid or unenforceable in whole or in part or in any way impair the security of the transition bondholders, it could adversely affect the validity of the transition bonds, the bondable transition property or the issuer's ability to make payments on the transition bonds. Although a judicial determination of that kind will cause ACE to indemnify you, the amount of any indemnification may not be sufficient for you to recover all of your loss on the transition bonds.

         In October and November 1999, appeals were filed challenging the validity of a financing order issued by the BPU to Public Service Electric and Gas Company, referred to as PSE&G, as well as the BPU order authorizing PSE&G's related restructuring which was also issued pursuant to the Competition Act, referred to as the PSE&G restructuring order. On April 13, 2000, the Appellate Division of the New Jersey Superior Court unanimously rejected the arguments made by appellants and affirmed the PSE&G restructuring and financing orders. On May 22, 2000, one of the appellants requested the New Jersey Supreme Court to review certain aspects of the Appellate Division decision. On July 14, 2000, the Supreme Court granted that request. On December 6, 2000, by a vote of 4 to 1, the New Jersey Supreme Court issued its order affirming the judgment of the Appellate Division. The 10 day period during which a party may request reconsideration of this order has expired and thus the New Jersey Supreme Court decision is final. As with any New Jersey Supreme Court decision, a party may request the court to enlarge this ten day period under its rules. However, the Company believes that, in light of the language of the court's order determining that it is in the public interest to expedite the disposition of the appeals, this relief would be extraordinary and that reconsideration would not be granted in any event.

         Electricity generation deregulation laws similar to the Competition Act providing for the issuance of bonds for the recovery of stranded costs have been enacted in such states as Pennsylvania, California, Texas, Massachusetts, Michigan, Arkansas, Connecticut, Illinois, Montana and New Hampshire. The validity of the enabling legislation has been upheld in those states where legal challenges have been fully adjudicated. A court might yet overturn a similar statute in another state in response to a future claim. Such a decision would not automatically invalidate the Competition Act or the related BPU financing order, but it could establish legal principles that would serve as a basis to challenge the Competition Act. Whether or not a subsequent court challenge to the Competition Act would be successful would depend on the similarity of the other statute to the Competition Act and the applicability of the legal precedent. Therefore, legal activity in other states may indirectly affect the value of your investment in the transition bonds.

FEDERAL LAW MAY PREEMPT THE COMPETITION ACT OR THE BPU FINANCING ORDER WITHOUT FULL COMPENSATION FOR THE TRANSITION BONDHOLDERS

         Federal preemption of the Competition Act or of the BPU financing order could prevent transition bondholders from receiving payments on the transition bonds and cause a loss on their investment. The New Jersey electric industry is governed by federal law and regulated by the Federal Energy Regulatory Commission. In the past, bills have been introduced in Congress that would prohibit the recovery of charges similar to the transition bond charge. Although the 106th Congress did not enact any law that would do so or that would negate the existence of bondable transition property, a subsequent Congress could do so in the future. No prediction can be made as to whether any future bills that prohibit the recovery of stranded costs or securitized financing for the recovery of these costs will become law or, if they became law, what their final form or effect will be. There can be no assurance that the courts would consider any such prohibition a "taking" from the transition bondholders under the takings clause of the United States Constitution. Moreover, even if such a prohibition were considered a "taking" under the United States Constitution for which the government had to pay just compensation for the bondable transition property, there is no assurance that the compensation would be sufficient to pay the full amount of principal of and interest on the transition bonds or to pay these amounts on a timely basis.

         In addition, the United States Congress has authority to enact federal bankruptcy laws, including laws that define what constitutes property under federal bankruptcy law. Any such enactments could negatively affect the value of the transition bonds in the event of a bankruptcy of ACE. See " -- Risks Associated with Potential Bankruptcy Proceedings" below and "HOW A BANKRUPTCY OF ACE OR THE SERVICER MAY AFFECT YOUR INVESTMENT" in this prospectus. Neither the issuer nor ACE will indemnify you for any changes in federal law that may affect the value of the transition bonds.

FUTURE STATE LEGISLATIVE ACTION MAY INVALIDATE THE TRANSITION BONDS OR THEIR UNDERLYING ASSETS

         Under the Competition Act, the State of New Jersey has pledged and agreed not to limit, alter, impair or reduce the value of the bondable transition property except by the periodic adjustments to the transition bond charge provided for in the Competition Act and the BPU financing order. For a description of this pledge and agreement, see "THE COMPETITION ACT -- ACE and Other Utilities May Securitize Stranded Costs" in this prospectus. Despite this pledge and agreement, the legislature of the State of New Jersey may attempt in the future to repeal or amend the Competition Act in a manner that might limit or alter the bondable transition property so as to reduce its value.

         To date, no case addressing these issues in the context of transition bonds has been decided. However, there have been cases in which courts have applied the contract clause of the United States Constitution and parallel state constitutional provisions to strike down legislation reducing or eliminating taxes or public charges that supported bonds issued by public instrumentalities or otherwise reducing or eliminating the security for such bonds. Based on this case law, in the opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel to ACE and the issuer, the State of New Jersey, including the BPU, could not take any action of a legislative character, including the repeal or amendment of the Competition Act, that would substantially limit, alter or impair any bondable transition property or other rights vested in the transition bondholders pursuant to the BPU financing order, or that would substantially limit, alter, impair or reduce the value or amount of the bondable transition property, unless the action is a reasonable exercise of the State of New Jersey's sovereign powers and of a character appropriate to a significant and legitimate public purpose justifying the action, such as to remedy an important general social or economic problem or to cope with a great public calamity.

         Moreover, in the opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P., under the takings clauses of the United States Constitution and the New Jersey Constitution, the State of New Jersey could not repeal or amend the Competition Act by way of legislative process, or take any other action in contravention of the State of New Jersey's pledge and agreement with the transition bondholders described above, without paying just compensation to the transition bondholders, as determined by a court of competent jurisdiction, if doing so would constitute a permanent appropriation of the property interest of the transition bondholders in the bondable transition property and deprive the transition bondholders of their reasonable investment-backed expectations arising from their investments in the transition bonds. There can be no assurance, however, that, even if a court were to award just compensation, it would be sufficient to pay the full amount of principal of and interest payable on the transition bonds.

         In contrast to California, Massachusetts and other states, the State of New Jersey does not grant its citizens the constitutional right to adopt or revise laws by initiative or referendum. Thus, the Competition Act cannot be amended or repealed by the electorate. However, there can be no assurance that the Competition Act or portions of it will not be repealed or amended by the New Jersey state legislature, either of which may be a violation of the State of New Jersey's pledge and agreement with the transition bondholders. Costly and time-consuming litigation might ensue, and any such litigation might adversely affect the price and liquidity of the transition bonds and the dates of payments of interest on and principal thereof and, accordingly, the weighted average lives of the transition bonds. Moreover, given the lack of judicial precedent directly on point and the novelty of the security for the transition bonds, the outcome of any such litigation cannot be predicted with certainty. Accordingly, transition bondholders could incur a loss of their investment.

         ACE will be obligated under the sale agreement to indemnify the issuer and the trustee for liabilities, obligations, claims, actions, suits or payments resulting from breaches of its representations and warranties in the sale agreement and will represent that there are no proceedings or investigations asserting the invalidity of the basic documentation implementing the financing transaction. ACE will not, however, be in breach of the sale agreement and will not be obligated to indemnify you, the issuer or the trustee as a result of a change in law by legislative enactment or constitutional amendment that renders any of the representations and warranties contained in the sale agreement untrue. See "THE SALE AGREEMENT -- ACE's Representations and Warranties" and " -- ACE's Obligation to Indemnify the Issuer and the Trustee" in this prospectus. A repeal of the Competition Act, an amendment voiding the bondable transition property or the adoption of a federal statute prohibiting the recovery of bondable stranded costs are examples of changes in law. If any such change in law were to occur, ACE would be required under the sale agreement to take legal or administrative action to protect the rights of the holders of the bondable transition property. See "THE SALE AGREEMENT -- ACE's Obligation to Undertake Legal Action" in this prospectus. However, there can be no assurance that ACE would be able to take any such action or that any such action would be successful, and any litigation resulting from any such change in law may adversely affect the value of your investment.

BPU ACTION MAY REDUCE THE VALUE OF THE TRANSITION BONDS

         Pursuant to the Competition Act, the BPU financing order issued to ACE is irrevocable upon issuance, and the BPU may not directly or indirectly rescind or amend the BPU financing order or, except in accordance with the periodic adjustment mechanism, reduce or impair the amount of bondable stranded costs authorized under the BPU financing order. The BPU nevertheless might attempt to revise or rescind any of its regulations or orders in ways that ultimately have an adverse impact upon the bondable transition property or the transition bond charge. Apart from the terms of the BPU financing order, the BPU retains the power to adopt, revise or rescind regulations and orders affecting ACE or a successor public electric utility. Any new or amended regulations or orders by the BPU could impede the servicer's ability to collect the transition bond charges in full and on a timely basis. ACE has agreed to take such legal or administrative actions as may be reasonably necessary to protect the issuer from claims of third parties which, if successfully pursued, would result in a breach of ACE's representations and warranties under the sale agreement. See "THE SALE AGREEMENT" in this prospectus. However, there can be no assurance that ACE would be able to take the requisite action or that any such action would be successful. Future BPU regulations or orders may affect the rating of the transition bonds, their price or the rate of transition bond charge collections and, accordingly, the amortization of transition bonds and their weighted average lives. As a result, you could suffer a loss of your investment.

       UNUSUAL NATURE OF BONDABLE TRANSITION PROPERTY AND SERVICING RISKS

INACCURATE FORECASTING OF ELECTRICITY CONSUMPTION, DELINQUENCIES AND WRITE-OFFS COULD RESULT IN INSUFFICIENT TRANSITION BOND CHARGE COLLECTIONS

         Any failure on the part of the servicer to accurately forecast collected revenues on the basis of projected electricity consumption, delinquencies, customer payment patterns and write-offs could adversely affect the timely receipt of transition bond charge collections. Projections are inherently subject to uncertainties any of which could cause actual results to differ materially from those projected. These include, among other things, changes in political, social and economic conditions, weather, unexpected demographic trends, catastrophes, legislative and regulatory initiatives, changes in governmental regulation and litigation, all of which are beyond the control of the servicer. Past accuracy of ACE's forecasts is not necessarily indicative of the accuracy of its future forecasts, and there can be no assurance that actual usage, delinquencies, customer payment patterns and write-offs will not differ significantly from future forecasts thereof. While adjustments to the transition bond charge are required to be made under the Competition Act and the BPU financing order to offset developments such as those just noted, a shortfall in transition bond charge collections could result in payments of principal of the transition bonds not being paid according to the expected amortization schedule, lengthening the weighted average life of the transition bonds, or payments of principal and interest not being made at all.

         For calendar year 2000, actual usage [exceeded/was exceeded by] forecasted usage by [__]% because of ___________. ACE has no historical performance data for the collection of the transition bond charge. Although customer and energy usage records are available, those limited records do not reflect customers' payment patterns or energy usage in a fully mature competitive market inasmuch as competition began in August 1999. Competition could affect usage in ways that cannot now be predicted and that would render past projections useless as a basis for future projections. Similarly, the introduction of third-party suppliers providing consolidated billing and assuming responsibility for payment of the transition bond charges and of amounts owed to ACE for transmission and distribution service could make past projections meaningless as a tool in predicting delinquencies and write-offs. Furthermore, the servicer does not have any experience administering the transition bond charge or administering any charge on behalf of an independent issuer.

         Changes in the electricity market may also make it desirable to change the methodology for setting the transition bond charge. That methodology is established by the BPU, and although ACE, as servicer, may at any time file a nonroutine adjustment request with the BPU if the methodology then in use requires modification to more accurately project and generate adequate revenues, there can be no assurance that the BPU will grant any such request or that a different methodology will provide more accurate projections and result in the generation of adequate revenues. If a request to modify the methodology for determining the amount of transition bond charge is denied, or if a new methodology is implemented but fails to provide more accurate projections, the forecasting of electricity consumption, delinquencies, customer payment patterns and write-offs may continue to be unreliable, which may adversely affect the value of your investment. See "THE BPU FINANCING ORDER AND THE TRANSITION BOND CHARGE -- The Transition Bond Charge Adjustment Process" in this prospectus.

         Although ACE, as servicer, does not have the right to change the amount of an individual customer's transition bond charge, it does have the right to take action that in its judgment will maximize actual collections from a customer with respect to any utility bill, or to write off any outstanding bill that it deems to be uncollectible in accordance with its customary practices. For example, to recover part of an outstanding electricity bill, ACE may agree to extend a customer's payment schedule or to write off the remaining portion of the bill. While ACE has no current intention of taking actions that would change its billing and collection arrangements in a manner that would adversely affect the collection of transition bond charges, there can be no assurance that ACE or a successor servicer will not do so in the future. Changes in the electricity market could require ACE to make changes in its billing and collection practices. Alternatively, the BPU may require changes to be made in these practices. See "THE SERVICING AGREEMENT -- Servicing Procedures" and " -- Servicer Duties" in this prospectus.

         The restrictions on ACE's ability to change the methodology used for setting the transition bond charge and the introduction of changes in ACE's billing and collection practices could result in material delays in payment of, or losses on, your transition bonds and could materially reduce the value of your investment.

ADJUSTMENTS TO THE TRANSITION BOND CHARGE MAY BE DELAYED OR MAY BE INSUFFICIENT TO PROTECT YOUR INVESTMENT

         ACE, as servicer, is required to request from the BPU, on behalf of the issuer, periodic adjustments to the transition bond charge. These adjustments are intended to provide for, among other things, timely payment of the principal of, and interest and any acquisition or redemption premium on, the transition bonds. However, the frequency of these adjustments is limited. The servicer will generally base its adjustment requests on any shortfalls during the prior adjustment period and on projections of future electricity use and the customers' ability to pay their electric bills in full and on a timely basis, but unforeseen events such as weather, changes in technology, changes in economic conditions or market changes owing to increased competition may make projections inaccurate. Accordingly, the adjustments that the servicer requests may be insufficient to provide for timely payment of the transition bonds. Also, the BPU may fail to approve the servicer's requests in a timely fashion. For instance, the BPU may refuse to permit an adjustment from taking effect on the grounds that the adjustment contains a "manifest error." One or more of these factors may prevent the servicer from collecting a sufficient amount of transition bond charges to repay the transition bonds on a timely basis. This may materially reduce the value of your investment. See "THE BPU FINANCING ORDER AND THE TRANSITION BOND CHARGE -- The Transition Bond Charge Adjustment Process" in this prospectus.

LIMITATIONS ON THE TRANSITION BOND CHARGE MAY LEAD TO INSUFFICIENT REVENUES TO MAKE PAYMENTS

         Under the order issued by the BPU on _______________ providing for the restructuring of ACE under the Competition Act, referred to as the final restructuring order, ACE is required, subject to the conditions thereof, to reduce the electricity rates it charges its customers, compared to those it charged on July 31, 1999, by 5% by August 1, 1999 (i.e., to no more than $[____]/kilowatt-hour), by 7% by January 1, 2001 (i.e., to no more than $[____]/kilowatt-hour) and by 10.2% by August 1, 2002 (i.e., to no more than $[____]/kilowatt-hour). This limitation on rates, referred to as the overall rate cap, will remain in effect until July 31, 2003, which date represents the end of a four-year transition period to electric competition that began on August 1, 1999. This charge will be a component of the electricity rates that ACE will charge its customers and so must fall, taken together with other such charges imposed by ACE, within the overall rate cap. As a consequence, the servicer may be unable to increase the transition bond charge to an amount that, together with the other charges, would exceed the overall rate cap. Although ACE presently believes it will be able to defer the imposition of other charges to the extent necessary to allow it to implement any increases in the transition bond charge without exceeding the overall rate cap, has an order from the BPU authorizing such deferrals, and would undertake to oppose any attempt to rescind or modify that order in a way that would adversely affect the transition bonds (or, alternatively, seek relief from the overall rate cap to avoid the same result), there can be no assurance that the order or the measures to oppose any rescission or modification of it (or to obtain relief from the rate cap) will be effective on a timely basis. Consequently, you may experience material delays in payment of, or losses on, your transition bonds if, because of the maximum permitted electricity rate established in the final restructuring order, the servicer is unable to increase the transition bond charge to a level and within a time period that would enable the issuer to make timely payments on the transition bonds. No policy has been established regarding the regulation of electric utility rates in New Jersey following the four-year transition period. Therefore no assurances can be given that, following the end of that period, the servicer will not be subject to limitations similar to those currently in place on its ability to increase the transition bond charges.

YOUR INVESTMENT RELIES ON ACE OR ITS SUCCESSOR ACTING AS SERVICER OF THE BONDABLE TRANSITION PROPERTY; PAYMENT DELAYS MAY BE MORE LIKELY UNDER A SUCCESSOR SERVICER

         ACE, as servicer, will be responsible for billing and collecting the transition bond charge and for filing with the BPU to adjust the charge. See "THE SERVICER OF THE BONDABLE TRANSITION PROPERTY" in this prospectus. If ACE were to cease servicing the bondable transition property for any reason, it might be hard to find a successor servicer. As a result, the timing of recovery of payments arising from the transition bond charge may be delayed. In addition:

         - any successor servicer may have less experience than ACE and have less capable forecasting, billing and collection systems than those used by ACE;

         - given the complexity of the tasks to be performed by the servicer and the expertise required, a successor servicer may experience difficulties in collecting payments arising from the transition bond charge and determining appropriate adjustments to the transition bond charge;

         - the servicing fee would likely increase under a successor servicer;

         - under current law, a successor servicer may not be able to invoke the remedy of shutting off service to a customer for nonpayment of the transition bond charge and may therefore experience more payment delinquencies; and

         - a change in the servicer may cause payment instructions to change, which may lead to a period of disruption in which customers continue to remit payment according to former payment instructions.

Any of the above factors may result in delays in collection that could result in delays in payment on the transition bonds.

         Also, if the servicer defaults under the servicing agreement based upon the commencement of a case by or against the servicer under the United States Bankruptcy Code or similar laws, the trustee and the issuer may be prevented from effecting a transfer of servicing arrangements. Defaults by the servicer under the servicing agreement are referred to as servicer defaults and are discussed under "THE SERVICING AGREEMENT -- Servicer Defaults" in this prospectus. Upon a servicer default resulting from a failure to make required remittances, the issuer or the trustee would have the right to apply to the BPU for sequestration and payment of revenues arising from the bondable transition property. However, federal bankruptcy law may prevent the BPU from issuing or enforcing such an order. See " -- Risks Associated with Potential Bankruptcy Proceedings" below.

IT MAY BE MORE DIFFICULT TO COLLECT THE TRANSITION BOND CHARGE FROM THIRD-PARTY SUPPLIERS THAN FROM ACE'S CUSTOMERS

         Customers may pay the transition bond charge to third parties who supply them with electric power. These third-party suppliers are obligated to forward the charge to ACE, as servicer. The servicer has the responsibility of accounting for payments to be remitted to the trustee arising from the transition bond charge regardless of which entity bills customers for the charge.

         Third-party suppliers will have to pay the servicer the transition bond charge whether or not they collect the charge from their retail customers, in effect replacing their retail customers as the obligors for these amounts. The servicer will have limited rights to collect the transition bond charge directly from those customers. Therefore, the servicer will be relying on the credit of the third-party supplier rather than on the credit of the customers. If many customers within ACE's service territory receive bills for their transition bond charges from third-party suppliers, the issuer may have to rely on a relatively small number of entities for the collection of a substantial portion of the transition bond charge. This may adversely affect your investment because third-party suppliers may be less effective at billing and collecting the transition bond charge from retail customers and may use more permissive standards in bill collection and credit appraisal than ACE. A default by a third party that collects transition bond charges from a large number of retail customers would have a greater impact than a default by a single retail customer and could affect the timing of receipt of payments on the transition bonds.

         Neither ACE nor any successor servicer will pay any shortfalls resulting from the failure of a third-party supplier to forward transition bond charge collections to the servicer. There can be no assurance that the servicer will be able to mitigate credit risks relating to third-party suppliers in the manner or to the degree that it mitigates risks relating to its own customers. In addition, changes in billing and collection regulation of third-party suppliers might adversely affect the value of the transition bonds and their amortization and, accordingly, their weighted average lives. For example, these changes might affect billing terms and the terms of remittances by third-party suppliers to the servicer. The adjustment mechanism and any third-party credit enhancement described in any prospectus supplement will be available to compensate for a failure by a third-party collector to pay the transition bond charge over to the trustee. However, any adjustment or any credit enhancement funds may not be sufficient to prevent a delay in payments on the transition bonds. See "THE BPU FINANCING ORDER AND THE TRANSITION BOND CHARGE -- The Transition Bond Charge Adjustment Process" in this prospectus.

IF THE SERVICER DEFAULTS OR BECOMES BANKRUPT, IT MAY BE DIFFICULT TO FIND A SUCCESSOR SERVICER, AND PAYMENTS ON THE TRANSITION BONDS MAY BE SUSPENDED

         ACE, as servicer, will be responsible for billing, collecting and remitting the transition bond charge and for filing with the BPU to adjust this charge. If it became a party in a bankruptcy proceeding, ACE might be excused from its contractual obligations as servicer of the bondable transition property. See "HOW A BANKRUPTCY OF ACE OR THE SERVICER MAY AFFECT YOUR INVESTMENT -- Bankruptcy of the Servicer" in this prospectus. If ACE ceased servicing the bondable transition property, it might be difficult to find a successor servicer and the fees required by a successor servicer would substantially exceed the fees payable to ACE as servicer. Upon a servicer default based upon the commencement of a case by or against the servicer under federal bankruptcy law or similar laws, the trustee and the issuer may be prevented or delayed from effecting a transfer of servicing. Upon a servicer default because of a failure to make required remittances, the issuer or the trustee would have the right to apply to the BPU for sequestration and payment of revenues arising from the bondable transition property. However, federal bankruptcy law may prevent the BPU from issuing or enforcing this order. In either case of a servicer default, payments on the transition bonds may be delayed or suspended. See " -- THE RISKS ASSOCIATED WITH POTENTIAL BANKRUPTCY PROCEEDINGS" below.

INABILITY TO TERMINATE SERVICE TO CERTAIN DELINQUENT CUSTOMERS IN WINTER

         Under New Jersey law, a winter moratorium prevents ACE from shutting off service to certain of its delinquent residential customers without special approval from the BPU from November 15 of each year until at least March 15 of the following year. See "THE SERVICER OF THE BONDABLE TRANSITION PROPERTY" in this prospectus. ACE's rights to disconnect service may be further limited by subsequent changes in New Jersey statutory requirements and in rules and regulations adopted by the BPU. This inability to shut off service may lead to an increase in payment delinquencies, which in


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
turn could result in delays in transition bond charges collections and, ultimately, in payment on the transition bonds.

                         THE ELECTRIC INDUSTRY GENERALLY

UNCERTAINTIES ASSOCIATED WITH CHANGES IN GENERAL ECONOMIC CONDITIONS AND INDUSTRY TRENDS

         General economic conditions and industry trends may significantly alter electricity consumption and thereby affect payments on the transition bonds. Examples of such changes include:

         - warmer winters or cooler summers, resulting in less electricity consumption than forecasted;

         - general economic conditions being worse than expected, causing customers to reduce their electricity consumption;

         - the occurrence of a natural disaster, such as a hurricane, flood or blizzard, unexpectedly disrupting electrical service and reducing consumption;

         - problems with energy generation, transmission or distribution resulting from a change in the market structure of the electric industry;

         - dramatic changes in the price of fuel or of other cost components of electricity; and

         - unexpected deterioration of the economy or the occurrence of a natural disaster causing greater write-offs than expected or requiring ACE or a successor public electric utility to grant additional payment relief to more customers.

         The Competition Act contains provisions designed to protect the issuer against significant reductions in usage. See "THE COMPETITION ACT -- ACE and Other Utilities May Securitize Stranded Costs" in this prospectus. However, a substantial reduction in the number of customers from whom transition bond charges would be collected may also affect payments on the transition bonds. Factors that could reduce customer usage or customer collections include the following:

         - Large customers could cease business or depart ACE's service territory.

         - Consumption of electricity could be reduced because of increased conservation efforts or increases in the operating efficiency of electricity-consuming devices or in the price of electricity.

         - Technological advances in distributed generation could enable customers to generate electricity through microturbines, fuel cells, renewable energy sources and similar means on a more cost-efficient basis. In addition, the increasing use of computer-based systems and other sensitive loads that require higher power quality levels could cause customers to seek to generate more of their own electricity for those needs. Either of these developments could result in customers bypassing ACE's transmission and distribution system. See "THE COMPETITION ACT -- ACE and Other Utilities May Securitize Stranded Costs" in this prospectus.

         - Less creditworthy third-party energy suppliers could be introduced into the energy markets and assume responsibility for collecting and remitting payments arising from the transition bond charge to the servicer on behalf of customers. See " -- It May Be More Difficult to

                  COLLECT THE TRANSITION BOND CHARGE FROM THIRD-PARTY SUPPLIERS THAN FROM ACE'S CUSTOMERS" above.

         - Municipalities could acquire a part of ACE's transmission and distribution facilities by exercising the right of eminent domain and form utilities, enabling their residents to bypass the use of those facilities, although in response to any such action ACE could seek condemnation awards for its assets, including consequential and severance damages and other recoveries of its resulting legitimate, prudent and verifiable stranded costs under Order 888 of the Federal Energy Regulatory Commission. In October, 2000, the City of Vineland commenced condemnation proceedings against ACE with respect to the possible acquisition of transmission and distribution facilities in and serving the city. Although the outcome of the proceedings is uncertain, ACE does not believe that a municipalization of these facilities would materially and adversely affect the issuer's ability to make payments on the transition bonds or that there is a significant risk that similar actions by other municipalities would materially and adversely affect the transition bondholders.

Within the time period between issuance and maturity of the transition bonds, there can be no assurance that developments such as those described above will not materially reduce the amount of electricity sold and/or delivered by ACE to its customers through its transmission and distribution systems.

             RISKS ASSOCIATED WITH POTENTIAL BANKRUPTCY PROCEEDINGS

BANKRUPTCY OF ACE COULD RESULT IN LOSSES OR DELAYS IN PAYMENTS ON THE TRANSITION BONDS

         The Competition Act and the BPU financing order provide that as a matter of New Jersey state law:

         - bondable transition property constitutes presently existing property for all purposes;

         - ACE may sell, assign and otherwise transfer the bondable transition property, and the transfers of the bondable transition property from ACE to the issuer are sales or other absolute transfers of the bondable transition property, not pledges of the bondable transition property to secure a financing by ACE;

         - ACE or the issuer may pledge or grant a security interest in the property as collateral for transition bonds; and

         - ACE may act as servicer of the transition bond charges and commingle collections of those charges with other funds it collects from its customers without any inference that it owns those charges.

See "THE COMPETITION ACT" and "THE BPU FINANCING ORDER AND THE TRANSITION BOND CHARGE" in this prospectus.

         A bankruptcy court generally follows state property law on issues such as those addressed by the provisions described above, although Congress has authority to enact federal bankruptcy law to define property such as bondable transition property differently than New Jersey state law does. In addition, a bankruptcy court has authority not to follow state law if it determines that the state law is contrary to a paramount federal bankruptcy policy or interests. A bankruptcy court in an ACE bankruptcy may refuse to enforce one or more of the state property law provisions described above. For example, a court may rule that:


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
         - the sale of the bondable transition property to the issuer was actually a loan secured by an interest in the bondable transition property;

         - despite the separateness of ACE and the issuer, the two companies should be substantively consolidated; or

         - bondable transition property comes into existence only as customers use electricity, and that, as a consequence, the security interest in favor of the transition bondholders would not attach to the transition bond charge in respect of electricity consumed after the commencement of the bankruptcy case.

Such decisions could cause material delays in payment of, or losses on, your transition bonds and could materially reduce the value of your investment. For example:

         - the trustee might be prevented from exercising any remedies against ACE on your behalf, from recovering funds to repay the transition bonds or from replacing ACE as servicer without permission from the bankruptcy court;

         - the bankruptcy court might order the trustee to exchange the bondable transition property for other property, which might be of lower value;

         - tax or other government liens on ACE's property that arose after the transfer of the bondable transition property to the issuer might nevertheless have priority over the trustee's lien and might be paid from transition bond charge collections before payments on the transition bonds;

         - the trustee's lien might not extend to transition bond charges with respect to electricity consumed after the commencement of ACE's bankruptcy case, with the result that the transition bonds would represent only general unsecured claims against ACE to the extent of these post-bankruptcy transition bond charges;

         - the trustee's lien might not be properly perfected in transition bond charge collections commingled with other funds ACE collects from its customers as of the date of commencement of ACE's bankruptcy filing, or might not be properly perfected in all of the bondable transition property, and the lien could therefore be set aside in bankruptcy, with the result that the transition bonds would represent only general, unsecured claims against ACE;

         - ACE might not be obligated to make any payments on the transition bonds during its bankruptcy case;

         - ACE might be able to alter the terms of the transition bonds as part of its plan of reorganization;

         - the bankruptcy court might rule that the transition bond charge should be used to pay a portion of the cost of providing electric service; or

         - the bankruptcy court might rule that the remedy provisions of the bondable transition property sale agreement are unenforceable, leaving the issuer with a claim of actual damages against ACE, which may be difficult to prove or, if proven, to collect in full.

ACE AS SERVICER WILL COMMINGLE THE TRANSITION BOND CHARGE WITH OTHER REVENUES WHICH MAY HARM YOUR INVESTMENT IN CASE OF BANKRUPTCY

         ACE will not segregate the transition bond charge from the other funds it collects from its customers. The transition bond charges will be segregated only after ACE remits them to the trustee. ACE will be permitted to remit collections on a monthly basis only if:

         - ACE maintains the requisite credit ratings from the rating agencies; or

         - ACE provides credit enhancement satisfactory to the rating agencies to assure remittance by ACE to the trustee of the transition bond charge it collects.

Otherwise ACE will be required to remit collections daily within two business days of receipt. See "THE SERVICING AGREEMENT -- SERVICING PROCEDURES" in this prospectus. Despite these requirements, ACE might fail to remit the full amount of the transition bond charges to the trustee or might fail to do so on a timely basis. Such a failure could have adverse consequences to the holders of transition bonds in the event of a bankruptcy of ACE and materially reduce the value of the transition bonds. See "HOW A BANKRUPTCY OF ACE OR THE SERVICER MAY AFFECT YOUR INVESTMENT" in this prospectus.

         The Competition Act provides that the rights of the issuer to the bondable transition property are not affected by the commingling of these funds with ACE's other funds. In a bankruptcy of ACE, however, a bankruptcy court might rule that federal bankruptcy law takes precedence over the Competition Act and does not recognize the right of the issuer to collections of the transition bond charge that are commingled with other funds of ACE as of the date of bankruptcy. If so, the collections of the transition bond charge held by ACE as of the date of bankruptcy would not be available to pay amounts owing on the transition bonds. In that event, the issuer would have a general unsecured claim against ACE for those amounts, which could result in material delays in payment or losses on your transition bonds and materially reduce the value of your investment.

THE SALE OF THE BONDABLE TRANSITION PROPERTY COULD BE CONSTRUED AS A FINANCING AND NOT A SALE IN A CASE OF ACE'S BANKRUPTCY

         The Competition Act provides that a transfer of bondable transition property that the parties have expressly stated to be a sale or other absolute transfer in the governing documentation shall not be affected or impaired in any manner by treatment of the transfer as a financing for federal or state tax purposes or financial accounting purposes. ACE and the issuer will treat the transaction as a sale under applicable law, although for financial reporting and federal and state income and franchise tax purposes the transition bonds will be treated as a financing transaction and not a sale. In the event of a bankruptcy of ACE, a party in interest in the bankruptcy could assert that the sale of the bondable transition property to the issuer was a financing transaction and not a sale. If a court were to characterize the transaction as a financing, the issuer would be treated as a secured creditor of ACE in the bankruptcy proceedings. Although the issuer would in that case have a security interest in the bondable transition property, it is unlikely that the issuer would be entitled to access to the transition bond charge collections during the bankruptcy. As a result, repayment on the transition bonds could be significantly delayed and a plan of reorganization in the bankruptcy might permanently modify the amount and timing of payments to the issuer of transition bond charge collections and therefore the amount and timing of funds available to the issuer to pay transition bondholders. See "HOW A BANKRUPTCY OF ACE OR THE SERVICER MAY AFFECT YOUR INVESTMENT" IN THIS PROSPECTUS.

A BPU SEQUESTRATION ORDER FOR TRANSITION BOND CHARGE COLLECTIONS IN CASE OF DEFAULT MIGHT NOT BE ENFORCEABLE IN BANKRUPTCY

         If ACE defaults on its obligations as servicer, the Competition Act allows the BPU or any court of competent jurisdiction to order the sequestration and payment of all transition bond charge collections to the transition bondholders. The Competition Act states that this BPU or court order would be effective even if made while ACE or its successor is in bankruptcy. However, federal bankruptcy law may prevent the BPU from issuing or enforcing this order. The indenture requires the trustee to request an order from the bankruptcy court to permit the BPU to issue and enforce the order. However, the bankruptcy court may deny such a request. This could result in material delays in payment or in losses on your transition bonds and could materially reduce the value of your investment.

        OTHER RISKS ASSOCIATED WITH AN INVESTMENT IN THE TRANSITION BONDS

RISKS ASSOCIATED WITH THE USE OF INTEREST RATE SWAP TRANSACTIONS

         The related prospectus supplement will set forth the risk factors, if any, associated with any interest rate swap that may be entered into by the issuer with respect to a series or class of floating rate transition bonds.

ABSENCE OF SECONDARY MARKET FOR TRANSITION BONDS COULD LIMIT YOUR ABILITY TO RESELL TRANSITION BONDS

         The underwriters for the transition bonds may assist in resales of the transition bonds but are not required to do so. A secondary market for the transition bonds may not develop. If it does develop, it may not continue or it may not be sufficiently liquid to allow you to resell any of your transition bonds. See "PLAN OF DISTRIBUTION" in this prospectus. The transition bonds are not expected to be listed on any securities exchange.

A CHANGE IN ACE'S RATINGS MAY AFFECT THE MARKET VALUE OF THE TRANSITION BONDS

         A downgrading of the credit ratings on the debt of ACE could have an adverse effect, at least temporarily, on the market value of your transition bonds.

ISSUANCE OF ADDITIONAL SERIES OF TRANSITION BONDS WHOSE HOLDERS MAY HAVE INTERESTS THAT CONFLICT WITH YOUR INTERESTS

         The issuer may not issue a new series of transition bonds if it would result in the reduction or withdrawal of the credit ratings on any outstanding series of transition bonds. See "THE INDENTURE -- ISSUANCE IN SERIES OR CLASSES" in this prospectus. However, the issuer may issue other series of transition bonds without your prior review or approval. An additional series may include terms and provisions that would be unique to that particular series.

         Although it is not expected that the issuance of additional series of transition bonds would adversely affect the sufficiency of transition bond charge collections for payment of any previously issued series, any such additional issuance could delay or reduce the payments you receive on the transition bonds, since the overall rate cap will not be correspondingly increased with the issuance of an additional series, and that may limit the ability to increase the transition bond charge. See " -- LIMITATIONS ON THE TRANSITION BOND CHARGE MAY LEAD TO INSUFFICIENT REVENUES TO MAKE PAYMENTS" above. If the collections of the transition bond charge are insufficient to pay interest on and principal of each series of outstanding transition bonds, your transition bonds will receive only their proportionate share of collections. See "THE INDENTURE -- ALLOCATIONS AND PAYMENTS; PRIORITY OF DISTRIBUTIONS." Although ACE presently believes it will be able to defer the imposition of other charges to the extent necessary to allow it to implement any increases in the transition bond charge without exceeding the overall rate cap, ACE has an order from the BPU authorizing such deferrals, and would undertake to oppose any attempt to rescind or modify that order in a way that would adversely affect the transition bonds (or seek relief from the overall rate cap to avoid the same result), there can be no assurance that the order or the measures to oppose any rescission or modification of it (or to obtain relief from the rate cap) will be effective on a timely basis. Consequently, you may experience material delays in payment of, or losses on, your transition bonds if, because of the maximum permitted electricity rate established in the final restructuring order, the servicer is unable to increase the transition bond charge to a level and within a time period that would enable the issuer to make timely payments on the transition bonds.

         In addition, some matters may require the vote of the holders of all series and classes of transition bonds. Your interests in these votes may conflict with the interests of the transition bondholders of another series or of another class, whose votes could result in an outcome that is materially unfavorable to you. See "THE INDENTURE -- MODIFICATION OF THE INDENTURE" in this prospectus.

THE RATINGS ARE NOT AN INDICATION OF THE EXPECTED RATE OF PAYMENT OF PRINCIPAL ON THE TRANSITION BONDS, ARE NOT A RECOMMENDATION TO BUY AND ARE SUBJECT TO CHANGE

         The transition bonds will be rated by one or more established rating agencies. The ratings reflect an analysis only of the probability that the issuer will repay the total principal amount of the transition bonds at final maturity and will make timely interest payments. The ratings do not assess the speed at which the issuer will repay the principal of the transition bonds. Thus, the issuer may repay the principal of your transition bonds earlier or later than you expect, which may materially reduce the value of your investment. A rating is not a recommendation to buy, sell or hold transition bonds. The ratings on the transition bonds may change at any time, as a rating agency has the authority to revise or withdraw its bond rating based solely upon its own judgment. See "RATINGS" in this prospectus.

ACE'S OBLIGATION TO INDEMNIFY THE ISSUER MAY NOT BE SUFFICIENT TO PROTECT YOUR INVESTMENT

         If ACE breaches a representation or warranty in the sale agreement, it is obligated to indemnify the issuer and the trustee on behalf of the transition bondholders for any liabilities, obligations, claims, actions, suits or payments resulting from that breach, as well as any reasonable costs and expenses incurred, subject to limitations. Also, ACE is obligated to indemnify the issuer and the trustee for principal of and interest on the transition bonds not paid when scheduled to be paid in accordance with their terms and the amount of any deposits to the issuer required to have been made that are not made when required as a result of a breach of a representation or warranty. However, ACE will not be required to indemnify the issuer or the trustee as a result of any change in the law by legislative enactment or constitutional amendment or the State of New Jersey's impairment of the value of the bondable transition property or transition bond charges after the date that any series or class of the transition bonds is issued in breach of the pledge of the State of New Jersey under the Competition Act, and ACE will not be obligated to repurchase the bondable transition property in the event of a breach of any of its representations and warranties regarding the bondable transition property, nor will the trustee or the transition bondholders have the right to accelerate payments on the transition bonds as a result of any such breach. In addition, the amount of any indemnification paid by ACE as seller or servicer may not be sufficient for you to recover your investment in transition bonds. See "THE SALE AGREEMENT -- ACE'S OBLIGATION TO INDEMNIFY THE ISSUER AND THE TRUSTEE" in this prospectus.

         In the event that ACE becomes obligated to indemnify transition bondholders, it is likely that the ratings on the transition bonds will be downgraded since transition bondholders will be unsecured creditors of ACE with respect to any of these indemnification amounts.

THE LONGER MATURITIES OF CERTAIN CLASSES OF TRANSITION BONDS INCREASE THE SIGNIFICANCE OF SOME OF THE RISK FACTORS ENUMERATED ABOVE

         The final maturity dates of securities previously issued under legislation similar to the Competition Act and funded by charges similar to the transition bond charge typically have not exceeded 17 years from issuance. In view of the longer period of time over which some of these transition bonds will remain outstanding, a number of the aforementioned risks will be more significant relative to a decision whether to purchase these transition bonds and will warrant greater consideration than is needed in the case of transition bonds generally. For instance, although a number of these risks are no more or less likely to arise at any one time than at any other, the likelihood that any one of them will be realized during the life of a particular class of transition bonds increases with the length of time over which the bonds in that class are outstanding. Risks in this category include the judicial, legislative and regulatory risks identified above under " -- RISKS OF JUDICIAL, LEGISLATIVE OR REGULATORY ACTION," with the possible exception of those risks having to do with the novelty of transition bonds (which risks will diminish over time if the requisite experience with transition bonds develops in due course). Other risks are inherently more difficult to assess over the long term than over the short and intermediate terms. The gravity of any such risk is therefore more difficult to measure in the case of the longer maturity transition bonds. Such risks include substantially all of those described above under " -- UNUSUAL NATURE OF BONDABLE TRANSITION PROPERTY AND SERVICING RISKS," which have to do with such matters as the servicer's ability to forecast, to maintain the transition bond charge at adequate levels while remaining within the permitted maximum rate at the time in effect, to shut off service to delinquent customers, and to deal with third-party suppliers. The risks described above under " -- THE ELECTRIC INDUSTRY GENERALLY" are also more difficult to assess over the long term inasmuch as they relate to such factors as climate, economic conditions, industry market structure, production costs, conservation and technological advances, whose impact can be more difficult to predict as one considers them further out in time.


                           FORWARD-LOOKING STATEMENTS

         Some statements contained in this prospectus and the related prospectus supplement concerning expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are other than statements of historical facts, are forward-looking statements within the meaning of the federal securities laws. Although ACE and the issuer believe that the expectations and the underlying assumptions reflected in these statements are reasonable, there can be no assurance that these expectations will prove to have been correct. The forward-looking statements involve a number of risks and uncertainties and actual results may differ materially from the results discussed in the forward-looking statements. The following are among the important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements:

         1.       state and federal legal or regulatory developments;

         2.       national or regional economic conditions;

         3.       market demand and prices for energy;

         4.       weather variations affecting customer energy usage;

         5.       the effect of continued electric industry restructuring;

         6. new accounting requirements or new interpretations or applications of existing requirements;

         7.       operating performance of ACE's facilities;

         8. the payment patterns of customers including the rate of delinquencies and the accuracy of the collections curves; and

         9.       alternative sources and/or delivery systems for electricity.

Any forward-looking statements should be considered in light of these important factors and in conjunction with ACE's documents on file with the SEC.

         New factors that could cause actual results to differ materially from those described in forward-looking statements emerge from time to time. It is not possible for ACE or the issuer to predict all of these factors, or the extent to which any factor or combination of factors may cause actual results to differ from those contained in any forward-looking statement. Any forward-looking statement speaks only as of the date on which the statement is made and neither ACE nor the issuer undertakes any obligation to update the information contained in the statement to reflect subsequent developments or information.


                            GLOSSARY OF DEFINED TERMS

         You can find a glossary of defined terms used in this prospectus beginning on page 114 in this prospectus.


                              AVAILABLE INFORMATION

         The issuer has filed with the SEC a registration statement under the Securities Act with respect to the transition bonds. This prospectus, which forms a part of the registration statement, and any prospectus supplement describe the material terms of some documents filed as exhibits to the registration statement. However, this prospectus and any prospectus supplement do not contain all of the information contained in the registration statement and its exhibits. Any statements contained in this prospectus or any prospectus supplement concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC are not necessarily complete, and in each instance reference is made to the copy of the document so filed. Each statement concerning those provisions is qualified in its entirety by reference to the complete document. For further information, reference is made to the registration statement and the exhibits thereto, which are available for inspection without charge at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located as follows: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of the registration statement and exhibits thereto may be obtained at the above locations at prescribed rates. Information filed with the SEC can also be inspected at the SEC site on the World Wide Web at http://www.sec.gov.

         The issuer will file with the SEC all periodic reports as are required by the Exchange Act, and the rules, regulations or orders of the SEC thereunder. The issuer may discontinue filing periodic reports under the Exchange Act at the beginning of the fiscal year following the issuance of the transition bonds of any series if there are fewer than 300 holders of the transition bonds.


                     INCORPORATION OF DOCUMENTS BY REFERENCE

         All reports and other documents filed by the issuer pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering of the transition bonds will be deemed to be incorporated by reference into this prospectus and to be a part hereof. Any statement contained in this prospectus, in a prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus and any prospectus supplement to the extent that a statement contained in this prospectus, in a prospectus supplement or in any separately filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute part of this prospectus or any prospectus supplement.

         The issuer will provide without charge to each person to whom a copy of this prospectus is delivered, on the written or oral request of this person, a copy of any or all of the documents incorporated herein by reference, except for the exhibits which are not specifically incorporated by reference in the documents. Written requests for these copies should be directed to the issuer, c/o Assistant Treasurer, 800 King Street, Wilmington, DE 19899. Telephone requests for these copies should be directed to the issuer at (302) 429-3114.


                         ATLANTIC CITY ELECTRIC COMPANY

         ACE is a regulated public electric utility incorporated under the laws of the State of New Jersey on April 28, 1924 and is a wholly owned subsidiary of Conectiv, which is a Delaware corporation and a registered holding company under the Public Utility Holding Company Act of 1935. ACE holds the franchises necessary to provide regulated electric service in its service territory. ACE is primarily engaged in purchasing, delivering and selling electricity. As of December 31, 2000, ACE served approximately 501,000 customers in its service territory, which covers an area of about 2,700 square miles in the southern one-third of New Jersey and has a population of approximately 0.9 million. ACE's customer base consists primarily of residential and commercial customers. In 2000, the percentages of regulated electric retail revenues contributed by customer class were as follows: residential, 50.4%; commercial, 37.9% and industrial/other, 11.7%. ACE reported net income after extraordinary items of $54.4 million on revenue of $968.4 million for the year ended December 31, 2000 as compared with net income after extraordinary items of $5.8 million on revenue of $1,076.6 million for the year ended December 31, 1999.

         ACE's utility business is subject to regulation by the BPU with respect to its retail electric sales. The Federal Energy Regulatory Commission also has regulatory authority over certain aspects of ACE's utility business, including the transmission of electricity, the sale of electricity to municipalities and electric cooperatives and interchange and other purchases and sales of electricity involving other utilities. ACE is also subject to regulation by the Pennsylvania Public Utility Commission in limited respects concerning property and operations in Pennsylvania.

         On March 1, 1998, ACE and Delmarva Power & Light Company became wholly owned subsidiaries of Conectiv. Before the merger, ACE was owned by Atlantic Energy, Inc. As a result of the merger, Atlantic Energy, Inc. no longer exists and Conectiv owns, directly or indirectly, ACE, Delmarva

Power & Light Company and the nonutility subsidiaries that each merger party had formerly held. As a registered holding company under the Public Utility Holding Company Act of 1935, Conectiv is subject to certain restrictions on the operations of registered holding companies and their subsidiaries. The assets of ACE comprise approximately 38.3% of Conectiv's consolidated assets, and the financial condition and results of operations of ACE are significant factors affecting the financial condition and results of operations of Conectiv. Conectiv is also the parent of various nonutility businesses.

         On February 9, 2001, Conectiv and Potomac Electric Power Company, known as PEPCO, entered into an agreement and plan of merger. The agreement and plan of merger contemplates the formation of a new holding company that would own all of the stock of Conectiv and PEPCO. It is currently contemplated that the merger will be consummated in the first quarter of 2002. The merger should not materially affect the structure of any issuance of transition bonds, the servicing of any bondable transition property or the tax or accounting treatment of any such issuance.

         The electric utility industry is undergoing fundamental restructuring. See "THE COMPETITION ACT" in this prospectus. In addition to the Competition Act, in 1996 the Federal Energy Regulatory Commission issued Order No. 888 providing for competition in wholesale generation by requiring that all public utilities file nondiscriminatory, open-access transmission tariffs.

         Where to Find Information About ACE. ACE files periodic reports with the SEC as required by the Exchange Act. Reports filed with the SEC are available for inspection without charge at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located as follows: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of periodic reports and exhibits thereto may be obtained at the above locations at prescribed rates. Information filed with the SEC can also be inspected at the SEC site on the World Wide Web at http://www.sec.gov.


                               THE COMPETITION ACT

         The New Jersey Electric Discount and Energy Competition Act, referred to as the Competition Act, signed into law in February 1999, provides, among other things, for the restructuring of the electric utility industry in New Jersey. The Competition Act requires the unbundling of electric services into separate generation, transmission and distribution services with open retail competition for generation services. While electric utilities will continue to provide transmission and distribution services, the Competition Act authorizes third-party electric power suppliers licensed by the BPU, referred to as third-party suppliers, to provide electric generation services to customers. Under the Competition Act, third-party suppliers are subject to some limited financial and other requirements and some customer protection requirements, but are generally not regulated by the BPU. Electric distribution and transmission services will remain regulated. Customer choice of third-party suppliers for all customers commenced on August 1, 1999.

         Even with the enactment of the Competition Act, the BPU will continue to regulate some aspects of the electric industry in New Jersey with respect to electric distribution companies. The BPU will also establish guidelines governing customer billing and collection, and metering and disclosure requirements applicable to third-party suppliers participating in the new market in New Jersey.

RECOVERY OF STRANDED COSTS IS ALLOWED FOR ACE AND OTHER NEW JERSEY UTILITIES

         Prior to enactment of the Competition Act, electric utilities such as ACE invested in various generation-related assets, such as electric generating facilities, and entered into power purchase contracts with nonutility generators of electricity to help fulfill their duties to serve the public as regulated utilities. The electric utilities recovered their investments in these assets and the costs they incurred under these contracts by charging their customers the regulated rates approved by the BPU.

         One of the expected effects of the deregulation of electricity generation is that rates will be determined by market forces. These market rates may not be high enough to allow the utilities to recover their investments in generation-related assets or to recover all of the costs incurred under power purchase contracts with nonutility generators of electricity, as market prices may be below a level that would provide a return on these investments or cover the costs incurred under these contracts. Accordingly, utilities may incur losses as a result of the transition from a regulated environment to a competitive environment for electric generation services.

         The Competition Act provides for utilities to recover the anticipated loss in value of their generation-related assets and the costs incurred under power purchase contracts with nonutility generators of electricity that are not recoverable under market rates, including buyouts and buydowns of such contracts. These costs are known as stranded costs and the Competition Act provides for their recovery through a nonbypassable charge included in customers' bills known as a market transition charge.

ACE AND OTHER UTILITIES MAY SECURITIZE STRANDED COSTS

         The Competition Act authorizes a utility to securitize its right to recover stranded costs through the issuance of transition bonds, securities of the type described in this prospectus. This right is included in what is known as bondable transition property. To the extent a utility's right to recover stranded costs is securitized, a portion of the market transition charge is replaced by an irrevocable charge included in customers' electric bills known as a transition bond charge, which is designed to meet the costs of paying the principal of and interest on the transition bonds and the costs associated with the issuance, credit enhancing and servicing of the transition bonds.

         The Recovery of Stranded Costs May Be Facilitated by the Issuance of Transition Bonds. The Competition Act authorizes the BPU to issue "bondable stranded costs rate orders", such as the BPU financing order, approving, among other things, the issuance of transition bonds to recover bondable stranded costs and related expenses of a public electric utility. A utility, a finance subsidiary of a utility or a third-party assignee of a utility may issue transition bonds. Under the Competition Act, proceeds of transition bonds are required to be used to reduce the utility's stranded costs through the retirement of its debt or equity or both, and/or to finance or refinance the cost of buying down and/or buying out long-term power purchase contracts from nonutility generators. Transition bonds are secured by and payable from bondable transition property and may have an expected amortization schedule of up to: (1) fifteen years if the proceeds from the transition bonds are to be used to reduce the stranded costs related to utility-owned generation or (2) the remaining term of a long-term power purchase contract with a nonutility generator if the proceeds from the transition bonds are to be used for the buyout or buydown of such a long-term power purchase contract.

         The Competition Act contains a number of provisions designed to facilitate the securitization of stranded costs and related expenses.

         A Bondable Stranded Costs Rate Order Is Irrevocable. Under the Competition Act, bondable transition property is created by the issuance by the BPU of a bondable stranded costs rate order such as a

BPU financing order. The Competition Act provides that each bondable stranded costs rate order, including the BPU financing order, will become irrevocable upon issuance and effectiveness of the order. Upon the transfer of the bondable transition property to an assignee, such as the issuer, and the receipt of consideration for the sale of the transition bonds, the bondable stranded costs rate order, the transition bond charge and the bondable transition property become a vested, presently existing property right, vested ab initio in the assignee.

         Under the Competition Act, neither the BPU nor any other governmental entity has the authority, directly or indirectly, legally or equitably, to rescind, alter, repeal, modify or amend a bondable stranded costs rate order, to revalue, re-evaluate or revise the amount of bondable stranded costs, to determine that the transition bond charge or the revenues required to recover bondable stranded costs are unjust or unreasonable, or in any way to reduce or impair the value of bondable transition property, nor will the amount of revenues from the transition bond charge be subject to reduction, impairment, postponement or termination. In addition, under the Competition Act, the State of New Jersey pledges and agrees with the holders of transition bonds, and with any assignee or financing entity, such as the issuer, not to limit, alter or impair the bondable transition property or the other rights vested in a public electric utility or any assignee or pledgee of the utility or any financing entity or vested in the holders of any transition bonds pursuant to the bondable stranded costs rate order until the transition bonds are fully paid and discharged. In addition, the State pledges and agrees in the Competition Act that it will not in any way limit, alter, impair or reduce the value or amount of bondable transition property approved by the bondable stranded costs rate order except as contemplated by the periodic adjustments to the transition bond charge authorized by the Competition Act. See " -- The Transition Bond Charge is Adjusted Periodically" below. See also "RISK FACTORS -- RISKS OF JUDICIAL, LEGISLATIVE OR REGULATORY ACTION" in this prospectus. A bondable stranded costs rate order does not constitute a debt or liability of the State of New Jersey, nor does it constitute a pledge of its full faith and credit. The issuance of transition bonds does not, directly, indirectly or contingently, obligate the State of New Jersey to levy or pledge any form of taxation or make any appropriation for their payment.

         The Transition Bond Charge is Adjusted Periodically. The Competition Act requires each bondable stranded costs rate order to provide for mandatory adjustment of the transition bond charge, at least once a year, upon petition of the public electric utility or its assignee or financing party. Such adjustments are based on formulas designed to provide for the full recovery of bondable stranded costs, including without limitation the timely payment of the principal of, and interest and acquisition or redemption premium on, the transition bonds in accordance with the expected amortization schedule. ACE agrees in the servicing agreement to file with the BPU each proposed adjustment calculated in accordance with the formula. ACE may also file a nonroutine adjustment request with the BPU to modify the formula to more accurately project and generate adequate revenues. See "THE BPU FINANCING ORDER AND THE TRANSITION BOND CHARGE -- THE BPU FINANCING ORDER" in this prospectus.

         Customers Cannot Avoid Paying the Transition Bond Charge. The Competition Act provides that a transition bond charge is "nonbypassable," which means that the charge will be payable by consumers of electricity within a utility's service territory who use a public electric utility's transmission and distribution system, even if those customers elect to purchase electric supply from a third-party supplier. Also, whenever an on-site generation facility produces power that is not consumed by the on-site customer, and that power is delivered to off-site customers in New Jersey, the transition bond charge will apply to the sale or delivery of that power to the off-site customer. The transition bond charge will not be imposed on power consumed by an on-site customer that is derived from an on-site generation facility installed or substantially committed to prior to February 9, 1999 (the effective date of the Competition Act). However, the transition bond charge will be imposed on on-site customers who receive power from on-site generation facilities installed subsequent to August 1, 1999 (the starting date of retail competition under the Competition Act) to the extent such facilities displace customer purchases from the utility by an amount that reduces in aggregate the utility's kilowatt-hour distribution to 92.5% or less of its 1999 kilowatt-hour distribution.

         The Competition Act Protects the Transition Bonds' Lien on Bondable Transition Property. The Competition Act provides procedures for assuring that the transfer of the bondable transition property from ACE to the issuer will be perfected under New Jersey law and that the security interest granted by the issuer to the trustee in the bondable transition property will be perfected under New Jersey law. The Competition Act provides that a transfer of bondable transition property will be perfected against any third party when:

         1. the BPU has issued its bondable stranded costs rate order with respect to such bondable transition property;

         2. the agreement to transfer the property has been executed and delivered by the public electric utility or its assignee; and

         3. a financing statement with respect to the transfer has been filed in accordance with the New Jersey Uniform Commercial Code.

The Competition Act provides that security interests in the bondable transition property are perfected only by means of a separate filing under the Uniform Commercial Code of New Jersey. Upon perfection, a security interest under the Uniform Commercial Code attaches to bondable transition property, whether or not the revenues or proceeds thereof have accrued. The Competition Act provides that priority of security interests in bondable transition property will not be defeated or adversely affected by:

         1. commingling of revenues received from transition bond charge collections with other funds of the utility or its assignee; or

         2. the periodic adjustment of the transition bond charge under the Competition Act.

         The Competition Act Characterizes the Transfer of Bondable Transition Property as a Sale or Other Absolute Transfer. The Competition Act provides that a transfer by a public electric utility or its assignee of bondable transition property will be treated as a sale or other absolute transfer of the transferor's right, title and interest and not as a borrowing secured by the bondable transition property if the parties expressly state in governing documents that a transfer is to be a sale or other absolute transfer. The characterization of the transfer as a sale is not affected or impaired by the fact that:

         1. the transferor or assignor retains or acquires a pari passu equity interest in the bondable transition property or the fact that only a portion of the bondable transition property is transferred;

         2. the transferor or assignor retains or acquires a subordinated equity interest or other credit enhancement provisions or terms commensurate with market practices;

         3. the public electric utility acts as collector or servicer of the related transition bond charge;

         4. the transferor or assignor retains bare legal title to the bondable transition property for servicing or supervising services and collections relating to the bondable transition property; or

         5. the transfer is treated as a financing for federal, state or local tax purposes or financial accounting purposes.

See "RISK FACTORS -- RISKS ASSOCIATED WITH POTENTIAL BANKRUPTCY PROCEEDINGS" in this prospectus.


                               ACE'S RESTRUCTURING

         The Stipulation and Restructuring Order. On June 9, 1999, ACE and a number of other parties filed a stipulation of settlement with the BPU, detailing a proposal for ACE's implementation of full customer choice under the Competition Act. The parties to the stipulation agreed, among other things, that ACE should be permitted to recover 100% of its net stranded costs, that the stranded costs associated with generation assets should be determined as a result of divestiture of the generating facilities and that ACE should be permitted to issue transition bonds in order to securitize 100% of the net stranded costs associated with the divested generation assets and with restructuring, buyout, or buydown of nonutility generation power contracts. The New Jersey Division of the Ratepayer Advocate and others, in opposition to the stipulation, submitted an alternative joint proposal. The BPU found the stipulation submitted by ACE, subject to certain modifications, to be a reasonable framework for resolution of the proceedings and issued its summary order, dated July 15, 1999. The summary order also allowed ACE to transfer its non-base-load generating assets to a separate corporate entity at book value. The BPU's more detailed decision and order was issued on ___________, 2001 and is referred to as the restructuring order.

         The Divestiture Orders. On November 23, 1999 and February 9, 2000, ACE filed petitions with the BPU seeking approval to divest its nuclear and fossil base-load generating assets. As part of the proceedings to review these petitions, the determination of recoverable stranded costs relating to these generating assets was litigated. On ____________, ______________, ________________ and ______________, the BPU issued its decisions and orders approving the divestiture of the nuclear and fossil base-load generating assets and establishing the level of recoverable stranded costs associated with each asset group. Additionally, the BPU found that ACE may seek approval under the Competition Act to issue transition bonds in a principal amount up to the amount of these recoverable stranded costs.

         ACE Unbundled Its Electric Rates. On August 1, 1999, ACE unbundled its retail electric rates into charges for distribution, transmission and generation services, as well as market transition, net nonutility generation, societal benefits and regulatory asset charges. To the extent ACE's right to recover its stranded costs is securitized, a portion of the market transition charge is replaced by a transition bond charge. Customers began receiving bills in December 1999 showing separate line items for each of these charges. All customer bills will have a footnote stating that a transition bond charge is being collected on behalf of the issuer. If a customer chooses a third-party electric power supplier for generation services, the customer may receive separate billings for those generation services directly from the third-party electric power supplier or they may receive combined billings for all charges, either from ACE or, if permitted by the BPU, from the third-party electric power supplier pursuant to an agreement between ACE and the third-party electric power supplier. If the third-party electric power supplier bills the combined charges, it must remit to ACE the amount it bills to customers on behalf of ACE. See "THE BPU FINANCING ORDER AND THE TRANSITION BOND CHARGE -- THE BPU FINANCING ORDER -- OTHER ENTITIES MAY IN THE FUTURE PROVIDE METERING AND BILLING SERVICES" in this prospectus. ACE has not yet entered into any agreements with third-party electric power suppliers for billings and collections.

         ACE May Collect a Societal Benefits Charge. Under the Competition Act, an electric public utility is permitted, with BPU approval, to collect a nonbypassable societal benefits charge from all of its retail customers in order to recover:

         -        Nuclear plant decommissioning costs,

         -        Demand side management program costs,

         -        Customer education program costs,

         -        Certain environmental remediation costs, and

         - Previously approved social program costs such as costs for programs to assist customers unable to pay their utility bills in full and on time.

         The BPU restructuring order provided that ACE may impose a societal benefits charge commencing August 1, 1999.

         ACE Must Reduce its Electric Rates. Pursuant to the stipulation and the BPU restructuring order, ACE is required, subject to the conditions thereof, to reduce the electricity rates it charges its customers, compared to those it charged on July 31, 1999, by 5% by August 1, 1999 (i.e., to no more than $[_____]/kilowatt-hour), by 7% by January 1, 2001 (i.e., to no more than $[_____]/kilowatt-hour) and by 10.2% by August 1, 2002 (i.e., to no more than $[_____]/kilowatt-hour). These requirements function as an overall rate cap, and under the Competition Act will remain in effect until July 31, 2003, which date represents the end of a four-year transition period to electric competition that began on August 1, 1999. The transition bond charge will be a component of the electricity rates that ACE will charge its customers and so must fall, taken together with other charges imposed by ACE, within the overall rate cap. See "RISK FACTORS -- UNUSUAL NATURE OF BONDABLE TRANSITION PROPERTY AND SERVICING RISKS -- LIMITATIONS ON THE TRANSITION BOND CHARGE MAY LEAD TO INSUFFICIENT REVENUES TO MAKE PAYMENTS" in this prospectus.

         Third Party Electric Power Suppliers. Pursuant to the Competition Act and the BPU restructuring order, customers may choose to purchase power from third-party electric power suppliers and later return to ACE as their supplier of basic generation service until July 31, 2002, after which date ACE is authorized to bid out this responsibility to third parties. Any third-party electric power supplier will be required to provide the servicer with total monthly kilowatt hour usage information for each customer in a timely manner so that the servicer can fulfill its obligations.


             THE BPU FINANCING ORDER AND THE TRANSITION BOND CHARGE

THE BPU FINANCING ORDER

         ACE's Petition and the BPU Financing Order. On ________, 2001, ACE filed a petition with the BPU requesting the issuance by the BPU of a financing order under the Competition Act to allow ACE, among other things, to recover up to $_____ billion of its bondable stranded costs, plus $____ million of associated transaction costs and the cost of retiring equity and debt securities of ACE. These costs are recoverable through the issuance of up to $_____ billion of transition bonds and the imposition of a transition bond charge. The petition also requested authorization to transfer to an approved financing entity the bondable transition property embodying the right to charge, collect and receive such charge. In response to the petition, the BPU issued a financing order on _________, 2001. ACE may file additional petitions with the BPU from time to time in connection with the recovery of additional stranded costs should the need arise.

         The BPU Authorized ACE to Issue Transition Bonds. Consistent with the final restructuring order and the petition, the BPU financing order authorizes the issuance of transition bonds in an aggregate principal amount not to exceed $_____ billion, secured by bondable transition property. The transition bonds may have scheduled amortizations upon issuance (1) not exceeding 15 years from the date of issuance in the case of transition bonds the proceeds of which will be used to reduce stranded costs related to utility-owned generation and (2) not exceeding the remaining term of a long-term power purchase agreement with a nonutility generator, in the case of transition bonds the proceeds of which will be used to buydown or buyout that power purchase agreement; the last of these power purchase agreements is scheduled to expire on January 1, 2025.

         The final structure, pricing and other terms of the transition bonds will be subject to the approval of the BPU or its designee. BPU approval will be obtained prior to any sale of transition bonds. The BPU financing order permits ACE to enter into hedge agreements to protect ACE's customers against interest rate exposure in connection with the sale of transition bonds.

         The BPU Authorized ACE to Impose the Transition Bond Charge. Under the BPU financing order, the BPU authorized ACE to impose, meter, charge, bill, collect and receive from customers, the transition bond charge in an amount sufficient to recover the principal amount of transition bonds in accordance with a scheduled amortization and interest thereon, plus an amount sufficient to provide for any credit enhancement, to fund any reserves, and to pay acquisition or redemption premiums, if any, and any servicing fees and other expenses relating to the transition bonds.

         The BPU granted ACE, as servicer, the authority to use the formula specified in the BPU financing order for the calculation and subsequent adjustment of the transition bond charge and, subject to the review and approval of the BPU, to make "nonroutine" filings seeking an adjustment in the methodology for calculating and adjusting the transition bond charge in the event that ACE, as servicer, or any successor to ACE as servicer, determines that the methodology in use at the time requires modification to more accurately project and generate adequate revenues.

         The transition bond charge will be a per kilowatt-hour charge assessed against all customers on a monthly basis as part of their regular monthly billings. ACE will set the initial per kilowatt-hour transition bond charge based upon the formula approved in the BPU financing order. The transition bond charge and the related charge for taxes will be reflected in each customer's bill with an explanation on the bill that the transition bond charge is being collected on behalf of the issuer, the owner of the bondable transition property.

         The BPU financing order provides that ACE's anticipated rate filing with the BPU for rates to be effective on August 1, 2002 must include data showing the relative effects of the timing of customer payments of transition bond charges to ACE and of the timing of ACE's remittances of those collections to the trustee. These data are to include a calculation of (1) daily customer remittances of transition bond charges, (2) the timing of remittances to the trustee and (3) the short-term interest rate then applicable to determine the amount of interest income earned by ACE as servicer on collections before these remittances. If upon review the BPU determines that ACE retained interest income over and above its servicing fee, it may calculate the amount of that income and impute interest on it in determining fair and reasonable rates going forward from the date of review.

         The transition bond charge will be assessed on all customer bills and will be prorated in the case of the first bill after issuance of a series of transition bonds to account for any partial month since the date of issuance. For instance, if a particular series issuance date is August 15, bills that include current charges for services provided before August 15 will not be assessed the transition bond charge for the period prior to August 15 with respect to that series. Upon each adjustment of the transition bond charge or issuance of additional series of transition bonds, the adjusted transition bond charge will be assessed in the same manner. Adjustment dates will be the same for all series.

         The initial transition bond charge will be calculated on the basis of:

         - the principal amount of transition bonds issued in the first series;

         - the projected total payments required in relation to the transition bonds during the period commencing on the date of issuance of the transition bonds and ending approximately twelve months thereafter; and

         - the estimated amount of kilowatt-hours of electricity delivered, billed and collected for that period.

         The periodic adjustments to the transition bond charge are designed to ensure that transition bond charge collections are not more or less than the amount necessary to meet all required payments with respect to the transition bonds and all related costs and expenses and to maintain the required balances in the overcollateralization subaccount and the capital subaccount for each series. In requesting periodic adjustments, the servicer is required to take into account updated projections of consumption levels and timing of collections and any amounts held in the reserve subaccounts for all series.

         Other Entities May in the Future Provide Metering and Billing Services. Under the Competition Act, the BPU may establish standards for metering, billing and other activities by third-party suppliers participating in the new market in the State of New Jersey. Any third-party suppliers billing and collecting amounts in respect of transition bond charges for usage by ACE's customers will have to comply with all applicable BPU billing and collection requirements. In addition, the BPU financing order provides that, in order for a third-party supplier to be permitted to bill and collect the transition bond charge with respect to power sold by it:

         - the third-party supplier must agree to remit the full amount of all charges it bills to customers for services provided by ACE, together with amounts related to the transition bond charge, within 15 days of the bill for those charges, regardless of whether it receives payments from those customers;

         - the third-party supplier must agree to provide ACE (or a successor servicer) with total monthly kilowatt-hour usage information for each customer;

         - the third-party supplier must permit ACE (or a successor servicer), within seven days after it defaults in remitting any charges payable to ACE (or its successor), including amounts related to the transition bond charge, to assume responsibility for billing all charges for services ACE provides, including the transition bond charge, or to transfer that billing responsibility to a qualifying third-party; and

         - if and so long as the third-party supplier does not maintain at least a "BBB" (or the equivalent) long-term unsecured credit rating from either Moody's Investors Service or Standard & Poor's Ratings Group, it must lodge with ACE (or a successor servicer) a cash deposit or comparable security equal to two months' maximum estimated collections of all charges payable to ACE, as agreed upon by ACE (or a successor servicer) and the third-party supplier.

In the event of a default in the remittance of any such amounts by a third-party supplier, any shortfall in the third-party supplier's transition bond charge collections would be included in subsequent adjustments to the transition bond charge. See "THE SERVICING AGREEMENT -- SERVICING PROCEDURES" and "THE BPU FINANCING ORDER AND THE TRANSITION BOND CHARGE -- THE TRANSITION BOND CHARGE ADJUSTMENT PROCESS" in this prospectus. While a third-party supplier collecting the transition bond charge may request termination of service to delinquent customers, only ACE or a successor public electric utility may disconnect or reconnect a customer's distribution service.

         The BPU May Designate a Replacement Servicer. The Competition Act provides that in the event of a default by a public electric utility in respect of charging, collecting and receiving revenues derived from transition bond charges, and upon the application by a secured party, such as the trustee, or an assignee of the bondable transition property, such as the issuer, the BPU or any court of competent jurisdiction must designate a trustee or other entity to act in the place of the public electric utility to impose, meter, charge, collect and receive transition bond charges for the benefit and account of the secured party or assignee. In addition, the BPU may in its discretion establish criteria for the selection of any successor servicer upon the default or other material adverse change in the financial condition of the public electric utility. The BPU financing order provides that if ACE defaults under the servicing agreement or is required to discontinue its billing and collection functions, the trustee and the issuer may immediately appoint a successor servicer, subject to the approval of the BPU, and that the successor servicer will promptly assume billing and collection responsibilities for the transition bond charge. The BPU financing order further provides that the BPU act on an expedited basis within 30 days with respect to the proposed successor but that it not approve any appointment of a successor servicer unless it has determined that the credit ratings on the transition bonds will not be withdrawn or downgraded.

THE TRANSITION BOND CHARGE ADJUSTMENT PROCESS

         The servicing agreement requires the servicer to seek adjustments to the transition bond charge in order to enhance the likelihood that transition bond charge collections, including any amounts on deposit in the reserve subaccount, are neither more nor less than the amount necessary to amortize the transition bonds of each series in accordance with the related expected amortization schedule, to pay interest which in the case of interest on any floating rate class of any series will be calculated at the applicable gross fixed rate, to fund or replenish the series overcollateralization subaccount to the amount required to be on deposit in the series overcollateralization subaccount, to replenish any shortfalls in the series capital subaccount, and to pay the trustee's fee, the servicing fee and the other expenses and costs included in bondable stranded costs.

         The servicer will increase or decrease the transition bond charge over the life of the transition bonds, as a result of several factors, including:

         -        changes in electricity sales forecasts;

         - changes in payment patterns and charge-off experience (including defaults by third-party suppliers);

         - changes in any ongoing fees, costs and expenses related to the transition bonds;

         - the unpaid principal of, and interest and premium, if any, on, the transition bonds; and

         -        the issuance of any additional series of transition bonds.

These adjustments are designed to achieve each of the above goals by the payment date immediately preceding the next date on which the transition bond charge is adjusted, taking into account any amounts on deposit in the reserve subaccount of each series. If at the time of issuance of a series, the servicer determines any additional adjustments are required, the dates for these adjustments will be specified in the prospectus supplement for the series.

         The BPU financing order provides that the servicer will file adjustment requests periodically as follows:

         - the servicer will file a routine adjustment request with the BPU at least annually prior to each _______________, with resulting adjustments to increase or decrease the transition bond charge to become effective on an interim basis 30 days after filing (or on such later date as may be specified in the request) and, absent a determination of manifest error (defined in the BPU financing order as an arithmetic error evident on the face of the filing) by the BPU, to become final and nonappealable 60 days thereafter;

         - the servicer may file a routine adjustment request with the BPU before the end of any calendar quarter with resulting adjustments to increase or decrease the transition bond charge to become effective on the first day of the next succeeding calendar month absent a determination of manifest error by the BPU or on such later date as may be specified in the request and final and nonappealable 60 days thereafter;

         - the servicer will file an adjustment request if it issues a new series of transition bonds;

         - the servicer will file an adjustment request with the BPU on any additional dates specified in the prospectus supplement for any series of transition bonds; and

         - the servicer will file a nonroutine adjustment request with the BPU if the method it uses to calculate the transition bond charge requires modification to more accurately project and generate adequate revenues, with the modifications becoming effective when reviewed and approved by the BPU, which is to occur within 60 days after filing.

In the case of a finding of manifest error by the BPU, the BPU will issue an order correcting such manifest error before the adjustment becomes final 60 days after filing.

Adjustment requests will take into account amounts available in the general subaccount and reserve subaccounts for each series, and amounts necessary to fund the overcollateralization subaccounts for each series and to replenish the capital subaccounts for each series to its required level, in addition to amounts payable on the transition bonds and related fees and expenses.


                THE SERVICER OF THE BONDABLE TRANSITION PROPERTY

ACE

         ACE is both the seller and the servicer of the bondable transition property. See "ATLANTIC CITY ELECTRIC COMPANY" in this prospectus.

ACE'S CUSTOMER CLASSES

         ACE's customer base is divided into three classes: residential, commercial (including public street and highway lighting and railroad) and industrial. The commercial customer class consists primarily of retail, services, governmental and casino-hotel customers. Mining, refining, and manufacturing customers are examples of customers included in the industrial customer class. Several rate classes are included within each customer class differentiated by type and level of service.

ELECTRIC REVENUE, NUMBER OF CUSTOMERS AND CONSUMPTION

         The following table shows the amount of billed electric revenue per customer class for the past five years and the percentage that each customer class bears to the total amount of the total billed revenue.

                                     TABLE 1

                              BILLED REVENUE ($000)

                                                             FOR THE YEAR ENDED
                      ------------------------------------------------------------------------------------------------
                           12/31/96           12/31/97            12/31/98            12/31/99            12/31/00
                           --------           --------            --------            --------            --------
                                 % of                % of                % of                % of               % of
                      $ (000s)    Total   $ (000s)   Total    $ (000s)   Total    $ (000s)   Total   $ (000s)    Total
                      --------    -----   --------   -----    --------   -----    --------   -----   --------    -----
Residential

Commercial

Industrial



Total

         The following table shows the average number of customers in each customer class for the past five years and the percentage that each customer class bears to the total number of customers.

                                     TABLE 2

                  AVERAGE NUMBER OF CUSTOMERS (CUSTOMER BILLS)

                                                            FOR THE YEAR ENDED
                    -------------------------------------------------------------------------------------------------
                         12/31/96            12/31/97            12/31/98            12/31/99           12/31/00
                         --------            --------            --------            --------           ---------
                    Avg. # of    % of   Avg. # of    % of   Avg. # of    % of   Avg. # of   % of    Avg. # of   % of
                    Customers    Total  Customers    Total  Customers    Total  Customers   Total   Customers   Total
                    ---------    -----  ---------    -----  ---------    -----  ---------   -----   ---------   -----
Residential          418,766     88.02   422,967     87.94   427,590     87.89

Commercial            55,958     11.76    56,975     11.85    57,926     11.91

Industrial             1,012      0.21     1,018      0.21     1,005      0.21

Total                475,736    100.00   480,960    100.00   486,521    100.00

         The following table shows the total billed electric consumption in gigawatt-hours (i.e., millions of kilowatt-hours), referred to as gWh, for the past five years for each customer class and the percentage each customer class bears to the total consumption.

                                     TABLE 3

                        BILLED ELECTRIC CONSUMPTION (gWh)

                                                             FOR THE YEAR ENDED
                                 -----------------------------------------------------------------------------
                                  12/31/96         12/31/97        12/31/98       12/31/99        12/31/00
                                  --------         --------        --------       --------        --------
                                        % of             % of            % of            % of             % of
                                 gWh     Total    gWh    Total    gWh     Total    gWh   Total     gWh    Total
                                 ---     -----    ---    -----    ---     -----    ---   -----     ---    -----
Residential                     3,587    42.98   3,455   41.63   3,544    41.10

Commercial                      3,545    42.47   3,590   43.26   3,771    43.73

Industrial                      1,214    14.55   1,253   15.10   1,309    15.18

Total                           8,347   100.00   8,298  100.00   8,623   100.00

PERCENTAGE CONCENTRATION WITHIN ACE'S LARGE COMMERCIAL AND INDUSTRIAL CUSTOMERS

         For the period ended December 31, 2000, the ten largest single site electric customers represented approximately [x.x]% of ACE's kilowatt-hour sales. The ten largest commercial and industrial customer concentrations as determined by standard industrial classification codes and based on information as of June 30, 1999 (the latest date for which such data are available) represented approximately [x.x]% of ACE's kilowatt-hour sales. In both cases the customers are in the commercial and industrial customer classes. Casino-hotels are included in the commercial class and represent approximately [xx.x]% of ACE's kilowatt-hour sales for the period ended December 31, 2000. There are no material concentrations in the residential class.

HOW ACE FORECASTS THE NUMBER OF CUSTOMERS AND THE AMOUNT OF ELECTRICITY USAGE

         Accurate projections of the number of customers, usage and retail electric revenue are important in setting, maintaining and adjusting the transition bond charge. The transition bond charge must be sufficient to pay interest and principal of the transition bonds, to fund the scheduled series overcollateralization levels, to replenish withdrawals from any series capital subaccounts and to pay the trustee's fee, the manager's fee, the servicing fee, the administration fee and the other fees, expenses and costs included in bondable stranded costs. See "THE BPU FINANCING ORDER AND THE TRANSITION BOND CHARGE -- THE BPU'S TRANSITION BOND CHARGE ADJUSTMENT PROCESS" AND "RISK FACTORS -- UNUSUAL NATURE OF BONDABLE TRANSITION PROPERTY AND SERVICING RISKS" in this prospectus.

         The energy usage forecasting process starts with a set of assumptions, including economic, demographic, price, marketing, major customers, demand-side management, private plant/cogeneration and technology impact assumptions.

         The residential energy usage forecast is primarily based on a forecast of southern New Jersey population growth. The usage per customer is not modeled stochastically, but rather is the quotient of the sales and customer forecasts, and is used to evaluate those forecasts. Short-term variation in usage levels is primarily a result of the season and of weather fluctuations, while long-term trends in usage are driven by economic and demographic factors. The level of residential sales is forecasted using variables representing growth in the number of air conditioners, southern New Jersey income per household, energy efficiency improvements and ACE's average electric price.

         The commercial energy usage forecast is modeled by using such variables as [total personal income], nonmanufacturing employment, ACE's real average electric price realizations, a forecast of floor space [in use for ________], the total number of buildings in ACE's service territory and seasonal variability. The casino-hotel forecast is adjusted to account for known activities in the casino-hotel market such as the expansion of existing casino-hotels and the opening and construction of new casino-hotels and the multiplier effect that such new construction has demonstrated in the past.

         The specific economic and demographic variables on which the industrial energy forecast is based include manufacturing employment, the industrial production index and employment productivity for New Jersey, the average ACE real electric price realizations and industrial natural gas and fuel oil prices. Natural gas and fuel oil prices are used as a proxy for competitive energy prices. The industrial forecast is adjusted to account for major known activities in the industrial market such as maintenance shutdowns, cogeneration and private plant installations and significant changes in operating characteristics.

         ACE uses economic forecasts, prepared by an independent economic forecasting and consulting firm employed by ACE, as inputs to its forecasting models. Weather inputs to the forecasting models are based on normal weather conditions, which are developed from historical averages. While demand-side management impacts are not explicitly modeled for the sales forecast, any demand-side management impacts are implicit in the history of actual sales and are therefore reflected in the forecast.

FORECAST VARIANCES

         Actual consumption of electricity can deviate from forecasted consumption of electricity for many reasons, including the general economic climate in ACE's service territory as it impacts net migration of customers; weather as it impacts air conditioning and heating usage; levels of business activity; and the availability of more energy efficient appliances, new energy conservation technologies and the customer's ability to acquire and utilize these new products.

         The table below compares actual usage in gWh for a particular year to the related forecast prepared during the previous year. For example, the annual 1996 variance is based on a forecast prepared in 1995 There can be no assurance that the future variance between actual and expected consumption will be similar to the historical experience set forth below.

                                     TABLE 4

      ANNUAL FORECAST VARIANCE OF THE AMOUNT OF ELECTRICITY CONSUMED (gWh)

                                                      1996         1997         1998        1999        2000
                                                      ----         ----         ----        ----        ----
Residential Customers Consumption
Forecasted                                            3,578        3,525       3,631
Actual                                                3,587        3,455       3,544
Variance                                               0.3%       (2.0)%      (2.4)%

Commercial Customers Consumption
Forecasted                                            3,553        3,655       3,738
Actual                                                3,443        3,590       3,771
Variance                                             (0.2)%       (1.8)%        0.9%

Industrial Customers Consumption
Forecasted                                            1,168        1,255       1,264
Actual                                                1,214        1,253       1,309
Variance                                               3.9%       (0.1)%        3.5%

Total
Forecasted                                            8,299        8,435       8,634
Actual                                                8,346        8,298       8,623
Variance                                              0.57%      (1.62)%     (0.12)%

         If actual consumption of electricity is higher than forecast, there will most likely be an excess of transition bond charge collections. Similarly, if actual consumption of electricity is lower than forecast, there will most likely be insufficient transition bond charge collections.

BILLING PROCESS

         ACE operates on a continuous billing cycle, with an approximately equal number of bills being distributed each business day. For the year ended December 31, 2000, ACE mailed out to its customers an average of xx,xxx bills daily. The normal billing period is for approximately 30 days, ending one or two days prior to the mailing of the bill. For accounts with potential billing error exceptions, reports are generated for manual review. This review examines accounts that have abnormally high or low bills, potential meter-reading errors and possible meter malfunctions. Subject to statutory and legal requirements, ACE may change its billing policies and procedures from time to time. It is expected that any changes would be designed to enhance ACE's ability to make timely recovery of amounts billed to customers. In order to implement customer choice and to appropriately bill the individual rate components required by the Competition Act and the restructuring order, ACE has needed to make numerous modifications to its billing system. These changes were implemented and unbundled bills, in which the individual rate components were set forth, were first sent to customers in December 1999.

         Under the Servicing Agreement, any changes to customary billing and collection practices instituted by ACE will apply to the servicing of bondable transition property so long as ACE is the servicer.

ACE MAINTAINS LIMITED INFORMATION ON ITS CUSTOMERS' CREDITWORTHINESS

         Under New Jersey law, ACE is obligated to provide service to new customers. New residential and non-residential customers are required to post a security deposit equal to two months of estimated electricity usage when they apply for electric service. These new customers may avoid the security deposit requirement if they can demonstrate creditworthiness or were previously a customer of ACE with a satisfactory payment history. The principal means of establishing creditworthiness is by a letter from another utility indicating a satisfactory payment history. To help prevent fraud, ACE may use EquifFax identification process for new applicants. ACE receives approximately XX% of its total bill payments via U.S. mail. Approximately XX% of bill payments are received at local offices and other third party pay offices. ACE receives the remainder of payments via electronic payment and field collection.

ACE'S COLLECTION PROCESS FOR RESIDENTIAL CUSTOMERS

         Customer bills for residential customers are due 20 days after mailing. If a customer has an overdue balance in excess of $100.00 and is overdue in paying his or her next bill, ACE will mail a notice stating that ACE will shut off electricity service within 10 days if the customer does not pay or make an arrangement for payment.

         On the date of service termination, the ACE service representative must knock on the customer's door. If no one answers the door, or if the customer does not make a payment or does not agree to pay the overdue amount to ACE's satisfaction, ACE terminates electricity service.

TERMINATION OF SERVICE FOR RESIDENTIAL CUSTOMERS IN THE WINTER

         Power is not customarily disconnected if the delinquent customer is subject to a BPU mandated winter moratorium on termination of service. Under the BPU winter moratorium, when a customer advises ACE that he or she is unable to pay his or her bill in full and makes a good faith payment to ACE, ACE does not shut off the customer's service during the period from [November 15] of each year through March 15 of the following year. Currently, delinquent residential accounts are managed during the winter moratorium through a combination of letters, proactive telephone contacts and negotiated payment plans.

ACE'S COLLECTION PROCESS FOR GOVERNMENTAL CUSTOMERS

         The accounts from customers in either federal, state or local government have 20 days to pay their electricity charges from the date the bill is mailed. Service termination is generally not used as a means of collection for government accounts. Some government accounts have difficulty paying within the 20 days due to cash flow, payment approval and other factors. Government accounts that are frequently delinquent are referred to a collection representative that specializes in the collection of overdue amounts from governmental accounts.

ACE'S COLLECTION PROCESS FOR ALL OTHER CUSTOMERS

         Customer bills for commercial and industrial customers are due 20 days after the bill is mailed. If the customer does not pay the bill, collection action can begin on the twenty-first day with a 10-day service termination notice delivered via U.S. mail, if ACE cannot contact the customer by telephone. If the overdue balance is not paid within 10 days, an order is issued to disconnect the service or collect the bill in full.

REFERRALS OF DELINQUENT ACCOUNTS TO THIRD PARTIES

         Residential accounts are referred to a collection agency 60 days after the final bill is mailed. The collection agency manages this account for a total of six months. Unpaid account balances are written off 120 days after the final bill is mailed, providing no payments are being received and the customer has no other active service accounts with ACE. If any unpaid balance remains after six months of collection activity, the matter is referred to a credit bureau as long as no payments or arrangements on the bill have been made.

REFERRALS OF DELINQUENT ACCOUNTS IN SPECIAL CIRCUMSTANCES

         In some cases, service termination may be difficult owing to factors such as medical illness of a customer or an inaccessible meter. These difficulties are handled by representatives in ACE's credit area who are specifically trained and assigned to do this type of collection. Certain commercial accounts may also be deemed sensitive, such as nursing homes, daycare centers and hospitals. In these cases, ACE will refer the entire overdue amount to an ACE commercial account representative.

LOSS AND DELINQUENCY EXPERIENCE

         The tables below set forth the delinquency and net write-off experience ACE has had with residential and non-residential customers, for each of the periods indicated. Such historical information is presented because ACE's actual experience with respect to write-offs and delinquencies may affect the timing of transition bond charge collections. Write-off and delinquency data are affected by factors such as the overall economy, weather and changes in collection practices. ACE does not expect that its delinquency or write-off experience with respect to transition bond charge collections will differ substantially from its historical experience with respect to collections of other charges. However, there can be no assurance that this write-off and delinquency experience will be similar to ACE's previous experience. For example, changes in the retail electric market, including, but not limited to, the introduction of third-party suppliers who may be permitted to provide consolidated billing to ACE's customers could mean that delinquency and write-off ratios will vary from those presented in the tables below.

                                     TABLE 5

             DELINQUENCIES AS A PERCENTAGE OF TOTAL BILLED REVENUES

                                                    FOR THE YEAR ENDED
                             ------------------------------------------------------------------
                             12/31/96      12/31/97       12/31/98       12/31/99      12/31/00
                             --------      --------       --------       --------      --------
RESIDENTIAL
30-59 Days                      0.55%         0.56%          0.64%
60-89 Days                      0.19          0.20           0.29
90+ Days                        0.16          0.15           0.22

NON-RESIDENTIAL
30-59 Days                      0.45%         0.47%          0.52%
60-89 Days                      0.05          0.06           0.07
90+ Days                        0.04          0.05           0.06

                                     TABLE 6

        NET WRITE-OFF AS A PERCENTAGE OF BILLED RETAIL ELECTRIC REVENUES

                                                  FOR THE YEAR ENDED
                             ----------------------------------------------------------------
                             12/31/96      12/31/97      12/31/98      12/31/99      12/31/00
                             --------      --------      --------      --------      --------
RESIDENTIAL                     0.76%         0.56%         0.53%
NON-RESIDENTIAL                 0.11          0.08          0.13
TOTAL                           0.42          0.30          0.32

         Net write-offs include amounts recovered by ACE from deposits, bankruptcy proceedings and payments received after an account has been written off either to ACE or one of its external collection agencies.

HOW ACE WILL APPLY PARTIAL PAYMENTS BY ITS CUSTOMERS

         The BPU financing order requires that ACE allocate partial payments of electricity bills for any period in the following order:

         1. to sales taxes (which ACE collects as trustee for the State of New Jersey and not for its own account or for that of the issuer) until all such amounts are paid; and then

         2. pro rata to the transition bond charge and ACE's other charges and taxes, where any such charges are in arrears, based on their proportion to ACE's total charges assessed for that period until all such amounts are paid; and then

         3. pro rata to the transition bond charge and ACE's other charges and taxes, where any such charges are current charges, based on their proportion to ACE's total charges assessed for that period.


            ATLANTIC CITY ELECTRIC TRANSITION FUNDING LLC, THE ISSUER

         Atlantic City Electric Transition Funding LLC, the issuer of the transition bonds, was formed as a Delaware limited liability company on March 28, 2001 pursuant to a limited liability company agreement, with ACE as its sole member. The assets of the issuer are principally limited to the bondable transition property that was sold to the issuer, collections of transition bond charges, its rights under the transaction agreements including the sale agreement and the servicing agreement, trust accounts held by the trustee and, if so stated in the applicable prospectus supplement, other credit enhancement. The BPU financing order and the indenture provide that the bondable transition property, as well as other collateral described in the BPU financing order and the indenture, will be pledged by the issuer to the trustee. Pursuant to the indenture, the transition bond charge collections remitted to the trustee by the servicer must be used to pay the transition bonds and other obligations of the issuer specified in the indenture. As of the date of this prospectus, the issuer has not carried on any business activities and has no operating history. Audited financial statements of the issuer are included as an exhibit to this prospectus.

         The Issuer's Purpose. The issuer has been created for the sole purpose of:

         1.       purchasing and owning the bondable transition property;

         2. issuing from time to time one or more series of transition bonds, each of which may consist of one or more classes;

         3. pledging its interest in the bondable transition property and other collateral to the trustee under the indenture in order to secure the transition bonds; and

         4. performing activities that are necessary, suitable or convenient to accomplish these purposes.

         The Interaction Between ACE and the Issuer. On the issuance date for each series, except in the event of a refinancing of outstanding transition bonds, ACE will sell and assign to the issuer, without recourse, bondable transition property pursuant to the sale agreement between ACE and the issuer. ACE will service the bondable transition property pursuant to a servicing agreement with the issuer. ACE and any successor in the capacity of servicer are referred to as the servicer.

         The Issuer's Management. The issuer's business will be managed by five managers, referred to as the managers, appointed from time to time by ACE or, in the event that ACE transfers its interest in the issuer, by the new owner or owners of the issuer. The issuer will at all times following the issuance of the initial series of the transition bonds have at least two independent managers who, among other things, are not and have not been for at least five years from the date of their appointment:

         1. a direct or indirect legal or beneficial owner of the issuer or ACE or any of their respective affiliates;

         2. a relative, supplier, employee, officer, director, manager, contractor or material creditor of ACE or the issuer or any of their respective affiliates; or

         3.       a person who controls ACE or its affiliates described in 1. or
                  2. above.

The remaining managers will be employees of ACE.

         The managers will devote the time necessary to conduct the affairs of the issuer. The following are the managers as of the date of this prospectus:

NAME                                             AGE                           POSITION AT ACE
Howard E. Cosgrove                                57                        Chairman of the Board
John C. van Roden                                 51                       Chief Financial Officer
Peter F. Clark                                    47                    General Counsel and Secretary

         None of the managers has been involved in any of the types of legal proceedings specified in Item 401(f) of the SEC's Regulation S-K.

         The Managers' Compensation and Limitation on Liabilities. The issuer has not paid any compensation to any manager since the issuer was formed. The managers other than the independent managers will not be compensated by the issuer for their services on behalf of the issuer. The independent managers will be paid monthly fees from the revenues of the issuer and will be reimbursed for their reasonable expenses. These expenses include without limitation the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the independent managers may employ in the exercise and performance of their rights and duties under the issuer's limited liability company agreement, the indenture, the sale agreement, the servicing agreement and the administration agreement. The limited liability company agreement provides that the managers will not be personally liable under any circumstances except for:

         1. liabilities arising from their own willful misconduct or gross negligence;

         2. liabilities arising from the failure by any of the managers to perform obligations expressly required of them in the issuer's limited liability company agreement; or

         3. taxes, fees or other charges, based on or measured by any fees, commissions or compensation received by the managers in connection with the transactions described in this prospectus.

The limited liability company agreement further provides that, to the fullest extent permitted by law, the issuer will indemnify the managers against any liability incurred in connection with their services as managers for the issuer except in the cases described in clauses 1 through 3 above.

         The Issuer is a Separate and Distinct Legal Entity. Under the issuer's limited liability company agreement, the issuer may not file a voluntary petition for relief under the United States Bankruptcy Code without a unanimous vote of its managers, including the independent managers. ACE has agreed that it will not cause the issuer to file a voluntary petition for relief under the United States Bankruptcy Code. The limited liability company agreement requires the issuer to:

         1. take all reasonable steps to continue its identity as a separate legal entity;

         2. make it apparent to third persons that it is an entity with assets and liabilities distinct from those of ACE, other affiliates of ACE, the managers or any other person; and

         3. make it apparent to third persons that, except for federal and state tax purposes, it is not a division of ACE or any of its affiliated entities or any other person.

         The principal place of business of the issuer is 800 King Street, Wilmington, Delaware 19899 and its telephone number is (302) 429-3114.

         Administration Agreement. The administrator, [_________________], will provide administrative services for the issuer pursuant to an administration agreement between the issuer and the administrator. The issuer will pay the administrator a market rate fee for performing these services.


                                 USE OF PROCEEDS

         As required by the Competition Act, the issuer will use the net proceeds from the issuance of the transition bonds to pay the expenses of issuance and to purchase the bondable transition property from ACE. ACE will use these proceeds principally to reduce stranded costs through the retirement of debt or equity or both, and/or to finance or refinance the cost of buying down and/or buying out long-term power purchase contracts from nonutility generators, including transactions completed before the date of the sale of the transition bonds, and to pay related expenses.


                              THE TRANSITION BONDS

         The transition bonds will be issued under and secured by the indenture between the issuer and the trustee substantially in the form filed as an exhibit to the registration statement of which this prospectus forms a part. The terms of each series of transition bonds will be provided in the indenture and the related indenture supplement. The following summary describes some general terms and provisions of the transition bonds. The particular terms of the transition bonds of any series offered by any prospectus supplement will be described in the prospectus supplement.

GENERAL

         The transition bonds may be issued in one or more series, each made up of one or more classes. The terms of a series may differ from the terms of another series, and the terms of a class may differ from the terms of another class of the same series. The terms of each series and class will be specified in the related prospectus supplement.

         The indenture requires, as a condition to the issuance of each series of transition bonds, that the issuance will not result in any rating agency reducing or withdrawing its then current rating of any outstanding series or class of transition bonds. The notification in writing by each rating agency to the servicer, the trustee and the issuer that a particular action will not result in a reduction or withdrawal is referred to as the satisfaction of the rating agency condition with respect to that action.

         The Issuer's Transition Bonds Will be Maintained in Book-Entry Format. The related prospectus supplement will set forth the procedure for the manner of the issuance of the transition bonds of each series. Generally, each series of transition bonds will initially be represented by one or more transition bonds registered in the name of The Depositary Trust Company, or its nominee, together referred to as DTC. The transition bonds will be available for purchase in initial denominations specified in the related prospectus supplement, which will be not less than $1,000 with the exception of one transition bond in each class that may have a smaller denomination. Unless and until definitive transition bonds are issued under the limited circumstances described in this prospectus, no transition bondholder will be entitled to receive a physical bond representing a transition bond. All references in this prospectus to actions by transition bondholders will refer to actions taken by DTC upon instructions from DTC participants. In addition, all references in this prospectus to payments, notices, reports and statements to transition bondholders will refer to payments, notices, reports and statements to DTC, as the registered holder of each series of transition bonds. DTC will receive these payments, notices, reports and statements for payment to the beneficial owners of the transition bonds in accordance with DTC's procedures with respect thereto. See " -- BOOK-ENTRY FORM" and " -- CERTIFICATED TRANSITION BONDS" below.

INTEREST AND PRINCIPAL

         Interest will accrue on the principal balance of transition bonds of a series or class at the interest rate specified in or determined in the manner specified in the related prospectus supplement. The principal balance of a class or series refers to the initial principal balance of that class or series reduced by the amount of principal distributed since the date of issuance to the bondholders of that class or series in accordance with the terms of the indenture. Interest will be payable to the transition bondholders of the series or class on each payment date, commencing on the payment date specified in the related prospectus supplement. All series will have the same payment dates. On each payment date, the issuer will generally make principal payments on each series until the outstanding principal balance thereof has been reduced to the principal balance specified for that payment date in the expected amortization schedule for that series on that payment date, but only to the extent funds are available for that series as described in this prospectus. Accordingly, principal of the series or class of transition bonds may be paid later, but not sooner, than reflected in the expected amortization schedule therefor, except in a case of any applicable optional redemption or acceleration upon default. See "RISK FACTORS -- OTHER RISKS ASSOCIATED WITH AN INVESTMENT IN THE TRANSITION BONDS" and "RISK FACTORS -- UNUSUAL NATURE OF BONDABLE TRANSITION PROPERTY AND SERVICING RISKS" in this prospectus.

         The expected final payment date for a class or series of transition bonds is the date on which final payment on the class is expected to be made as set forth in the expected amortization schedule for that class or series. The indenture provides that failure to pay the entire outstanding principal amount of the transition bonds of any class or series by the expected final payment date will not result in an event of default under the indenture until after the final maturity date for the class or series.

         On each payment date, the amount required to be paid as principal on any series of transition bonds, from transition bond charge collections, earnings on investments, indemnity amounts and, as necessary, from the reserve subaccount for that series, the overcollateralization subaccount for that series and the capital subaccount for that series, will equal:

         1. the unpaid principal amount of any transition bonds of that series upon an acceleration following an event of default; plus

         2. the unpaid principal amount of any class of any series due on the final maturity date of that class; plus

         3. the unpaid principal amount of any transition bonds of that series called for redemption; plus

         4. the principal scheduled to be paid on the transition bonds of that series on that payment date.

         The entire unpaid principal amount of the transition bonds will be due and payable if:

         1. an event of default under the indenture occurs and is continuing; and

         2. the trustee or the holders of a majority of the principal amount of the transition bonds of all series then outstanding, voting as a group, have declared the transition bonds to be immediately due and payable.

See "THE INDENTURE -- EVENTS OF DEFAULT" and "WEIGHTED AVERAGE LIFE AND YIELD CONSIDERATIONS FOR THE TRANSITION BONDS" in this prospectus.

FLOATING RATE TRANSITION BONDS

         In connection with the issuance of a class or of more than one class of floating rate transition bonds, the issuer may arrange for one or more hedge or swap transactions. If the issuer enters into or arranges for any hedge or swap transaction, the applicable prospectus supplement will include a description of:

         -        the material terms of that transaction;

         -        the identity of the counterparty or counterparties;

         - any payments under that hedge or swap transaction to be made by or to the issuer or to the trustee, as assignee of the issuer;

         - deposits in and withdrawals from any subaccount of the collection account with respect to that class or those classes of floating rate transition bonds and that transaction;

         - the formula for calculating the floating rate of interest of that class or those classes prior to termination of that transaction; and

         - the rights of transition bondholders with respect to the termination of or specified other events related to that transaction.

         - the U.S. federal income tax consequences to the issuer and the transition bondholders of entering into any swap or hedge transaction.

REDEMPTION

         Redemption provisions, if any, for a series of transition bonds will be specified in the related prospectus supplement, including the premiums, if any, payable upon redemption. Unless the context requires otherwise, all references in this prospectus to principal of the transition bonds of a series insofar as it relates to redemption includes any premium that might be payable thereon if transition bonds of the series are redeemed, as described in the related prospectus supplement. The redemption price will, in each case, include accrued and unpaid interest to the date of redemption. Notice of redemption of any series of transition bonds will be given by the trustee to each registered holder of a transition bond by first-class mail, postage prepaid, mailed at least five days and at most 45 days prior to the date of redemption or in another manner or at another time as may be specified in the related prospectus supplement. Notice of redemption may be conditioned upon the deposit of moneys with the trustee before the redemption date and this notice will be of no effect unless these moneys are so deposited. All transition bonds called for redemption will cease to bear interest on the specified redemption date, provided funds for their redemption are on deposit with the trustee at that time, and will no longer be considered "outstanding" under the indenture. The transition bondholders will have no further rights with respect thereto, except to receive payment of the redemption price thereof and unpaid interest accrued to the date fixed for redemption from the trustee.

         If provided in the related prospectus supplement, a series of transition bonds will be subject to optional redemption in whole on any payment date if the aggregate outstanding principal amount of transition bonds of that series has been reduced to an amount below the percentage of the initial principal amount of transition bonds of that series specified in the prospectus supplement. Any such redemption would be done on a series basis but would apply, for practical purposes, only to the classes with the longest maturities. In addition, if provided in the related prospectus supplement, a series of transition bonds may be redeemed in whole on a payment date if the sum of the amounts in the overcollateralization subaccount and the reserve subaccount for the series equal or exceed the then outstanding principal amount of transition bonds of that series and there are sufficient transition bond charge collections to pay accrued and unpaid interest on the transition bonds of that series as of the redemption date. See "THE TRANSITION BONDS -- REDEMPTION" in this prospectus.

CREDIT ENHANCEMENT

         Credit enhancement with respect to the transition bonds of each series will be provided principally by adjustments to the transition bond charge and amounts on deposit in the reserve subaccount, the overcollateralization subaccount and the capital subaccount for that series. In addition, for any series of transition bonds or one or more classes thereof, additional credit enhancement may be provided. The amounts and types of credit enhancement, if any, and the provider of any such credit enhancement with respect to each series of transition bonds or one or more classes thereof will be described in the related prospectus supplement. Additional credit enhancement may be in the form of:

         -        an additional reserve subaccount;

         -        subordination by one series for the benefit of another;



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
         -        additional overcollateralization;

         -        a financial guaranty insurance policy;

         -        a letter of credit;

         -        a credit or liquidity facility;

         -        a repurchase obligation;

         -        a third party payment or other support;

         -        a cash deposit or other credit enhancement; or

         - any combination of the foregoing, as may be set forth in the related prospectus supplement.

         If specified in the related prospectus supplement, credit enhancement for a series of transition bonds may support one or more other series of transition bonds.

PREFUNDING

         If and to the extent specified in the related prospectus supplement, the issuer may elect to issue transition bonds in a principal amount that, on the date of issuance, exceeds the aggregate amount of bondable transition property created under the BPU financing order or orders then in effect. The incremental amount of transition bonds issued over the amount of bondable transition property then created would be issued in anticipation of a subsequent authorization by the BPU, within a period of time specified in the related prospectus supplement, of additional bondable transition property in the same incremental amount. In the event of such an incremental issuance, the issuer would immediately deposit the bond proceeds from the sale of this incremental issuance into a separate prefunding account owned by it and administered by the trustee. ACE may provide additional credit enhancement for the incremental principal amount of bonds, as set forth in the related prospectus supplement. Amounts in the prefunding account would be used, to the extent necessary, to meet obligations on the transition bonds in the manner set forth in the related prospectus supplement.

         If following such an issuance but within the time period specified in the related prospectus supplement, the BPU approves the creation of additional bondable transition property in an amount equal to the incremental amount of transition bonds issued, ACE will sell that additional bondable transition property to the issuer and receive as consideration for it all amounts in the prefunding account. If, however, the BPU does not approve the creation of additional bondable transition property in the incremental amount within that time period, at the end of that period all amounts in the prefunding account will be applied to redeem the incremental principal amount and pay accrued interest thereon of transition bonds on the terms set forth in the related prospectus supplement.

BOOK-ENTRY FORM

         Unless otherwise specified in the related prospectus supplement, all classes of transition bonds will initially be represented by one or more bonds registered in the name of DTC or another securities depository. The transition bonds will be available to investors only in the form of book-entry transition bonds. Transition bondholders may also hold transition bonds through Clearstream Banking, Luxembourg, S.A., referred to as Clearstream or Euroclear in Europe, if they are participants in one of those systems or indirectly through participants.


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
         The Role of Cede, Clearstream and Euroclear. DTC will hold the global bond or bonds representing the transition bonds. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositories. Citibank, N.A. is depository for Clearstream and Morgan Guaranty Trust Company of New York is depository for Euroclear. These depositories will, in turn, hold these positions in customers' securities accounts in the depositories' names on the books of DTC.

         The Function of DTC. DTC is a limited purpose trust company organized under the laws of the State of New York and is a member of the Federal Reserve System. DTC is a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a clearing agency registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thereby eliminating the need for physical movement of securities. Direct participants of DTC include securities brokers and dealers, banks, trust companies, clearing corporations and some other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the Nasdaq-Amex Market Group and the National Association of Securities Dealers, Inc. Access to DTC's system is also available to indirect participants.

         The Function of Clearstream. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thereby eliminating the need for physical movement of securities. Transactions may be settled by Clearstream in any of 36 currencies, including United States dollars. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream is registered as a bank in Luxembourg, subject to regulation by the Commission de Surveillance du Secteur, which supervises Luxembourg banks. Clearstream's customers are worldwide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's United States customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream has established an electronic bridge with Morgan Guaranty Trust Company of New York as the Operator of the Euroclear System, referred to as MGT/EOC, in Brussels to facilitate settlement of trades between Clearstream and MGT/EOC.

         Clearstream and MGT/EOC customers are worldwide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to Clearstream and MGT/EOC is available to other institutions that clear through or maintain a custodial relationship with an account holder of either system.

         The Function of Euroclear. Euroclear was created in 1968 to hold securities for Euroclear participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment. By performing these functions, Euroclear eliminated the need for physical movement of securities and also eliminated any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 30 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and arrangements with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below. The Euroclear System is operated by the Euroclear Operator, under contract with the Euroclear Clearance System S.C., a Belgian cooperative


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
corporation, referred to as the Cooperative. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include central banks, commercial banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         The Euroclear Operator is the Belgian branch of a New York banking corporation that is a member bank of the Federal Reserve System. As a Federal Reserve System member, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Terms and Conditions of Euroclear. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear and applicable Belgian law, which are referred to in this prospectus as the Terms and Conditions. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Clearstream participants.

         The Rules for Transfers Among DTC, Clearstream or Euroclear Participants. Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream customers and Euroclear participants will occur in accordance with their respective rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depository. Cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in this system in accordance with its rules and procedures and within its established deadlines, in European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depository to take action to effect final settlement on its behalf by delivering or receiving transition bonds in DTC, and making or receiving payments in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to the depositories.

         DTC Will Be the Holder of the Issuer's Transition Bonds. Unless and until definitive transition bonds are issued to beneficial owners of the transition bonds, which transition bonds are referred to as certificated transition bonds, it is anticipated that the only "holder" of transition bonds of any class or series will be DTC. Transition bondholders will be only permitted to exercise their rights as transition bondholders indirectly through participants and DTC. Therefore, unless and until certificated transition bonds are issued, all references herein to actions by transition bondholders refer to actions taken by DTC upon instructions from its participants, and all references herein to payments, notices, reports and statements to transition bondholders refer to payments, notices, reports and statements to DTC, as the registered holder of the transition bonds, for subsequent payments to the beneficial owners of the transition bonds in accordance with DTC procedures.

         Book-Entry Transfers and Transmission of Payments. Except under the circumstances described below, while any book-entry transition bonds of a series are outstanding, under DTC's rules, DTC is


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
required to make book-entry transfers among participants on whose behalf it acts with respect to the book-entry transition bonds. In addition, DTC is required to receive and transmit payments of principal of, and interest on, the book-entry transition bonds. Participants with whom transition bondholders have accounts with respect to book-entry transition bonds are similarly required to make book-entry transfers and receive and transmit these payments on behalf of their respective transition bondholders. Accordingly, although transition bondholders will not possess certificated transition bonds, DTC's rules provide a mechanism by which transition bondholders will receive payments and will be able to transfer their interests.

         DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and some banks. Thus, the ability of holders of beneficial interests in the transition bonds to pledge transition bonds to persons or entities that do not participate in the DTC system or otherwise take actions in respect of these transition bonds may be limited because of the lack of certificated transition bonds.

         DTC has advised the trustee that it will take any action permitted to be taken by a transition bondholder under the indenture only at the direction of one or more participants to whose account with DTC the transition bonds are credited.

         How Transition Bond Payments Will Be Credited by Clearstream and Euroclear. Payments with respect to transition bonds held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream customers or Euroclear participants in accordance with the relevant systems' rules and procedures, to the extent received by its depository. These payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "MATERIAL INCOME TAX MATTERS" in this prospectus. Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a transition bondholder under the indenture on behalf of a Clearstream customer or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depository's ability to effect these actions on its behalf through DTC.

         DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of transition bonds among participants of DTC, Clearstream and Euroclear. However, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

CERTIFICATED TRANSITION BONDS

         The Circumstances That Will Result in the Issuance of Certificated Transition Bonds. Unless otherwise specified in the related prospectus supplement, each class of transition bonds will be issued in fully registered, certificated form to beneficial owners of transition bonds or their nominees, rather than to DTC, only if:

         1. the issuer advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to this class of transition bonds and the issuer is unable to locate a qualified successor;

         2. the issuer, at its option, elects to terminate the book-entry system through DTC; or

         3. after the occurrence of an event of default under the indenture, the beneficial owners of transition bonds representing at least a majority of the outstanding principal amount of the transition bonds of all series advise the trustee through DTC in writing that the continuation of a book-entry system through DTC, or a successor thereto, is no longer in the transition bondholders' best interest.


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         The Delivery of Certificated Transition Bonds. Upon the occurrence of any event described in the immediately preceding paragraph, DTC will be required to notify all affected beneficial owners of transition bonds through participants of the availability of certificated transition bonds. Upon surrender by DTC of the transition bonds in the possession of DTC that had represented the applicable transition bonds and receipt of instructions for re-registration, the trustee will authenticate and deliver certificated transition bonds to the beneficial owners. Any certificated transition bonds listed on the Luxembourg Stock Exchange will be made available to the beneficial owners of such transition bonds through the office of the transfer agent in Luxembourg. Thereafter, the trustee will recognize the holders of these certificated transition bonds as transition bondholders under the indenture.

         The Payment Mechanism for Certificated Transition Bonds. Payments of principal of, and interest and premium, if any, on, certificated transition bonds will be made by the trustee, as paying agent, in accordance with the procedures set forth in the indenture. These payments will be made directly to holders of certificated transition bonds in whose names the certificated transition bonds were registered at the close of business on the related record date specified in the related prospectus supplement. These payments will be made by check mailed to the address of the holder as it appears on the register maintained by the trustee.

         The Transfer or Exchange of Certificated Transition Bonds. Certificated transition bonds will be transferable and exchangeable at the offices of the transfer agent and registrar, which will initially be the trustee. No service charge will be imposed for any registration of transfer or exchange, but the transfer agent and registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.


         Final Payment on Transition Bonds. The final payment on any transition bond, however, will be made only upon presentation and surrender of the transition bond at the office or agency specified in the notice of final payment to transition bondholders. The final payment of any transition bond listed on the Luxembourg Stock Exchange may also be made upon presentation and surrender of the transition bond at the office of the paying agent in Luxembourg as specified in the notice of final distribution. A notice of such final distribution will be published in a daily newspaper in Luxembourg, which is expected to be the Luxemburger Wort, not later than the fifth day of the month of such final distribution. Certificated transition bonds listed on the Luxembourg Stock Exchange will also be transferable and exchangeable at the offices of the transfer agent in Luxembourg. With respect to any transfer of these listed certificated transition bonds, the new certificated transition bonds registered in the names specified by the transferee and the original transferor will be available at the offices of the transfer agent in Luxembourg.



                 WEIGHTED AVERAGE LIFE AND YIELD CONSIDERATIONS
                            FOR THE TRANSITION BONDS

         The rate of principal payments, the amount of each interest payment and the final maturity date for each series or class of transition bonds will be dependent on the rate and timing of receipt of transition bond charge collections. Accelerated receipts of transition bond charge collections will not, however, result in payment of principal on the transition bonds earlier than the related expected final payment dates. This is because receipts in excess of the amounts necessary to amortize the transition bonds in accordance with the applicable expected amortization schedule, to pay interest and premium, if any, on the transition bonds, to pay related expenses and to find or replenish the capital and overcollateralization subaccounts, will be allocated to the reserve subaccounts. However, delayed receipts of transition bond charge collections may result in principal payments on the transition bonds occurring more slowly than as reflected in the expected amortization schedule or later than the related expected final payment dates.


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Redemption of any class or series of transition bonds and acceleration of the final maturity date after an event of default will result in payment of principal earlier than the related expected final payment dates.

         The Effect of Transition Bond Charge Collections on the Timing of Transition Bond Payments. The actual payments on each payment date for each series or class of transition bonds and the weighted average life thereof will be affected primarily by the rate and the timing of receipt of transition bond charge collections. Amounts available in the reserve subaccount, the overcollateralization subaccount and the capital subaccount for each series will also affect the weighted average life of the transition bonds. The aggregate amount of transition bond charge collections and the rate of principal amortization on the transition bonds will depend, in part, on actual energy usage by customers and the rate of delinquencies and write-offs. This is because the transition bond charge will be calculated based on estimates of usage and collections revenue. The transition bond charge will be adjusted from time to time based in part on the actual rate of transition bond charge collections. However, there can be no assurance that the servicer will be able to forecast accurately actual electricity usage and the rate of delinquencies, customer payment patterns and write-offs or implement adjustments to the transition bond charge that will cause transition bond charge collections to be received at any particular rate. See "RISK FACTORS -- Unusual Nature of Bondable Transition Property and Servicing Risks" and "THE BPU FINANCING ORDER AND THE TRANSITION BOND CHARGE -- THE BPU'S TRANSITION BOND CHARGE ADJUSTMENT PROCESS" in this prospectus.

         A payment on a date that is later than the expected final payment date might result in a longer weighted average life of the transition bonds. In addition, if scheduled payments on the transition bonds are received later than the applicable scheduled payment dates, this might result in a longer weighted average life of the transition bonds.


                               THE SALE AGREEMENT

         The following summary describes all material terms and provisions of the sale agreement pursuant to which ACE is selling and the issuer is purchasing bondable transition property arising pursuant to the BPU financing order. For more detailed information on the sale agreement, please see the sale agreement, filed as an exhibit to the registration statement of which this prospectus forms a part. The sale agreement may be amended by the parties who signed it, if the trustee consents, notice of the substance of any amendment is provided to each rating agency and the rating agency condition is satisfied with respect to the amendment.

ACE'S SALE AND ASSIGNMENT OF THE BONDABLE TRANSITION PROPERTY

         On the initial transfer date, pursuant to the sale agreement, ACE, as seller, will sell and assign to the issuer, without recourse, except as provided in the sale agreement, the initial bondable transition property, identified in the related bill of sale. The bondable transition property represents the irrevocable right to receive through the transition bond charge amounts sufficient to recover bondable stranded costs with respect to the related series of transition bonds. The net proceeds received by the issuer from the sale of the transition bonds will be applied to the purchase of the bondable transition property. In addition, ACE may from time to time offer to sell additional bondable transition property to the issuer, subject to the satisfaction of the conditions specified in the sale agreement and the indenture. The bondable transition property sold will be identified in an additional bill of sale. Each subsequent sale will be financed through the issuance of an additional series of transition bonds. If this offer is accepted by the issuer, the subsequent sale will be effective on a subsequent transfer date.


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         In accordance with the Competition Act, upon the issuance of the BPU financing order, the execution and delivery of the sale agreement and the related bill of sale and the filing of a financing statement under the Uniform Commercial Code, the transfer of the initial bondable transition property will be perfected as against all third persons, including judicial lien creditors. In addition, upon the execution of a subsequent bill of sale and the filing of a financing statement under the Uniform Commercial Code, a transfer of subsequent bondable transition property will also be perfected against all third persons, including judicial lien creditors. The sale agreement provides that in the event that the sale and transfer of the bondable transition property is determined by a court not to be a true and absolute sale as contemplated by the Competition Act, then the sale and transfer will be treated as a pledge of the bondable transition property and ACE will be deemed to have granted a security interest to the issuer in the bondable transition property, which security interest will secure a payment obligation of ACE in an amount equal to the purchase price for the bondable transition property.

         The initial bondable transition property is the bondable transition property, as identified in the related bill of sale, sold to the issuer on the initial transfer date pursuant to the sale agreement in connection with the issuance of the initial series of transition bonds. The subsequent bondable transition property is the bondable transition property, as identified in the related bill of sale, sold to the issuer on any subsequent transfer date pursuant to the sale agreement in connection with a subsequent issuance of a series of transition bonds.

ACE's Representations and Warranties

         The sale agreement provides that, in connection with each transfer of bondable transition property, ACE, as seller, makes the following representations and warranties to the issuer with respect to the transferred property on and as of the initial transfer date and any subsequent transfer date to the effect, among other things, that:

         1. all information provided by ACE to the issuer in writing on or prior to the date of such transfer with respect to the bondable transition property is, in light of the circumstances under which it was provided, correct in all material respects;

         2. the transfers and assignments contemplated by the sale agreement constitute an absolute transfer of the initial bondable transition property or the subsequent bondable transition property, as the case may be, from ACE to the issuer, as provided in the Competition Act, and the beneficial interest in and title to the bondable transition property would not be part of the debtor's estate in the event of the filing of a bankruptcy petition by or against ACE under any bankruptcy law;

         3.       a.       ACE is the sole owner of the bondable transition
                           property being sold to the issuer on the initial transfer date or subsequent transfer date, as applicable;

                  b. the bondable transition property will be validly transferred and sold to the issuer free and clear of all liens other than liens created by the issuer pursuant to the indenture, and

                  c. all filings, including filings with the BPU under the Competition Act and filings with the New Jersey Secretary of State under the Uniform Commercial Code, necessary in any jurisdiction to give the issuer a valid ownership interest in the transferred bondable transition property, free and clear of all liens of ACE or anyone else claiming through ACE and to give the issuer a first priority perfected security interest, have been made other than filings that would not have an


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
                           adverse effect on the ability of the servicer to collect the transition bond charges or on the rights of the issuer or trustee with respect to the transferred bondable transition property;

         4. the BPU financing order giving rise to the transferred bondable transition property has been issued by the BPU in accordance with the Competition Act; the BPU financing order and the process by which it was issued comply with all applicable laws, rules and regulations; and the BPU financing order is in full force and effect and is final and non-appealable under state law and the designee certification delivered pursuant to the BPU financing order is final and incontestable as of its date;

         5.       as of the date of issuance of any series of transition bonds:

                  a. the transition bonds will be entitled to the protections provided by the Competition Act and, in accordance with the Competition Act, the provisions of the BPU financing order relating to the bondable transition property and the transition bond charges have become irrevocable and each issuance advice letter delivered by the issuer to the BPU pursuant to the BPU financing order is final and incontestable,

                  b. under the Competition Act, none of the State of New Jersey, the BPU or any other government agency may limit, alter or in any way impair or reduce the value of the bondable transition property or the transition bond charges approved by the BPU financing order or any rights thereunder, and

                  c. under the contract clauses of the constitutions of the State of New Jersey and of the United States, none of the State of New Jersey, the BPU or any other governmental entity may take any action that substantially impairs the rights of transition bondholders whose bonds are secured by the bondable transition property unless such action is justified as necessary and reasonable and of a character appropriate to advance an important public purpose, such as to remedy an important general social or economic problem or to cope with a great public calamity and, under the takings clauses of the constitutions of the United States and New Jersey, the State of New Jersey could not repeal or amend the Competition Act by way of legislative process or take any action in contravention of its pledge and agreement under the Competition Act without paying just compensation to the transition bondholders, as determined by a court of competent jurisdiction, if doing so would constitute a permanent appropriation of the property interest of the transition bondholders and deprive the transition bondholders of their reasonable investment-backed expectations arising from their investments in the transition bonds;

         6. there is no order by any court providing for the revocation, alteration, limitation or other impairment of the Competition Act, the BPU financing order, the BPU restructuring order (insofar as it relates to the sale of the bondable transition property), any issuance advice letter, the bondable transition property arising thereunder or the transition bond charges approved thereunder or of any rights arising under any of them or which seeks to enjoin the performance of any obligations under the BPU financing order;

         7. no other approval, authorization, consent, order or other action of, or filing with, any court, federal or state regulatory body, administrative agency or other governmental


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
                  instrumentality is required in connection with the creation of the bondable transition property arising under the BPU financing order, except those that have been obtained or made;

         8. any assumptions used in calculating the transition bond charges in the issuance advice letter delivered by the issuer to the BPU pursuant to the BPU financing order are reasonable and made in good faith;

         9.       a.       the bondable transition property will upon the
                           transfer thereof to an assignee and receipt of consideration therefor in connection with its sale to the issuer constitute a vested, presently existing property right,

                  b. the bondable transition property includes without limitation the irrevocable right of ACE and its permitted assigns to charge, collect and receive, and be paid from collections of, transition bond charges, subject to the limitations on electricity rates specified in the final restructuring order, in the amount necessary to recover all of the bondable transition costs described in the BPU financing order, all rights of ACE under the BPU financing order, including all rights to obtain periodic adjustments of the related transition bond charges, and all revenues, collections, payments, money or proceeds arising under, or with respect to, any of the foregoing, and

                  c. the provisions of the BPU financing order creating the bondable transition property and authorizing the issuance of the transition bonds have been declared to be irrevocable by the BPU, and any supplemental order of the BPU of similar effect authorizing the issuance of the transition bonds will be given such status to the extent necessary to provide the protections described in paragraph b. above;

         [10. the bondable transition property is not subject to any lien created by a previous indenture;]

         11. no failure on the date of execution of the sale agreement to satisfy any condition imposed by the Competition Act with respect to the recovery of stranded costs will adversely affect the creation of the bondable transition property, the sale, transfer and assignment of the bondable transition property or the right to collect transition bond charges;

         12. ACE is a corporation duly organized and in good standing under the laws of the State of New Jersey and has the corporate power and authority to own its properties and conduct its business as currently owned and conducted;

         13. ACE is duly qualified to do business as a foreign corporation and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualifications, licenses or approvals except where the failure to so qualify or to obtain such licenses or approvals would not be reasonably likely to have a material adverse effect on it;

         14. ACE has the power and authority to execute and deliver, and to perform its obligations under, the sale agreement, and the execution, delivery and performance of the sale agreement by ACE has been duly authorized by all necessary corporate action, and ACE has the power and authority to own the bondable transition property arising under the BPU financing order and to assign, transfer and convey such bondable transition property


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                  to the issuer, and ACE has duly authorized such assignment, transfer and conveyance pursuant to the sale agreement;

         15. the sale agreement constitutes a legal, valid and binding obligation of ACE, enforceable against it in accordance with its terms, subject to customary exceptions relating to bankruptcy and equitable principles;

         16. the execution and delivery by ACE of the sale agreement, the performance by ACE of the transactions contemplated by the sale agreement and the fulfillment by it of the terms of the sale agreement do not conflict with, result in any breach of any of the terms and provisions of, or constitute a default under, its organizational documents or any indenture or other material instrument to which it is a party or by which it is bound; or result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture or other material instrument; or violate any law or any order, rule or regulation applicable to ACE of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over ACE or its properties;

         17. except for the filing of financing statements and continuation statements under the UCC, no approval, authorization, consent, order or other action of, or filing with, any court, federal or state regulatory body, administrative agency or other governmental instrumentality is required in connection with the execution and delivery of the sale agreement by ACE, the performance by it of the transactions contemplated by the sale agreement or the fulfillment by it of the terms of the sale agreement, except those that have been obtained or made;

         18. there are no proceedings or investigations pending or, to ACE's best knowledge, threatened, before any court, federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over ACE or the issuer or their respective properties:

                  a. challenging the BPU financing order or the Competition Act,

                  b. challenging the final restructuring order insofar as it relates to the sale of such bondable transition property,

                  c. asserting the invalidity of the indenture, the administration agreement, sale agreement, servicing agreement, any bills of sale for the bondable transition property arising under the BPU financing order, the issuer's limited liability company agreement or the certificate of formation filed with the Secretary of State of the State of Delaware to establish the issuer (which documents are referred to in this registration statement as the basic documents),

                  d.       asserting the invalidity of the transition bonds,

                  e. seeking to prevent the issuance of transition bonds or the consummation of the transactions contemplated by the basic documents,

                  f. seeking any determination or ruling that could reasonably be expected to materially and adversely affect the performance by ACE or the issuer of its


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
                           obligations under, or the validity or enforceability of, the basic documents or the transition bonds, or

                  g. challenging ACE's treatment of the transition bonds as debt for federal and state income or franchise tax purposes;

         19. after giving effect to the sale, transfer and conveyance to the issuer of the bondable transition property arising under the BPU financing order pursuant to the sale agreement, ACE:

                  a.       is solvent and expects to remain solvent,

                  b. is adequately capitalized to conduct its business and affairs considering its size and the nature of its business and intended purposes,

                  c. is not engaged nor does it expect to engage in a business for which its remaining property represents an unreasonably small portion of its capital,

                  d. reasonably believes that it will be able to pay its debts as they become due, and

                  e. does not intend to incur, or believe it will incur, indebtedness that it will not be able to repay at its maturity.

         Notwithstanding the foregoing, ACE makes no representation or warranty that any amounts actually collected arising from the transition bond charge will in fact be sufficient to meet payment obligations on the transition bonds or that assumptions made in calculating the transition bond charge will in fact be realized.

         In addition, the sale agreement provides that no change in the law by legislative enactment or constitutional amendment and no reduction by the State of New Jersey of the bondable transition property or transition bond charges in breach of the pledge and agreement of the state under the Competition Act will constitute a breach under the sale agreement. See " -- ACE's OBLIGATION TO INDEMNIFY THE ISSUER AND THE TRUSTEE" below.

         The representations and warranties set forth above will survive any pledge of bondable transition property to the trustee pursuant to the indenture and will be substantially reaffirmed by ACE at and as of the time of any such sale and pledge with respect to the property being sold and pledged as if made by ACE at that time.

ACE's Covenants

         Pursuant to the sale agreement, in connection with each transfer of bondable transition property, ACE has made the following covenants with respect to the property contributed:

         1. so long as the transition bonds are outstanding, ACE will keep in full force and effect its corporate existence and remain in good standing under the laws of the State of New Jersey, and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is necessary to protect the validity and enforceability of the sale agreement and each other instrument or agreement to which ACE is a party necessary to the proper administration of the sale agreement and the transactions contemplated hereby;


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
         2. except for the conveyances pursuant to the sale agreement, ACE will not sell, pledge, assign or transfer to any other person, or grant, create, incur, assume or suffer to exist any lien on, the bondable transition property, whether now existing or hereafter created, or any interest therein;

         3. ACE will not at any time assert any lien against or with respect to the bondable transition property and will defend the right, title and interest of the issuer and the trustee, in, to and under the bondable transition property, whether now existing or hereafter created, against all claims of third parties claiming through or under ACE;

         4. if ACE receives collections in respect of the transition bond charges or the proceeds thereof, then if ACE is not the servicer, ACE agrees to pay the servicer on behalf of the issuer, all payments received by ACE in respect thereof as soon as practicable after receipt thereof by ACE, but in no event later than two business days after such receipt;

         5. ACE will notify the issuer and the trustee promptly after becoming aware of any lien on the bondable transition property other than under the sale agreement or the indenture conveyances;

         6. ACE will comply with its organizational or governing documents and with all laws, treaties, rules, regulations and determinations of any governmental instrumentality applicable to ACE, except to the extent that failure to so comply would not adversely affect the interests of the issuer or the trustee in the bondable transition property or under any of the basic documents or ACE's performance of its obligations under any of the basic documents to which it is a party;

         7.       so long as the transition bonds are outstanding, ACE will:

                  a. treat the transition bonds as debt of ACE for federal income tax purposes,

                  b. disclose in its financial statements that it is not the owner of the bondable transition property and that the assets of the issuer are not available to pay creditors of ACE or any of its other affiliates, and

                  c. disclose in its financial statements the effects of all transactions between ACE and the issuer in accordance with generally accepted accounting principles;

         8. upon the assignment, transfer and conveyance by ACE of the bondable transition property to the issuer, to the fullest extent permitted by law, including applicable BPU orders and regulations, the issuer will have all of the rights originally held by ACE with respect to the bondable transition property, other than the rights of a public electric utility set forth in the Competition Act, including the right to collect any amounts payable by any customer or third party in respect of such bondable transition property, notwithstanding any objection or direction to the contrary by ACE;

         9.       so long as the transition bonds are outstanding:

                  a. ACE will not make any statement or reference in respect of the bondable transition property that is inconsistent with the ownership thereof by the issuer, and


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
                  b. ACE will not take any action in respect of the bondable transition property except solely in its capacity as the servicer thereof pursuant to the servicing agreement or as otherwise contemplated by or consistent with the basic documents or as required by applicable law;

         10. in connection with the issuance of any transition bonds, ACE will execute and deliver, or cause to be delivered, such additional agreements, certificates, documents and opinions as may in ACE's judgment be required to obtain the highest possible rating for the transition bonds from each rating agency rating the transition bonds and to effect the sale of the transition bonds to the underwriters of such bonds;

         11. ACE will deliver to the issuer and the trustee, promptly after having obtained knowledge thereof, written notice in a certificate, signed by authorized officers of ACE, of the occurrence of any event that requires or that, with the giving of notice or the passage of time or both, would require ACE to make any indemnification payment to the issuer or the trustee pursuant to the sale agreement;

         12. ACE will execute and file or cause to be executed and filed any filings, including filings with the BPU pursuant to the Competition Act, in such manner and in such places as may be required under applicable law to fully preserve, maintain and protect the interests of the issuer in the bondable transition property, including all filings contemplated by the Competition Act relating to the transfer of the ownership of the bondable transition property by ACE to the issuer;

         13. ACE will deliver to the issuer file-stamped copies of, or filing receipts for, any document filed as described in clause 12 above, as soon as available following such filing;

         14. ACE will take legal or administrative actions, including defending against or instituting and pursuing legal actions and appearing or testifying at hearings or similar proceedings, as may be reasonably necessary to protect the issuer and its permitted assigns from claims, state actions or other actions or proceedings of third parties that, if successfully pursued, would result in a breach of any representation or warranty set forth in the sale agreement; and

         15. so long as the transition bonds are outstanding, ACE will, and will cause each of its subsidiaries to, pay all material taxes, including gross receipts taxes, assessments and governmental charges imposed upon it or any of its properties or assets or with respect to any of its franchises, business, income or property before any penalty accrues thereon if the failure to pay any such taxes, assessments and governmental charges would, after any applicable grace periods, notices or other similar requirements, result in a lien on the bondable transition property; provided that no such tax need be paid if ACE or any of its subsidiaries is contesting the same in good faith by appropriate proceedings promptly instituted and diligently conducted and if ACE or any of its subsidiaries has established appropriate reserves as required in conformity with generally accepted accounting principles.

ACE'S OBLIGATION TO INDEMNIFY THE ISSUER AND THE TRUSTEE

         Under the sale agreement, subject to the limitations set forth below, ACE is obligated to indemnify the issuer and the trustee against:


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
1. any and all taxes, other than any taxes imposed on transition bondholders solely as a result of their ownership of transition bonds, that may at any time be imposed on or asserted against the issuer and the trustee under existing law as of the date of issuance of the transition bonds as a result of the sale and assignment of the bondable transition property by ACE to the issuer, or the acquisition or holding of the bondable transition property by the issuer, or the issuance and sale by the issuer of the transition bonds, including any sales, general corporation, personal property, privilege or license taxes, but excluding any taxes imposed as a result of a failure of that person to properly withhold or remit taxes imposed with respect to payments on any transition bond;

2. any and all amounts of principal of and interest on the transition bonds not paid when due or when scheduled to be paid in accordance with their terms and the amount of any deposits to the issuer required to have been made in accordance with the terms of the basic documents that are not made when so required, in either case as a result of ACE's breach of any of its representations, warranties or covenants contained in the sale agreement;

3. any and all liabilities, obligations, claims, actions, suits or payments of any kind whatsoever that may be imposed on or asserted against the issuer or the trustee other than any liabilities, obligations or claims for or payments of principal of or interest on the transition bonds, together with any reasonable costs and expenses incurred by that person, as a result of ACE's breach of any of its representations, warranties or covenants contained in the sale agreement; and

4. any and all liabilities, obligations, losses, damages, payments or expenses that result from:

      a. ACE's willful misconduct, bad faith or gross negligence in the performance of its duties under the sale agreement, or

      b. ACE's reckless disregard of its obligations and duties under the sale agreement.

      Notwithstanding the foregoing, ACE will not indemnify the issuer or the trustee on behalf of the transition bondholders as a result of any change in the law by legislative enactment or constitutional amendment or any reduction by the State of New Jersey of the bondable transition property or transition bond charges in breach of the pledge and agreement of the state under the Competition Act. See " -- ACE'S REPRESENTATIONS AND WARRANTIES" above.

      These indemnification obligations will rank equal in right of payment to other general unsecured obligations of ACE. The indemnities described above will survive the termination of the sale agreement and include reasonable fees and expenses of investigation and litigation, including reasonable attorneys' fees and expenses.

ACE'S OBLIGATION TO UNDERTAKE LEGAL ACTION

      ACE is required to institute any action or proceeding necessary to compel performance by the BPU or the State of New Jersey of any of their obligations or duties under the Competition Act or the BPU financing order, with respect to the bondable transition property. The cost of any action reasonably allocated by ACE to the serviced bondable transition property would be payable from amounts on deposit in the collection account as an operating expense payable to the servicer and, in the case of ACE, as reimbursed by the servicer to ACE. Except for the foregoing and subject to ACE's further covenant to


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
fully preserve, maintain and protect the interests of the issuer in the bondable transition property, ACE will not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its obligations under the sale agreement.

SUCCESSORS TO ACE

      The sale agreement provides that any person that succeeds to all or substantially all of the electric transmission and distribution business of ACE will be the successor to ACE under the sale agreement. The sale agreement further requires that, in connection with any transaction that results in such a successorship:

      1. no representation or warranty made in the sale agreement will have been breached and no servicer default, and no event that, after notice or lapse of time, or both, would become a servicer default will have occurred and be continuing;

      2. the successor to ACE must execute an agreement of assumption to perform every obligation of ACE under the sale agreement;

      3. the rating agencies will have received prior written notice of the transaction and the rating agency condition will have been satisfied with respect to the transaction; and

      4. officers' certificates and opinions of counsel specified in the sale agreement will have been delivered to the issuer and the trustee.

TREATMENT OF THE ASSIGNMENT OF BONDABLE TRANSITION PROPERTY

      ACE's regulatory accounting records and computer systems will reflect the assignment of bondable transition property to the issuer. However, ACE will treat the transition bonds as debt of ACE for federal and state income, and franchise tax purposes and for financial accounting purposes.

                             THE SERVICING AGREEMENT

      The following summary describes the material terms of the servicing agreement pursuant to which the servicer is undertaking to service bondable transition property. For more detailed information on the servicing agreement, please see the servicing agreement, filed as an exhibit to the registration statement of which this prospectus forms a part.

      The servicing agreement may be amended by the parties thereto with the consent of the trustee under the indenture if the rating agency condition has been satisfied with respect to the amendment.

SERVICING PROCEDURES

      General. The servicer, as agent for the issuer, will manage, service, administer and make collections in respect of bondable transition property. The servicer's duties will include:

      1. calculating and billing the transition bond charge and collecting the transition bond charge from customers and third-party suppliers, as applicable;

      2. responding to inquiries by customers and third-party suppliers, the BPU, or any federal, local or other state governmental authority with respect to the bondable transition property and the transition bond charge;


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
      3. accounting for transition bond charge collections, investigating delinquencies, processing and depositing collections, making periodic remittances and furnishing periodic reports to the issuer, the trustee and the rating agencies;

      4. selling, as agent for the issuer, defaulted or written-off accounts in accordance with the servicer's usual and customary practices for its own electric service customers; and

      5. taking action in connection with adjustments to the transition bond charge as described below.

The servicer is required to notify the issuer, the trustee and the rating agencies in writing of any laws or BPU regulations promulgated after the execution of the servicing agreement that have a material adverse effect on the servicer's ability to perform its duties under the servicing agreement.

      Collections Curves. The servicer will make estimated payments to the trustee from collections received from customers. The servicer will prepare annually a forecast of the percentages of amounts billed in a particular calendar month that are expected to be received during that month and each of the following six months. These forecasts are referred to as collections curves. Collections curves will be used to estimate transition bond charge collections because the actual amount of those collections in any month cannot be determined on a current basis and the servicer believes that collections curves will provide a reasonably accurate estimate of actual collections.

      The servicer will make remittances on account of transition bond charge collections to the trustee for deposit in the collection account on a periodic basis. The frequency of these payments will be determined as follows. For so long as:

      1. ACE or any successor to ACE's public electric utility business remains the servicer;

      2.    no servicer default has occurred and is continuing; and

      3.    a.    either ACE, or any successor to ACE's public electric utility business which acts as servicer, maintains a short-term rating of "A-2" or better by Standard & Poor's Ratings Group, a division of McGraw Hill Companies, Inc. or "P-2" or better by Moody's Investors Service, or

            b. the rating agency condition has been satisfied with respect to all actions theretofore taken, and any conditions or limitations imposed by the rating agencies in connection therewith are complied with, the servicer will make remittances on account of the transition bond charges to the trustee on a monthly basis. If, however, the servicer has not satisfied all of these conditions, it will remit daily estimated transition bond charge collections based on the collections curve then in effect to the trustee within two business days of their collection. Each daily or monthly date on which remittances are made is referred to in this prospectus as a remittance date. If remittances are to be made monthly, then on the 15th day of each month, or if that day is not a business day, on the next business day, the servicer will remit to the trustee an amount equal to the transition bond charge collections estimated to have been received during the preceding calendar month in payment of charges billed during the seven month period running through the end of that calendar month. If remittances are to be made daily, then the amount remitted on each remittance date will equal the transition bond charge collections estimated to have been received on the second preceding business day. In either case, estimates will be based on the collections curve in effect on the remittance date.


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
      The servicer will reconcile estimated payments for each month to actual collections on the last business day of the seventh month following that month. That day is referred to in this prospectus as the reconciliation date relating to that month. Consequently, the first such date will occur in the eighth month after the transition bonds are first issued. On each reconciliation date, the servicer will compare the total amount of transition bond charges collected with respect to the related month to the sum of the estimated payments it made to the trustee with respect to that month. The latter sum is referred to as the collections curve payment for that month. If the collections curve payment exceeds the actual transition bond charge collections the servicer may either reduce the amount that it remits on the following remittance date, and if necessary, succeeding remittance dates, by the amount of the excess payment, or require the trustee to pay to it, from the collection account, the excess amount. If the collections curve payment is less than actual transition bond charge collections, the servicer will remit the shortfall to the trustee on the reconciliation date for that month.

      The servicer will file adjustment requests with the BPU on _____ of each year, at a minimum, but it may file adjustment requests quarterly. In either case, the servicer will file these adjustment requests at least 30 days in advance of the date on which it proposes that the adjustment become effective on an interim basis. Absent a determination of manifest error (defined in the BPU financing order as an arithmetic error evident on the face of the filing) by the BPU, the adjustment will become final and nonappealable 60 days thereafter. The Servicer may also file nonroutine adjustment requests if the methodology used to calculate the transition bond charge requires modification to more accurately project and generate adequate revenues. In this case, the modification will take effect following review and approval by the BPU, which is to occur within 60 days after filing the nonroutine adjustment request. For a description of the adjustment process, see "THE BPU FINANCING ORDER AND THE TRANSITION BOND CHARGE -- THE TRANSITION BOND CHARGE ADJUSTMENT PROCESS" in this prospectus.

TRANSITION BOND CHARGE COLLECTIONS

      The servicer is required to remit all transition bond charge collections from whatever source, based on the collections curve, to the trustee for deposit pursuant to the indenture on each remittance date. Until transition bond charge collections are remitted to the collection account, the servicer will not segregate them from its general funds. Remittances of transition bond charge collections will not include interest thereon prior to the remittance date or late fees from customers, which the servicer is not required to remit to the trustee. See "RISK FACTORS -- RISKS ASSOCIATED WITH POTENTIAL BANKRUPTCY PROCEEDINGS" in this prospectus. If specified in the annex of the servicing agreement relating to the transition bonds, the servicer will obtain a letter of credit to assure remittances of the collection amount.

SERVICER ADVANCES

      If specified in the prospectus supplement for a series of transition bonds, the servicer will make advances of interest or principal on the related series of transition bonds in the manner and to the extent specified in that prospectus supplement.

SERVICER COMPENSATION; RELEASES

      The issuer agrees to pay the servicer a monthly servicing fee, in the amount specified in the related prospectus supplement. The servicing fee for each series, together with any portion of the servicing fee that remains unpaid from prior payment periods, will be paid solely to the extent funds are available therefor. See "THE INDENTURE -- ALLOCATIONS AND PAYMENTS; PRIORITY OF DISTRIBUTIONS" in this prospectus. The servicing fee will be paid prior to the payment of or provision for any amounts in respect of interest on and principal of the transition bonds. Pursuant to the servicing agreement, the


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
servicer has released the issuer and the trustee from claims relating to bondable transition property or the servicer's servicing activities with respect thereto.

THIRD-PARTY SUPPLIERS

      Third-party suppliers may in the future bill, collect and remit transition bond charges. Pursuant to the BPU financing order, third-party suppliers will be required to pay all amounts arising from the transition bond charge billed, regardless of whether payments are received from customers, within 15 days of the servicer's bill to the third-party supplier for amounts arising from the transition bond charge. Seven days after a default by a third-party supplier, the servicer will be entitled to assume responsibility for billing all charges for services provided by ACE or a successor servicer or to transfer such billing responsibility to a qualified third party. The third-party supplier must provide the servicer with total monthly kilowatt-hour usage information for each customer in a timely manner to enable ACE or a successor servicer to fulfill its obligations. If and so long as a third-party supplier does not maintain at least a "Baa" and a "BBB" (or the equivalent) long-term unsecured credit rating from Moody's Investors Service and Standard & Poor's Ratings Group, respectively, a third-party supplier must pay a deposit in cash or comparable security equal to two months' maximum estimated collections of all charges to the servicer. The adjustment mechanism described under "THE BPU FINANCING ORDER AND THE TRANSITION BOND CHARGE -- THE BPU'S TRANSITION BOND CHARGE ADJUSTMENT Process" in this prospectus, as well as amounts on deposit in the overcollateralization, capital and reserve subaccounts for each series, are available to mitigate the risk of a shortfall in transition bond charge collections; however, the additional funds generated through the adjustment mechanism and on deposit in the overcollateralization, capital and reserve subaccounts for each series may be insufficient to prevent payment delays on the transition bonds. See "RISK FACTORS -- UNUSUAL NATURE OF BONDABLE TRANSITION PROPERTY AND SERVICING RISKS" in this prospectus.

SERVICER DUTIES

      Pursuant to the servicing agreement, the servicer has agreed that, in servicing the issuer's bondable transition property:

      1. except where the failure to comply with any of the following would not adversely affect the issuer's or the trustee's respective interests in bondable transition property, it will manage, service, administer and make collections in respect of bondable transition property with reasonable care and in material compliance with applicable law and regulations, using the same degree of care and diligence that it exercises with respect to billing and collection activities that it conducts for itself and others, that it will follow customary standards, policies and procedures, that it will use all reasonable efforts, consistent with its customary servicing procedures, to enforce and maintain rights in respect of bondable transition property, and that it will calculate the transition bond charge in compliance with the Competition Act, the BPU financing order and any applicable tariffs;

      2. it will keep on file, in accordance with customary procedures, all documents related to bondable transition property and will maintain accurate and complete accounts pertaining to bondable transition property; and

      3. it will use all reasonable efforts consistent with its customary servicing procedures to collect all amounts owed in respect of bondable transition property as they become due.


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
The servicer may in its own discretion waive any late payment charges or any other fee or charge relating to delinquent payments, and may waive or modify any terms of payment of any amount payable by a customer if the waiver complies with the servicer's customary practices and applicable law and does not materially adversely affect transition bondholders.

REPRESENTATIONS AND WARRANTIES

      Pursuant to the servicing agreement, the servicer has represented and warranted as of each date ACE sells or otherwise transfers bondable transition property to the issuer that:

      1. the servicer is a corporation duly organized and in good standing under the laws of the state of its incorporation, has the corporate power and authority to own its properties and conduct its business as currently owned and conducted and to execute, deliver and carry out the terms of the servicing agreement, and has the power, authority and legal right to service the bondable transition property;

      2. the servicer is duly qualified to do business as a foreign corporation in all jurisdictions in which it is required to be so qualified;

      3. the servicer's execution, delivery and performance of the servicing agreement have been duly authorized by all necessary corporate action;

      4. the servicing agreement constitutes a binding obligation of the servicer, enforceable against the servicer in accordance with its terms, subject to customary exceptions relating to bankruptcy and equitable principles;

      5. the consummation of the transactions contemplated by the servicing agreement does not conflict with the servicer's articles of incorporation or by-laws or any material agreement by which the servicer is bound, nor result in any lien upon the servicer's properties or violate any law or regulation applicable to the servicer or its properties;

      6. except for filings with the BPU for adjusting the transition bond charge and filings under the New Jersey Uniform Commercial Code, no governmental actions or filings are required for the servicer to execute, deliver and perform its obligations under the servicing agreement, except those which have been taken or made; and

      7. no proceeding is pending or, to the servicer's best knowledge, threatened before any court, federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the servicer or its properties:

            a. seeking any ruling that might materially and adversely affect the performance by the servicer of its obligations under, or the enforceability against the servicer of, the servicing agreement, or

            b. relating to the servicer that might adversely affect the federal or state income or franchise tax attributes of the transition bonds; and

      8. the servicer has all material licenses necessary for it to perform its obligations under the servicing agreement.


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
SERVICER INDEMNIFICATION

      Under the servicing agreement, the servicer has agreed to indemnify the issuer and the trustee (for itself and on behalf of the transition bondholders), and related parties specified in the servicing agreement, against any and all liabilities that may be incurred by or asserted against any of those persons as a result of:

      1. the servicer's willful misconduct, bad faith or gross negligence in the performance of its duties or observance of its covenants under the servicing agreement or the servicer's reckless disregard of its obligations or duties under the servicing agreement;

      2. the servicer's breach of any of its representations or warranties under the servicing agreement; and

      3. litigation and related expenses relating to its status and obligations as servicer.

The servicer will not be liable for any costs, expenses, losses, claims, damages or liabilities resulting from the willful misconduct or gross negligence of any indemnified persons.

PAYMENT DATE STATEMENTS

      For each payment date, the servicer will provide to the issuer and the trustee a statement indicating, with respect to the bondable transition property, among other things:

      1. the amount to be paid to transition bondholders of that series and class in respect of principal on that payment date;

      2. the amount to be paid to transition bondholders of that series and class in respect of interest on that payment date;

      3. the scheduled transition bond principal balance and the transition bond principal balance for that series and class as of that payment date;

      4. the amount on deposit in the overcollateralization subaccount for that series and the scheduled overcollateralization level for that series as of that payment date;

      5. the amount on deposit in the capital subaccount for that series as of that payment date; and

      6. the amount, if any, on deposit in the reserve subaccount for that series as of that payment date.

On the basis of this information, the trustee will furnish to the transition bondholders on each payment date the report described under "THE INDENTURE -- REPORTS TO HOLDERS OF THE TRANSITION BONDS." For so long as any transition bonds are listed on the Luxembourg Stock Exchange and the rules of that exchange so require, notice that such report is available with the listing agent in Luxembourg also will be published in a daily newspaper in Luxembourg, which is expected to be the Luxemburger Wort.

      On or before each remittance date (or, if there are daily remittances, once a month) the servicer will furnish to the issuer and the trustee a statement setting forth the aggregate amount remitted or to be


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remitted by the servicer to the trustee for deposit on that remittance date (or, if there are daily remittances, amounts remitted since the date of the last such statement) pursuant to the indenture.

      In addition, under the servicing agreement, the servicer is required to give written notice to the issuer, the trustee and each rating agency, promptly after having obtained knowledge thereof, but in no event less than five business days thereafter, of any event which, with the giving of notice or the passage of time or both, would become a servicer default under the servicing agreement. For so long as any transition bonds are listed on the Luxembourg Stock Exchange and the rules of that exchange so require, this notice also will be given by publication in a daily newspaper in Luxembourg, which is expected to be the Luxemburger Wort.

COMPLIANCE REPORTS

      A firm of independent public accountants will furnish to the issuer, the trustee and the rating agencies, on or before March 31 of each year, a report as to compliance by the servicer during the preceding calendar year, or the relevant portion thereof, with procedures relating to the servicing of bondable transition property. This report is to state that the accounting firm has performed certain procedures in connection with the servicer's compliance with its obligations under the servicing agreement during the preceding calendar year, identifying the results of these procedures and including any exceptions noted. The accounting firm providing the report will be independent of the servicer. The servicing agreement also provides for delivery to the issuer and the trustee, on or before March 31 of each year, a certificate signed by an officer of the servicer stating that, to the officer's best knowledge, the servicer has fulfilled its obligations under the servicing agreement for the preceding calendar year or, if there has been a default in the fulfillment of any relevant obligation, describing each such default. In addition, the servicer has agreed to give the issuer, each rating agency, and the trustee prompt notice of any servicer default under the servicing agreement or other basic documents promptly after acquiring knowledge thereof.

MATTERS REGARDING THE SERVICER

      ACE may assign its obligations under the servicing agreement to any successor approved by the BPU provided the rating agency condition and other conditions specified in the BPU financing order have been satisfied. Under the BPU financing order, the BPU will permit a successor servicer to replace ACE only if it also determines that the current credit ratings on the transition bonds will not be withdrawn or downgraded following the appointment and approval of the successor. Under the servicing agreement, the servicer may assign its obligations under the servicing agreement to any electric distribution company that succeeds to all or substantially all of the electric distribution business of the servicer and so long as:

      1. no representation or warranty made by the servicer in the servicing agreement will have been breached and no servicer default, and no event which, after notice or lapse of time, or both, would become a servicer default will have occurred and be continuing after giving effect to the transactions;

      2. officers' certificates and opinions of counsel will have been delivered to the issuer and the trustee, certifying to matters under the Competition Act and federal tax law relative to the interests of the issuer, the bondable transition property and the transition bondholders; and

      3. prior written notice will have been received by the rating agencies, and the rating agency condition will have been satisfied.


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      Except pursuant to the foregoing provisions, ACE may not resign from the obligations and duties imposed on it as servicer. However, ACE may resign as servicer upon a determination that the performance of ACE's duties under the servicing agreement is no longer permissible under applicable law. This resignation will not become effective until a successor servicer has assumed the duties of ACE under the servicing agreement.

      Until the transition bonds have been paid in full and all related obligations have been satisfied, ACE is obligated by the Competition Act to provide electricity through its transmission and distribution system to its customers and, as servicer, will have the right to meter, charge, bill, collect and receive the transition bond charge from its customers for the account of the issuer and the trustee. These rights and obligations may be assigned solely at the discretion of ACE. However, under the Competition Act, if ACE defaults in respect of metering, charging, billing, collecting and receiving revenues derived from transition bond charges, the trustee or the issuer may apply to the BPU or any court of competent jurisdiction for an order designating a trustee or other entity to act in place of ACE as the servicer for the metering, charging, billing, collecting and receiving of the transition bond charge for the account of the issuer and the trustee. Under the Competition Act, the BPU or the court is required to issue the order. The BPU may, at its discretion, establish criteria for the selection of any entity that may become a successor servicer upon default or other material adverse change in the financial condition of ACE.

SERVICER DEFAULTS

      Servicer defaults will include:

      1. any failure by the servicer to deliver to the trustee, on behalf of the issuer, any required remittance that continues unremedied for five business days after written notice of the failure is received by the servicer from the issuer or the trustee;

      2. any failure by the servicer to perform in any material respect any other agreement in the servicing agreement or any other basic document to which it is a party, which failure materially and adversely affects bondable transition property and continues unremedied for 60 days after notice of the failure has been given to the servicer by the issuer or the trustee or after discovery of the failure by an officer of the servicer;

      3. any representation or warranty made by the servicer in the servicing agreement proving to have been incorrect when made that has a material adverse effect on the transition bondholders or the issuer and that continues unremedied for 60 days after notice of the failure has been given to the servicer by the issuer or the trustee or after discovery of the failure by an officer of the servicer; or

      4. specified insolvency events, including the filing of an order in an involuntary case under bankruptcy or similar laws in respect of all or a substantial part of the servicer's property that remains unstayed and in effect for at least 90 consecutive days; the commencement by the servicer of a voluntary case under any such laws; the consent by the servicer to the entry of an order for relief in an involuntary case under any such laws; the making by the servicer of an assignment for the benefit of creditors; the servicer's failure generally to pay its debts as they become due; or the servicer's taking any action to further any of the above.

The trustee, with the consent of the holders of the majority of the outstanding principal amount of transition bonds of all series, may waive any default by the servicer other than a default in making any required remittances to the trustee.


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RIGHTS UPON SERVICER DEFAULT

      As long as a servicer default remains unremedied, the trustee, with the consent of the holders of a majority of the outstanding principal amount of the transition bonds of all series, may terminate all the rights and obligations of the servicer under the servicing agreement other than the servicer's indemnification obligation and obligation to continue performing as servicer until a successor servicer is appointed. Under the servicing agreement, upon the servicer's receipt of a termination notice, the trustee, with the consent of the holders of a majority of the outstanding principal amount of the transition bonds of all series, may appoint a successor servicer, subject to further qualifications including satisfaction of the rating agency condition with respect to the appointment and approval by the BPU. Only a successor servicer that is a public electric utility within the meaning of the Competition Act may bring an action against a customer for nonpayment of the transition bond charge or terminate service for failure to pay the transition bond charge.

      If a third party succeeds to the role of servicer, the servicer will cooperate with the successor servicer and provide whatever information is, and take whatever actions are, reasonably necessary to assist the successor servicer in performing its obligations under the servicing agreement. A successor servicer may not resign unless it is prohibited from acting as servicer by law.

      Upon a servicer default based upon the commencement of a case by or against the servicer under the United States Bankruptcy Code or similar laws, the trustee and the issuer may be prevented from effecting a transfer of servicing. See "RISK FACTORS -- RISKS ASSOCIATED WITH POTENTIAL BANKRUPTCY PROCEEDINGS" in this prospectus. Upon a servicer default because of a failure to make required remittances, the issuer or the trustee will have the right to apply to the BPU for sequestration and payment of revenues arising from the bondable transition property. See "RISK FACTORS -- RISKS ASSOCIATED WITH POTENTIAL BANKRUPTCY PROCEEDINGS" in this prospectus.

TERMINATION

      The obligations of the servicer and the issuer pursuant to the servicing agreement will terminate upon the retirement, redemption or defeasance in full of the transition bonds.

                                  THE INDENTURE

      The following summary describes some of the terms of the indenture pursuant to which transition bonds will be issued. For more detailed information on the indenture, please see the indenture, filed as an exhibit to the registration statement of which this prospectus forms a part.

SECURITY

      To secure the payment of principal, interest and other amounts owing in respect of the transition bonds pursuant to the indenture, the issuer will grant to the trustee for the benefit of the transition bondholders a security interest in all of the issuer's right, title and interest in and to the following collateral:

      1. the bondable transition property sold by ACE to the issuer pursuant to the sale agreement and all proceeds thereof;

      2.    the sale agreement;


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
      3.    all bills of sale delivered by ACE pursuant to the sale agreement;

      4.    the servicing agreement;

      5.    the administration agreement;

      6. the collection account, each subaccount therein relating to a specific series and all amounts on deposit therein from time to time with the exception of an aggregate of $[ ] to be held in the capital subaccounts free of the lien of the indenture to ensure that the issuer has sufficient assets to pay its expenses as they come due;

      7. any other property of whatever kind owned from time to time by the issuer, other than (a) cash or other property released to the issuer from the collection account and subaccounts therein in accordance with the provisions of the indenture, (b) any payment received by the issuer under any hedge agreement, and (c) proceeds from the sale of the transition bonds used to pay the costs of issuance of the transition bonds and the purchase price of the bondable transition property under the sale agreement;

      8. all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing; and

      9. all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, provided that cash and other property released to the issuer from the collection account in accordance with the provisions of the indenture will not be subject to the lien of the indenture.

The transition bond charge and the subaccounts of each series will secure all series; provided, however, that amounts on deposit in the subaccounts of each series will be allocated to that series as provided under " -- ALLOCATIONS AND PAYMENTS; PRIORITY OF DISTRIBUTIONS" below. However, the issuer may agree, in the indenture supplement relating to a series of transition bonds, that after all transition bonds of that series have been paid, redeemed or defeased, and all obligations of the issuer with respect to that series have been satisfied, amounts, if any, remaining in that series' subaccounts will be released to the issuer free of the lien of the indenture rather than being reallocated to the subaccounts of the remaining outstanding series.

      See " -- ALLOCATIONS AND PAYMENTS; PRIORITY OF DISTRIBUTIONS" below.

ISSUANCE IN SERIES OR CLASSES

      Transition bonds may be issued under the indenture from time to time in series to finance the purchase by the issuer of bondable transition property. The aggregate principal amount of transition bonds that may be authenticated and delivered under the indenture is not limited by dollar amount. Any series of transition bonds may include one or more classes that differ, among other things, as to interest rate and amortization of principal, although the dates on which the transition bond charge will be adjusted, as described under "THE BPU FINANCING ORDER AND THE TRANSITION BOND CHARGE -- THE TRANSITION BOND CHARGE ADJUSTMENT PROCESS," will be the same for every series. The terms of all transition bonds of the same series will be identical, unless a series includes more than one class, in which case the terms of all transition bonds of the same class will be identical. The particular terms of the transition bonds of any series or class will be set forth in a supplemental indenture. The issuer may not issue a new series of transition bonds if it would result in the reduction or withdrawal of the credit ratings on any outstanding series of transition bonds, but the terms of a series or of any


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
classes thereof will not be subject to the prior review by, or consent of, the transition bondholders of any previously issued series or classes. See "RISK FACTORS -- OTHER RISKS ASSOCIATED WITH AN INVESTMENT IN THE TRANSITION BONDS," "THE TRANSITION BONDS" and "ACE'S RESTRUCTURING" in this prospectus. The issuance of additional series of transition bonds may delay or reduce payments you receive on the transition bonds. See "RISK FACTORS -- OTHER RISKS ASSOCIATED WITH AN INVESTMENT IN THE TRANSITION BONDS" in this prospectus.

      Issuer Certificate, Opinion of Counsel and Satisfaction of Rating Agency Condition. Under the indenture, the trustee will authenticate and deliver an additional series of transition bonds only upon receipt by the trustee of, among other things, a certificate of the issuer that no event of default has occurred and is continuing, an opinion of counsel to the issuer and evidence that the issuance of the additional series of transition bonds will not result in the downgrading or withdrawal of any rating on any outstanding transition bonds.

      Opinion of Independent Certified Public Accountants Required for Each Series or Class. In connection with the issuance of each new series, the trustee must receive a certificate or opinion of a firm of independent certified public accountants of recognized national reputation. This certificate will be based on the assumptions used in calculating the transition bond charge with respect to the bondable transition property whose purchase by the issuer was financed by the new issuance. The certificate will include a statement to the effect that, after giving effect to the new issuance and the application of the proceeds therefrom, the transition bond charge will be sufficient:

      1. to pay all expenses, fees and charges of the issuer and those associated with the transition bonds;

      2.    to pay interest on each series of transition bonds when due;

      3. to pay principal of each series of transition bonds in accordance with the expected amortization schedule therefor; and

      4. to fund the overcollateralization subaccount for each series to its scheduled overcollateralization level and replenish any withdrawals from the capital subaccount for each series, taking into account amounts on deposit in the reserve subaccount for each series.

COLLECTION ACCOUNT

      Under the indenture, the issuer will establish the collection account with the trustee or another eligible institution. Eligible institutions for purposes of establishing the collection account are:

      1.    the corporate trust department of the trustee; or

      2. any depositary institution organized under the laws of the United States of America or any state or any domestic branch of a foreign bank that:

            a.    has either:

                  (1) a long-term unsecured debt rating of "[________]" by Standard & Poor's Ratings Group and "[__________]" by Moody's Investors Service or


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                  (2)   a certificate of deposit rating of "A-1" by Standard &
                        Poor's Ratings Group and "P-1" by Moody's Investors Service or any other long-term, short-term or certificate of deposit rating acceptable to the rating agencies; and

            b. whose deposits are insured by the Federal Deposit Insurance Corporation.

      The collection account will be divided into subaccounts. Other than the general subaccount, which will be used to fund all series of transition bonds, each series will have its own group of subaccounts, which need not be segregated into separate bank accounts for each series. The subaccounts are:

      1.    the general subaccount;

      2.    a series subaccount for each series;

      3.    a capital subaccount for each series;

      4.    an overcollateralization subaccount for each series;

      5.    a reserve subaccount for each series; and

      6. if required pursuant to an indenture supplement, one or more defeasance subaccounts for particular series.

      All amounts held directly in the collection account will be allocated to the general subaccount. Unless the context indicates otherwise, references to the collection account include all of the subaccounts contained therein. All money deposited from time to time in the collection account, all deposits therein pursuant to the indenture and all investments made in eligible investments will be held by the trustee in the collection account as part of the collateral.

      Appropriate Investments for Funds in the Collection Account. Funds in the collection account will be invested in one or more of the following eligible investments:

      1. direct obligations of, and obligations fully and unconditionally guaranteed as to their timely payment by, the United States of America;

      2. demand deposits, time deposits, certificates of deposit of depository institutions or trust companies fully insured by the Federal Deposit Insurance Corporation or otherwise meeting standards specified in the indenture;

      3. commercial paper or other short-term unsecured debt obligations (other than those of ACE and its affiliates) having, at the time of investment, a rating in the highest rating category from each rating agency;

      4. investments in money market funds that have the highest rating from each rating agency, including funds for which the trustee or any of its affiliates is investment manager or advisor;

      5. banker's acceptances issued by any depository institution or trust company meeting standards specified in the indenture;


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
      6. repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof, in either case entered into with trust companies or depository institutions which have a long-term unsecured debt rating of [________] by Standard & Poor's Ratings Group and [__________] by Moody's Investors Service or a certificate of deposit rating of A-1 by Standard & Poor's Rating Group and P-1 by Moody's Investors Service or any other long-term, short-term or certificate of deposit rating acceptable to the rating agencies, and whose deposits are insured by the Federal Deposit Insurance Corporation; or

      7.    any other investment permitted by the rating agencies, but:

            a. any book-entry security, instrument or security having a maturity of one month or less that would be an eligible investment but for its failure, or the failure of the obligor thereon, to have the rating specified above will be an eligible investment if the book-entry security, instrument or security, or the obligor thereon, has a long-term unsecured debt rating of at least "A2" by Moody's Investors Service, or the equivalent thereof by the other rating agencies, or a short-term rating of at least "P-1" by Moody's Investors Service or the equivalent thereof by the other rating agencies, and

            b. any book-entry security, instrument or security having a maturity of greater than one month that would be an eligible investment but for its failure, or the failure of the obligor thereon, to have the rating specified above shall be an eligible investment if this book-entry security, instrument or security, or the obligor thereon, has a long-term unsecured debt rating of at least "A1" by Moody's Investors Service, or the equivalent thereof by the other rating agencies, and a short-term rating of at least "P-1" by Moody's Investors Service or the equivalent thereof by the other rating agencies.

      These eligible investments may not be sold, liquidated or otherwise disposed of at a loss prior to their maturity. In addition, on each payment date and each monthly fee disbursement date (or on the preceding business day if they are held by a non-affiliate of the trustee), eligible investments will mature in an aggregate amount sufficient, taken together with the transition bond charge collections and other available amounts, to make any payments then scheduled to be made to third parties and any deposits then required to be made into any subaccounts under the indenture.

      In the case of a defeasance of a series of transition bonds, the issuer will deposit United States government obligations in the defeasance subaccount established for the series. Unites States government obligations are direct obligations, or certificates representing an ownership interest in those obligations of the United States, including any agency or instrumentality thereof, for the payment of which the full faith and credit of the United States is pledged and which are not callable at the issuer's option. No money held in the collection account may be invested, and no investment held in the collection account may be sold, unless the security interest in the collection account will continue to be perfected in the investment or in the proceeds of the sale, as the case may be.

      Remittances to the Collection Account. On each remittance date, as defined under "THE SERVICING AGREEMENT -- SERVICING PROCEDURES" in this prospectus, the servicer will remit all the transition bond charge collections and any indemnity amounts to the trustee under the indenture for deposit in the collection account. An indemnity amount is any amount paid by ACE, as the seller or the servicer, to the trustee, for the trustee itself or on behalf of the transition bondholders, in respect of indemnification obligations under the sale agreement or the servicing agreement. See "THE SALE


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AGREEMENT -- ACE'S OBLIGATION TO INDEMNIFY THE ISSUER AND THE TRUSTEE" and "THE
SERVICING AGREEMENT -- SERVICER INDEMNIFICATION" in this prospectus.

      General Subaccount. Transition bond charge collections and any indemnity amounts remitted by the servicer to the trustee will be deposited into the general subaccount. On the business day preceding each payment date, the trustee will allocate amounts in the general subaccount, including earnings thereon, to each series as described under " -- ALLOCATIONS AND PAYMENTS; PRIORITY OF DISTRIBUTIONS" below.

      Series Subaccount. Upon each issuance of a new series of transition bonds, a series subaccount will be established for that series. On the business day preceding each payment date, allocations will be made to each series subaccount as described under " -- ALLOCATIONS AND PAYMENTS; PRIORITY OF DISTRIBUTIONS" below.

      Capital Subaccount. Upon each issuance of a new series of transition bonds, ACE will make a capital contribution to the issuer of the required capital amount. The issuer will pay this amount to the trustee for deposit into the capital subaccount for the series, and the amount will be invested in eligible investments.

      Overcollateralization Subaccount. Transition bond charge collections, to the extent available, as described under " -- ALLOCATIONS AND PAYMENTS; PRIORITY OF DISTRIBUTIONS" below, will be allocated to the overcollateralization subaccount for each series on each payment date. Each prospectus supplement will specify the scheduled overcollateralization level on each payment date for the series of transition bonds to which the supplement relates. The overcollateralization amount for each series will be funded over the life of the transition bonds of that series and in the aggregate will equal the amount stated in the prospectus supplement relating to that series. Amounts on deposit in the overcollateralization subaccounts will be invested in eligible investments.

      Reserve Subaccount. Transition bond charge collections allocated to a particular series that are not needed to make the payments set forth in clauses 1 through 11 in " -- ALLOCATIONS AND PAYMENTS; PRIORITY OF DISTRIBUTIONS" below will be allocated to the reserve subaccount for that series. Amounts in each series' reserve subaccount will be invested in eligible investments.

      Defeasance Subaccount. In the event funds are remitted to the trustee in connection with the exercise of the legal defeasance option or the covenant defeasance option with respect to a series of transition bonds, the issuer will establish a defeasance subaccount for that series. If this occurs, funds set aside for future payment of the transition bonds of that series will be deposited into that defeasance subaccount. All amounts in the defeasance subaccount for that series will be applied by the trustee to the payment to the holders of the particular series of transition bonds for the payment or redemption of which these amounts were deposited with the trustee. These amounts will include all sums due for principal, interest and premium, if any, and they will be applied in accordance with the provisions of the transition bonds and the indenture. See " -- LEGAL DEFEASANCE AND COVENANT DEFEASANCE" below.

      Other Credit Enhancement. In addition to the above-mentioned subaccounts and the mandatory periodic adjustments to the transition bond charge, further credit enhancement may be provided. The amounts and types of credit enhancement provided for any series of transition bonds and the provider of any such credit enhancement will be described in the related prospectus supplement.

      Release or Reallocation. The issuer may agree, in the indenture supplement relating to a series of transition bonds, that after all transition bonds of that series have been paid, redeemed or defeased, and all obligations of the issuer with respect to that series have been satisfied, amounts, if any, remaining in that


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series' subaccounts will either be released to the issuer free of the lien of the indenture or be reallocated to the subaccounts of the remaining outstanding series, as specified in the related prospectus supplement. If no other series is then outstanding, then amounts on deposit will be released to the issuer free of the lien of the indenture. Amounts released to the issuer may be distributed to ACE in accordance with the indenture supplement.

ALLOCATIONS AND PAYMENTS; PRIORITY OF DISTRIBUTIONS

      The transition bond charge collections will be remitted by the servicer at least monthly and will be deposited by the trustee into the general subaccount of the collection account. In addition, investment earnings on amounts on deposit in the trust accounts will be deposited into the general subaccount of the collection account on the business day preceding each payment date and, if and to the extent necessary to meet monthly fees and expenses, on the business day preceding each monthly fee disbursement date. In addition, any indemnity payments received by the trustee will be deposited into the general subaccount as received. On each transition bond charge adjustment date, the trustee will determine the total revenue requirements of each series of transition bonds over the period that begins on that date and ends on the date immediately preceding the next scheduled transition bond charge adjustment date.

      On the business day preceding each payment date, the trustee will allocate amounts in the general subaccount of the collection account to each series in accordance with the proportion of the total revenue requirements a particular series' revenue requirements bears to the total revenue requirements for all series as determined on the previous transition bond charge adjustment date. On each payment date, the trustee will pay as to each series the amounts as described in clauses 1 through 12 below to the extent funds are available in the general subaccount of the collection account. All series and all classes within a series will have the same payment dates. In addition, the trustee will pay the monthly fees and expenses specified in clauses 1 through 5 below on the monthly fee disbursement date to the extent funds are available in the general subaccount of the collection account.

      The priorities among payments made on each series are as follows:

      1. To the trustee, payment of that series' portion of the trustee's fee, plus (up to an aggregate amount specified in the related prospectus supplement) all expenses of the trustee and indemnities payable to the trustee;

      2. To the independent managers of the issuer, payment of that series' portion of the managers' fees;

      3. To the servicer, payment of that series' portion of the servicing fee;

      4. To the administrator, payment of that series' portion of the administration fee;

      5. To the issuer, payment of that series' portion of the current operating expenses of the issuer (up to an aggregate amount specified in the related prospectus supplement) unless an event of default under the indenture exists or would result from the payment;

      6.    To the transition bondholders:

            (A) payment of the interest then due on the transition bonds of that series and any previously accrued but unpaid interest;


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            (B)   payment of the principal then due on the transition bonds of that series, to the extent applicable equal to the following:

                  - the unpaid principal amount of any class of that series upon an acceleration triggered by an event of default,

                  - the unpaid principal amount of any class of that series due on the final maturity date of that class and

                  - the unpaid principal amount of any class of that series called for redemption; and

            (C) payment of principal in the amount that would bring the aggregate principal amount outstanding for that series to the level set forth in the expected amortization schedule for that series for that payment date;

      7. To hedge or interest rate counterparties, payments of any amounts due under any hedge or swap agreements made with respect to any class of that series;

      8. To the persons entitled thereto, payment of that series' portion of any remaining unpaid operating expenses, including any unpaid trustee expenses and indemnity amounts then owed;

      9. To the capital subaccount for that series, replenishment up to the required capital amount;

      10. To the overcollateralization subaccount for that series, allocation of the amount that would bring the amount in that subaccount to the level set forth in the overcollateralization schedule for that series on that payment date;

      11. To the issuer, so long as no event of default has occurred and is continuing, release of an amount equal to investment earnings on amounts in the capital subaccount for that series since the preceding payment date; and

      12. To the reserve subaccount for that series, allocation of any remaining amount, subject to reallocation of that remainder to another series in the event of a payment default of the other series.

      After all transition bonds of that series have been paid, redeemed or defeased, and all obligations of the issuer with respect to that series have been satisfied, amounts, if any, remaining in that series' subaccounts will either be released to the issuer free of the lien of the indenture or be reallocated to the subaccounts of the remaining outstanding series, as specified in the related prospectus supplement.

      If so specified in the related prospectus supplement, to the extent that more than one class of a series of transition bonds is to receive payments of principal legally due or scheduled to be paid in accordance with the related expected amortization schedule on any payment date, the applicable funds will be allocated in a sequential manner, to the extent funds are available, as specified in that prospectus supplement.

      Interest means, for any payment date and any series or class of transition bonds, the sum, without duplication, of:

      - the amount of interest accrued since the prior payment date for the series or class;


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      -     the amount of unpaid interest for the series or class plus any interest accrued on that unpaid interest as of that payment date;
            and

      - if the series has been declared due and payable, all accrued and unpaid interest for the series or class as of that payment date.

      Principal means, for any payment date and any series or class of transition bonds:

      - the amount of principal scheduled to be paid for the series or class on the payment date;

      - the amount of principal due on the final maturity date of the series or class;

      - the amount of principal for the series or class due as a result of the occurrence and continuance of an event of default and acceleration of the transition bonds; and

      -     any overdue payments of principal.

      If on any payment date funds in any series subaccounts are insufficient to make the allocations contemplated above funds drawn from amounts on deposit in the following subaccounts of that series will be available to make payments in the following order up to the amount of the shortfall:

      - from the reserve subaccount for that series for allocations in clauses 1 through 11 with respect to that series;

      - from the overcollateralization subaccount for that series for allocations in clauses 1 through 6 and 8 with respect to that series; and

      - from the capital subaccount for that series for allocations in clauses 1 through 6 and 8 with respect to that series.

      In addition, in order to avoid a default in the payment of interest or legally due principal on another series of transition bonds, amounts held in the reserve subaccount of any series may be used to make payments in order to avoid such a default or an event of default if doing so would not cause the series to suffer a default or an event of default. If on any monthly fee disbursement date amounts available in a series' subaccount are insufficient to pay that series' share of monthly fees and expenses, amounts held in the reserve subaccount of that series may be used to make the payments. The amount of a series' share of fees and expenses will be based on the then outstanding principal amount of that series in relation to the outstanding principal amount of all series as of the immediately preceding payment date.

REPORTS TO TRANSITION BONDHOLDERS

      On or prior to each payment date, the trustee will prepare and provide statements to the holders of record of each outstanding series of transition bonds. These statements will be available to the beneficial owners of each series of transition bonds upon request to the trustee or the servicer. The financial information provided will not be examined or reported upon by any independent public accountant, and no independent public accountant will give an opinion on this financial information. This statement will include, to the extent applicable, the following information, as well as any other information required to be so furnished by the trustee under the related supplemental indenture, as to the transition bonds of that series with respect to that payment date or the period since the previous payment date:

      1. the amount to be paid to those transition bondholders in respect of principal;


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      2.    the amount to be paid to those transition bondholders in respect of interest;

      3. the projected transition bond balance and the transition bond balance for that series as of that payment date;

      4. the amount on deposit in the overcollateralization subaccount for that series and the scheduled overcollateralization level for that series, as of that payment date;

      5. the amount on deposit in the capital subaccount for that series as of that payment date; and

      6. the amount, if any, on deposit in the reserve subaccount for that series as of that payment date and any amounts transferred from the reserve subaccount to make payments on another series.

In addition, the statements will contain information with respect to total receipts for transition bond charges, expenses paid and allocation of net transition bond charges among all series.

MODIFICATION OF THE INDENTURE

      Modifications of the Indenture That Do Not Require Consent of Transition Bondholders. Without the consent of any of the transition bondholders or the counterparty to any hedge or swap transaction but with prior notice to the rating agencies, the issuer and the trustee may execute a supplemental indenture for any of the following purposes:

      1. to correct or amplify the description of the collateral, or better assure, convey and confirm to the trustee the collateral, or to subject to the lien of the indenture additional property;

      2. to evidence the succession of another person to the issuer and the assumption by the successor of the covenants of the issuer in the indenture and in the transition bonds;

      3. to add to the covenants of the issuer, for the benefit of the transition bondholders, or to surrender any right or power conferred upon the issuer in the indenture;

      4.    to assign or pledge any property to or with the trustee;

      5. to cure any ambiguity, to correct any inconsistent provision of the indenture or any supplemental indenture or to make any other provisions with respect to matters arising under the indenture or in any supplemental indenture, but:

            a. the action must not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any transition bondholder or any hedge or swap counterparty, and

            b. the rating agency condition must be satisfied with respect to the action;

      6. to evidence and provide for a successor trustee and to facilitate the administration of the trusts under the indenture by more than one trustee, as may be required by the indenture;


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      7.    to modify the indenture to effect the qualification of the indenture under the Trust Indenture Act or any similar federal statute hereafter enacted and to add to the indenture any other provisions as may be expressly required by the Trust Indenture Act;

      8. to set forth the terms of any series that has not theretofore been authorized by a supplemental indenture, provided that the rating agency condition has been satisfied with respect to the action;

      9. change the type of third-party credit enhancement available in support of the transition bonds so long as the rating agency condition has been satisfied; or

      10. to authorize the appointment of any listing agent, transfer agent or paying agent or additional registrar for any class of transition bonds required or advisable in connection with the listing of any class of transition bonds on any stock exchange, and otherwise to amend the indenture to incorporate any changes requested or required by any governmental authority, stock exchange authority, listing agent, transfer agent or paying agent or additional registrar for any class of transition bonds in connection with that listing.

      Additionally, without the consent of any of the transition bondholders, the issuer and trustee may execute a supplemental indenture to add provisions to, or change in any manner or eliminate any provisions of, the indenture, or to modify in any manner the rights of the transition bondholders under the indenture; provided, however:

      1. that action shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any transition bondholder; and

      2. the rating agency condition must be satisfied with respect to that action.

      Modifications That Require the Approval of the Transition Bondholders. The issuer and the trustee also may, with prior notice to the rating agencies and with the consent of the holders of not less than a majority of the amount of outstanding transition bonds of each series or class to be affected thereby, execute a supplemental indenture to add any provisions to, or change in any manner or eliminate any of the provisions of, the indenture or modify in any manner the rights of the transition bondholders under the indenture. However, no supplemental indenture may, without the consent of the holder of each outstanding transition bond of each series or class affected thereby and each swap or hedge counterparty, if any, affected thereby:

      1. change the date of any scheduled payment of principal of, or interest or premium, if any, on, any transition bond, or reduce the principal amount thereof, the interest rate specified thereon or the redemption price or the premium, if any, with respect thereto, change the provisions of the indenture and the applicable supplemental indenture relating to the application of collections on, or the proceeds of the sale of, the collateral to payment of principal of, or interest or premium, if any, on, the transition bonds, or change the coin or currency in which any transition bond or any interest thereon is payable;

      2. impair the right to institute suit for the enforcement of payment of amounts due on transition bonds after their respective due dates;

      3. reduce the percentage of outstanding transition bonds, or of a series or class thereof, the consent of the holders of which is required for any supplemental indenture, or for any


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            waiver of compliance with specified provisions of the indenture or of defaults and their consequences;

      4. reduce the percentage of outstanding transition bonds required to direct the trustee to direct the issuer to liquidate the collateral;

      5. modify the indenture so as to affect the amount of any payment of principal, interest or premium, if any, payable on any transition bond on any payment date or change the redemption dates, expected amortization schedules or final maturity dates of any transition bonds;

      6. decrease the required capital amount, the overcollateralization amount or the scheduled overcollateralization level with respect to any series or any payment date;

      7. modify the indenture regarding the voting of transition bonds held by the issuer, ACE, an affiliate of either of them or any obligor on the transition bonds;

      8. decrease the percentage of outstanding transition bonds required to amend any provisions of the indenture that specify the percentage of outstanding transition bonds necessary to amend the indenture or other agreements;

      9. permit the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any of the collateral for the transition bonds or, except as otherwise contemplated in the indenture, terminate the lien of the indenture on any property or modify the collateral release provisions thereof or deprive the holder of any transition bond of the security of the indenture; or

      10. alter any of the allocations of revenues, indemnity payments, fees or similar amounts among series.

      In addition, none of the foregoing provisions may be modified without the consent of each affected transition bondholder, except to increase any percentage specified therein or to provide that the indenture or other documents referred to above cannot be modified or waived without the consent of the holder of each outstanding transition bond affected thereby.

      Enforcement of Agreements. The indenture provides that the issuer will take all lawful actions to enforce its rights under the sale agreement, the administration agreement and the servicing agreement and to compel or secure the performance and observance by ACE and the servicer of their respective obligations to the issuer under these agreements. So long as no event of default occurs and is continuing, the issuer may exercise any and all rights, remedies, powers and privileges lawfully available to the issuer under or in connection with the sale agreement, the administration agreement and the servicing agreement. However, if the issuer, ACE or the servicer propose to amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the process for adjusting the transition bond charge, the issuer must notify the trustee and the trustee must notify the transition bondholders of the proposal. In addition, the trustee may consent to such a proposal only with the consent of the holder of each outstanding transition bond of each series or class materially and adversely affected thereby and only if the rating agency condition is satisfied with respect to the action.

      If an event of default occurs and is continuing, the trustee may, and at the direction of the holders of a majority of the principal amount of outstanding transition bonds of all series, will, exercise all rights,


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remedies, powers, privileges and claims of the issuer against ACE or the servicer under or in connection with the sale agreement, the administration agreement and the servicing agreement, and any right of the issuer to take any such action will be suspended. In the event of a foreclosure, there is likely to be a limited market, if any, for the bondable transition property, and, therefore, foreclosure may not be a realistic or practical remedy.

      Modifications to the Sale Agreement and the Servicing Agreement. With the consent of the trustee, the sale agreement and the servicing agreement may be amended at any time and from time to time without the consent of the transition bondholders, provided that, as evidenced by an officer's certificate, the amendment does not adversely affect the interest of any transition bondholder or change the adjustment process for the transition bond charges. The trustee will not withhold its consent to that amendment so long as the rating agency condition is satisfied in connection with that amendment [by each rating agency other than Moody's Investors Service; and the issuer shall have furnished Moody's Investors Service with written notice of the amendment prior to its effectiveness] and the foregoing officer's certificate is provided.

      No amendment, modification, waiver, supplement, termination or surrender of the terms of the sale agreement or servicing agreement, or waiver of timely performance or observance by ACE or the servicer under the sale agreement or servicing agreement, respectively, in each case in a way as would adversely affect the interests of transition bondholders, is permitted, nor shall the trustee consent to any such amendments, modifications, waivers, supplements, terminations or surrenders. If the issuer or the servicer otherwise propose to amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, waiver, supplement, termination or surrender of the terms of the sale agreement or servicing agreement or waive timely performance or observance by ACE or the servicer thereunder, the issuer will notify the trustee and the trustee will notify the transition bondholders. The trustee will consent to any of these amendments, modifications, waivers, supplements, terminations or surrenders only with the consent of the holders of at least a majority of the outstanding principal amount of the transition bonds of each series or class.

      Notification of the Rating Agencies, the Trustee and the Transition Bondholders of Any Modification. If the issuer, ACE or the servicer:

      1. proposes to amend, modify, waive, supplement, terminate or surrender, or agree to any other amendment, modification, waiver, supplement, termination or surrender of, the terms of the sale agreement or the servicing agreement, as the case may be, or

      2. proposes to waive timely performance or observance by ACE or the servicer under the sale agreement or the servicing agreement, as the case may be,

in each case in a way that would materially and adversely affect the interests of transition bondholders, the issuer must first notify the rating agencies of the proposed amendment. Upon satisfaction of the rating agency condition with respect to the proposed action, the issuer must thereafter notify the trustee and the trustee must notify the transition bondholders of the proposed action and that the rating agency condition has been satisfied with respect thereto. The trustee will consent to the proposed amendment, modification, supplement or waiver only with the consent of the holders of a majority of the principal amount of outstanding transition bonds of each series materially and adversely affected thereby.

EVENTS OF DEFAULT

      An "Event of Default" is defined in the indenture as:


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      1.    a default for five business days in the payment of any interest on any transition bond;

      2. a default in the payment of the principal of any transition bond of any series or class on the final maturity date for that series or class;

      3. a default in the payment of the redemption price for any transition bond on the redemption date therefor;

      4. a default in (a) the observance or performance of any covenant or agreement of the issuer made in the indenture (other than those specifically dealt with in clauses 1, 2 or 3 above) or (b) any representation or warranty of the issuer made in the indenture or in any certificate or other writing delivered pursuant to the indenture if, in either case, the default continues for a period of 30 days after (x) notice is given to the issuer and the trustee by the holders of at least 25% of the principal amount of outstanding transition bonds of any series or class or (y) the issuer has knowledge of the default;

      5. specified involuntary events of bankruptcy, insolvency, receivership or liquidation of the issuer if the decree or order remains unstayed and in effect for a period of 90 consecutive days;

      6. commencement of specified voluntary cases by the issuer under bankruptcy, insolvency or other similar law; and

      7. violation by the State of New Jersey of its pledge and agreement with respect to the Competition Act and the transition bonds.

If an event of default occurs and is continuing, other than a default described in clause 7. above, the trustee or holders of a majority of the principal amount of outstanding transition bonds of all series may declare the principal balance of all series of the transition bonds to be immediately due and payable. The declaration may, under the circumstances specified in the indenture, be rescinded by the holders of a majority of the principal amount of outstanding transition bonds of all series. If the transition bonds are declared due and payable, and if the bondable transition property has not been sold, then payments will continue to be applied as described under " -- ALLOCATIONS AND PAYMENTS; PRIORITY OF DISTRIBUTIONS" above for that series.

      Remedies Available to the Trustee Following an Event of Default. In addition to acceleration of the transition bonds, the trustee may exercise one or more of the following remedies upon an event of default:

      1. the trustee may institute proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the transition bonds or under the indenture with respect to the transition bonds, whether by declaration or otherwise, enforce any judgment obtained, and collect from the issuer and any other obligor upon the transition bonds moneys adjudged due;

      2. the trustee may institute proceedings from time to time for the complete or partial foreclosure of the indenture with respect to the collateral;

      3. the trustee may exercise any remedies of a secured party under the Uniform Commercial Code or the Competition Act or any other applicable law and take any other appropriate


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            action to protect and enforce the rights and remedies of the trustee and the holders of the transition bonds of that series;

      4. the trustee may sell the collateral or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any matter permitted by law;

      5. the trustee may exercise all rights, remedies, powers, privileges and claims of the issuer against the seller, the servicer or any swap counterparty under or in connection with the sale agreement, the servicing agreement or any interest rate swap agreement; and

      6. the trustee may institute or participate in proceedings reasonably necessary to compel performance of or to enforce the pledge and agreement of the State of New Jersey under the Competition Act and collect any monetary damages incurred by the holders of the transition bonds or the trustee.

The remedy described in clause 6 above is the only remedy that the trustee may exercise upon an event of default caused solely by a violation by the State of New Jersey of its pledge and agreement with respect to the Competition Act and the transition bonds.

      When the Trustee Can Sell the Collateral. If the transition bonds of all series have been declared to be due and payable following an event of default, the trustee may, subject to the limitations of the indenture, either:

      1.    sell or otherwise liquidate the collateral; or

      2. elect to maintain possession of the collateral and not sell or otherwise liquidate it.

      If the collateral is sold, the indenture provides for the allocation of the proceeds pro rata among all series of the transition bonds based on outstanding principal balances of the respective series as of the date immediately preceding the date of sale and pro rata among the classes of such series of transition bonds based on outstanding principal balances of the classes within that series unless otherwise specified in the related prospectus supplement.

      The trustee is prohibited from selling the collateral following an event of default (other than a default in the payment of principal, a default for five business days or more in the payment of any interest on any transition bond of any series or a default in the payment of the redemption price for any transition bond on the redemption date therefor) unless:

      1. the holders of 100% of the outstanding principal amount of all series of transition bonds consent to the sale;

      2. the proceeds of the sale are sufficient to pay in full the principal of, accrued interest and premium, if any, on, the outstanding transition bonds of all series; or

      3. the trustee determines that funds provided by the collateral would not be sufficient on an ongoing basis to make all payments on the transition bonds of all series as those payments would have become due if the transition bonds had not been declared due and payable, and the trustee obtains the consent of the holders of at least 66 2/3% of the principal amount of outstanding transition bonds of all series.


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      Right of Transition Bondholders to Direct Proceedings. Subject to the
provisions for indemnification and the limitations contained in the indenture, the holders of a majority of the principal amount of outstanding transition bonds of all series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the trustee or exercising any trust or power conferred on the trustee; provided that, among other things:

      1. the holders' direction does not conflict with any rule of law or with the indenture;

      2. subject to the provisions specified in the indenture, any direction to the trustee to sell or liquidate the collateral must be by the holders of 100% of the principal amount of all series of transition bonds then outstanding; and

      3. the trustee may take any other action deemed proper by the trustee that is not inconsistent with the holders' direction.

In case an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the direction of the transition bondholders of any series if it reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with the direction. The trustee does not need to take any action pursuant to any such direction if it determines that the action might materially adversely affect the rights of any transition bondholder not consenting to the action.

      Waiver of Past Defaults. The holders of a majority of the principal amount of outstanding transition bonds of all series may, prior to acceleration of the maturity of the transition bonds, waive any default or event of default with respect thereto. However, they may not waive a default in the payment of principal of, or interest or any premium on, any of the transition bonds or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all of the holders of the outstanding transition bonds of all affected series and classes.

      No transition bondholder may institute any proceeding, judicial or otherwise, or avail itself of the right to foreclose on the bondable transition property or otherwise enforce the lien on the bondable transition property with respect to the indenture, unless:

      1. that holder previously has given to the trustee written notice of a continuing event of default;

      2. the holders of at least 25% of the principal amount of outstanding transition bonds of all series have made written request of the trustee to institute the proceeding in its own name as trustee;

      3. the holders have offered the trustee security or indemnity reasonably satisfactory to the trustee against the liabilities to be incurred in complying with the request;

      4. for a period of 60 days after its receipt of the notice, request and offer, the trustee has failed to institute the proceeding; and

      5. no direction inconsistent with this written request has been given to the trustee during the 60-day period referred to above by the holders of a majority of the principal amount of outstanding transition bonds of all series.


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COVENANTS OF THE ISSUER

      The issuer will keep in effect its existence as a limited liability company under Delaware law (or, in the case of a successor issuer, under the law of Delaware or another state or of the United States), provided that the issuer may consolidate with or merge into another entity or sell substantially all of its assets to another entity and dissolve if:

      1. the entity formed by or surviving the consolidation or merger or to whom substantially all of the issuer's assets are sold is organized under the laws of the United States or any state thereof and expressly assumes by a supplemental indenture the due and punctual payment of the principal of, and interest and premium, if any, on, all transition bonds and the performance of the issuer's obligations under the indenture;

      2. the entity expressly assumes all obligations and succeeds to all rights of the issuer under the sale agreement and the servicing agreement pursuant to an assignment and assumption agreement executed and delivered to the trustee;

      3. no default or event of default will have occurred and be continuing under the indenture immediately after giving effect to the consolidation, merger or sale;

      4. the rating agency condition will have been satisfied with respect to the merger, consolidation or sale;

      5. the issuer has received an opinion of counsel to the effect that the consolidation, merger or sale would have no material adverse tax consequence to the issuer or any transition bondholder, complies with the indenture and all conditions precedent therein provided relating to the transaction, and will result in the trustee maintaining a continuing valid first priority security interest in the collateral;

      6. none of the bondable transition property, the BPU financing order or ACE's, the servicer's or the issuer's rights under the Competition Act or the BPU financing order are impaired thereby; and

      7. any action that is necessary to maintain the lien and security interest created by the indenture has been taken.

Upon consummation of a consolidation, merger or sale in accordance with the foregoing provisions, the issuer will be released from its agreements under the indenture, the sale agreement, the administration agreement and the servicing agreement.

      Additional Covenants of the Issuer. The issuer will take any action necessary or advisable to, among other things, maintain and preserve the lien and security interest of the indenture and the priority thereof. The issuer will not permit the validity of the indenture to be impaired, the lien to be amended, subordinated, terminated or discharged, or any person to be released from any covenants or obligations except as expressly permitted by the indenture. The issuer will also not permit any lien, charge, claim, security interest, mortgage or other encumbrance, other than the lien and security interest created by the indenture, to be created on or extend to or otherwise arise upon or burden the collateral or any part thereof or any interest therein or the proceeds thereof. Finally, the issuer will not permit the lien of the indenture not to constitute a continuing valid first priority security interest in the collateral.


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      The issuer may not, among other things:

1. except as expressly permitted by the indenture, add, sell, transfer, exchange, or dispose of any of the collateral unless directed to do so by the trustee in accordance with the indenture;

2. claim any credit on, or make any deduction from the principal, interest or premium, if any, payable in respect of the transition bonds, other than amounts properly withheld under the Internal Revenue Code of 1986, as amended (the "Code");

3. assert any claim against any present or former transition bondholder because of the payment of taxes levied or assessed upon the issuer;

4. pay a dividend or make any other distribution unless (a) no event of default has occurred and is continuing, (b) the funds distributed are those distributed to the issuer as contemplated in clause 11 under " -- ALLOCATIONS AND PAYMENTS; PRIORITY OF DISTRIBUTIONS" above, and (c) the capital subaccount for each series is at the required level; or

5. engage in any business other than purchasing and owning the bondable transition property, issuing transition bonds from time to time, pledging its interest in the collateral to the trustee to secure the transition bonds, and performing activities that are necessary, suitable or convenient to accomplish the foregoing or incidental thereto.

      The Issuer May Not Engage in Any Other Financial Transactions. The issuer may not issue, incur, assume or guarantee any indebtedness except for the transition bonds and obligations under credit enhancement or hedge agreements for particular series of the transition bonds as contemplated by the indenture and the other basic documents. Also, the issuer may not, except as contemplated by the indenture and the other basic documents, make any loan or advance or credit to any person or guarantee or otherwise become contingently liable in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire, or agree contingently to acquire, any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other person, except as contemplated by the indenture and the other basic documents. The issuer will not make any expenditure for capital assets or lease any capital asset other than bondable transition property purchased from ACE pursuant to, and in accordance with, the sale agreement.

LIST OF TRANSITION BONDHOLDERS

      Any transition bondholder or group of transition bondholders furnishing reasonable proof of ownership of transition bonds for at least six months may, by written request to the trustee, obtain access to the list of all transition bondholders maintained by the trustee for the purpose of communicating with other transition bondholders with respect to their rights under the indenture or the transition bonds. The trustee may elect not to afford requesting transition bondholders access to the list of transition bondholders if it agrees to mail the desired communication or proxy, on behalf and at the expense of the requesting transition bondholders, to all transition bondholders.

ANNUAL COMPLIANCE STATEMENT

      The issuer will be required to file annually with the trustee a written statement as to the fulfillment of its obligations under the indenture. In addition, the issuer will furnish to the trustee an


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opinion of counsel concerning filings made by the issuer on an annual basis and before the effectiveness of any amendment to the sale agreement or the servicing agreement.

TRUSTEE'S ANNUAL REPORT

      If required by the Trust Indenture Act, the trustee will mail each year to all transition bondholders a brief report relating to its eligibility and qualification to continue as the trustee under the indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of indebtedness owing by the issuer to it in the trustee's individual capacity, the property and funds physically held by the trustee as such, any additional issue of a series of transition bonds not previously reported and any action taken by it that materially affects the transition bonds of any series and that has not been previously reported.

SATISFACTION AND DISCHARGE OF THE INDENTURE

      The indenture will be discharged with respect to the transition bonds of any series upon the delivery to the trustee of funds sufficient for the payment in full of all of the transition bonds of such series with the trustee. In addition, the issuer must deliver to the trustee the officer's certificate and opinion of counsel specified in the indenture. The deposited funds will be segregated and held apart solely for paying the transition bonds, and the transition bonds will not be entitled to any amounts on deposit in the collection account other than amounts on deposit in the defeasance subaccount for that series of transition bonds.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

      The issuer may, at any time, terminate:

      1. all of its obligations under the indenture with respect to the transition bonds of any series; or

      2. its obligations to comply with some of the covenants in the indenture, including all of the covenants described under " -- COVENANTS OF THE ISSUER" above.

      The legal defeasance option is the right of the issuer to terminate at any time its obligations under the indenture with respect to the transition bonds of one or more series. The covenant defeasance option is the right of the issuer to terminate at any time its obligations to comply with most of the covenants in the indenture with respect to one or more series. The issuer may exercise the legal defeasance option with respect to any series of transition bonds notwithstanding its prior exercise of the covenant defeasance option with respect to that series. If the issuer exercises the legal defeasance option with respect to any series, the series will be entitled to payment only from the funds or other obligations set aside under the indenture for payment thereof on the expected final payment date or redemption date therefor as described below. If the issuer exercises the covenant defeasance option for any series, the final payment of the transition bonds of the series may not be accelerated because of an event of default relating to a default in the observance or performance of any covenant or agreement of the issuer made in the indenture. If the issuer exercises the legal defeasance option with respect to any series, no such acceleration may occur with respect to an event of default of any type.

      The issuer may exercise the legal defeasance option or the covenant defeasance option with respect to a series of transition bonds only if:


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      1.    the issuer irrevocably deposits or causes to be deposited in trust with the trustee cash or United States government obligations for the payment of principal of, and interest and premium, if any, on, that series to the expected final payment date or redemption date therefor, as applicable, the deposit to be made in the defeasance subaccount for that series;

      2. the issuer delivers to the trustee a certificate from a nationally recognized firm of independent accountants expressing its opinion that the payments of principal and interest on the United States government obligations when due and without reinvestment plus any cash deposited in the defeasance subaccount for that series will provide cash at times and in amounts sufficient to pay in respect of the transition bonds of that series:

            a. principal in accordance with the expected amortization schedule therefor, and/or if that series is to be redeemed, the redemption price on the redemption date therefor, and

            b.    interest when due;

      3. in the case of the legal defeasance option, 95 days pass after the deposit is made and during the 95-day period no default relating to events of bankruptcy, insolvency, receivership or liquidation of the issuer occurs and is continuing at the end of the period;

      4. no default has occurred and is continuing on the day of the deposit and after giving effect thereto;

      5. in the case of the legal defeasance option, the issuer delivers to the trustee an opinion of counsel stating that:

            a. the issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or

            b. since the date of execution of the indenture, there has been a change in the applicable federal income tax law,

            in either case confirming that the holders of the transition bonds of the series will not recognize income, gain or loss for federal income tax purposes as a result of the exercise of the legal defeasance option and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance had not occurred;

      6. in the case of the covenant defeasance option, the issuer delivers to the trustee an opinion of counsel to the effect that the holders of the transition bonds of that series will not recognize income, gain or loss for federal income tax purposes as a result of the exercise of the covenant defeasance option and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred; and

      7. the issuer delivers to the trustee a certificate of an authorized officer of the issuer and an opinion of counsel, each stating that all conditions precedent to the satisfaction and discharge of the transition bonds of that series have been complied with as required by the indenture.


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      There will be no other conditions to the exercise by the issuer of its legal defeasance option or its covenant defeasance option.

THE TRUSTEE

      [      ] will be the trustee under the indenture. The trustee may resign at any time upon 30 days' written notice by so notifying the issuer. The holders of a majority of the principal amount of outstanding transition bonds of all series may remove the trustee by so notifying the trustee and may appoint a successor trustee. The issuer will remove the trustee if (a) the trustee ceases to be eligible to continue in this capacity under the indenture, (b) the trustee becomes insolvent, (c) a receiver or other public officer takes charge of the trustee or its property or (d) the trustee becomes incapable of acting. If the trustee resigns or is removed or a vacancy exists in the office of trustee for any reason, the issuer will be obligated promptly to appoint a successor trustee eligible under the indenture. No resignation or removal of the trustee will become effective until a successor trustee accepts the appointment. The trustee must at all times satisfy the requirements of the Trust Indenture Act of 1939 and the Investment Company Act of 1940. The trustee must also have a combined capital and surplus of at least $[50] million and a long term debt rating of at least ["BBB-"] by Standard & Poor's Ratings Group, at least ["Baa3"] or better by Moody's Investors Service and at least ["BBB-"] by Fitch. If the trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another entity, the resulting, surviving or transferee entity will, without any further action, be the successor trustee.

GOVERNING LAW

      The indenture will be governed by the laws of the State of New Jersey.

                         HOW A BANKRUPTCY OF ACE OR THE
                       SERVICER MAY AFFECT YOUR INVESTMENT

      Sale or Financing. ACE will represent and warrant in the sale agreement that the sale of the bondable transition property in accordance with the sale agreement constitutes a valid sale, assignment and absolute transfer by ACE to the issuer of the bondable transition property. ACE will also represent and warrant in the sale agreement, and it is a condition to the closing of the sale of bondable transition property that ACE has taken the appropriate actions under the Competition Act and the New Jersey Uniform Commercial Code, including filing a financing statement, to perfect this sale. The Competition Act provides that a transfer of bondable transition property by an electric utility to an assignee that the parties have in the governing documentation expressly stated to be a sale or other absolute transfer, in a transaction approved in BPU financing order, will be treated as an absolute transfer of all the transferor's right, title and interest, as in a sale or other absolute transfer, and not as a pledge or other financing, of the relevant bondable transition property. The Competition Act also provides that the characterization of a transfer as a sale or other absolute transfer shall not be affected or impaired in any manner by treatment of the transfer as a financing for federal or state tax purposes or financial accounting purposes. ACE and the issuer will treat the transactions as a sale under applicable law, although for financial reporting and federal and state income and franchise tax purposes the transition bonds will be treated as a financing and not a sale. See "THE COMPETITION ACT -- ACE AND OTHER UTILITIES MAY SECURITIZE STRANDED COSTS" in this prospectus.

      In the event of a bankruptcy of ACE, a party in interest in the bankruptcy might take the position that the sale of the bondable transition property to the issuer was a financing transaction and not a "sale or other absolute transfer," arguing for example that the treatment of the transaction for financial reporting


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and tax purposes as a financing and not a sale lends weight to the position that the transaction should be characterized as a financing and not a sale. As noted above, the Competition Act specifically provides for the treatment of the transaction as a sale as a matter of state law and that treatment is not affected by treatment of the transfer as a financing for federal or state tax purposes or financial accounting purposes. However, if a court were nonetheless to characterize the transaction as a financing rather than a sale, the issuer would be treated as a secured creditor of ACE in the bankruptcy case. Although, as noted below, the issuer would in that case have a security interest in the bondable transition property, it would not likely be entitled to have access to the transition bond charge collections during the bankruptcy. As a result, repayment on the bonds could be significantly delayed and a plan of reorganization in the bankruptcy case might permanently modify the amount and timing of payments to the issuer of the transition bond charge collections and therefore the amount and timing of payments to the transition bondholders.

      In order to mitigate the impact of the possible recharacterization of a sale of bondable transition property as a financing transaction, the Competition Act and the New Jersey Uniform Commercial Code provide that, if a financing statement is filed and the transfer is thereafter held to constitute a financing transaction and not a sale or other absolute transfer, this notice will be deemed to constitute a filing with respect to a security interest. The sale agreement provides that in the event that the sale and transfer of the bondable transition property is determined by a court not to be a true and absolute sale as contemplated by the Competition Act, then the sale and transfer shall be treated as a pledge of the bondable transition property and the seller shall be deemed to have granted a security interest to the issuer in the bondable transition property, and to have incurred an obligation secured by this security interest in an amount equal to the purchase price for the bondable transition property. The sale agreement requires that financing statements under the Uniform Commercial Code be filed in the appropriate offices in New Jersey. As a result of these filings, the issuer would be a secured creditor of ACE and entitled to recover against the security, which includes the bondable transition property. None of this, however, mitigates the risk of payment delays and other adverse effects caused by a bankruptcy of ACE. Further, if for any reason the issuer were to fail to perfect its interest in the bondable transition property and the transfer is thereafter deemed not to constitute a sale or other absolute transfer, the issuer would be an unsecured creditor of ACE. In that event, the issuer's sole source of payment for the transition bonds would be whatever it recovered on its unsecured claim in the ACE bankruptcy case, the amount and timing of which could differ materially from the amount and timing of payments intended to fund the transition bonds. In addition, as stated below, if a bankruptcy court were to find that the transfer to the issuer of the bondable transition property was a financing transaction and that the issuer was properly perfected but that transition bond charges with respect to electricity sold after the bankruptcy filing of ACE were not present property but future property, there can be no assurance that even a validly perfected security interest in bondable transition property would attach to transition bond charges with respect to electricity sold after the bankruptcy filing of ACE.

      Status of Bondable Transition Property as Current Property. ACE has represented in the sale agreement, and the Competition Act provides, that the bondable transition property constitutes a vested, presently existing property right upon its transfer to an assignee and receipt of consideration therefor. Nevertheless, no assurance can be given that in the event of a bankruptcy of ACE a party in interest in the bankruptcy would not attempt to take the position that the bondable transition property comes into existence only as customers use electricity. If a court were to adopt this position, no assurance can be given that a security interest in favor of the transition bondholders would attach to the transition bond charges in respect of electricity consumed after the commencement of the bankruptcy case. If it were determined both that the bondable transition property had not been sold to the issuer and that the security interest in favor of the transition bondholders did not attach to the transition bond charge in respect of electricity consumed after the commencement of the bankruptcy case, then the issuer likely would be an unsecured creditor of ACE. If so, there would be delays or reductions in payments on the transition


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bonds. Whether or not a court determined that the bondable transition property had been sold to the issuer, no assurance can be given that a court would not rule that any transition bond charge relating to electricity consumed after the commencement of the bankruptcy cannot be transferred to the issuer or the trustee.

      In addition, in the event of a bankruptcy of ACE, a party in interest in the bankruptcy might assert that the issuer should pay a portion of ACE's costs associated with the generation, transmission or distribution of the electricity, the consumption of which gave rise to the transition bond charge collections used to make payments on the transition bonds.

      Regardless of whether ACE is the debtor in a bankruptcy case, if a court were to accept the argument that the bondable transition property comes into existence only as customers use electricity, a tax or government lien or other nonconsensual lien on property of ACE arising before the bondable transition property came into existence could have priority over the issuer's interest in the bondable transition property. The BPU may make adjustments to the transition bond charge to mitigate this exposure, but there may be delays in implementing these adjustments.

      Consolidation of the Issuer and ACE. If ACE were to become a debtor in a bankruptcy case, a party in interest in the bankruptcy may attempt to substantively consolidate the assets and liabilities of the issuer and ACE. ACE and the issuer have taken steps to attempt to minimize this risk, as discussed under "ATLANTIC CITY ELECTRIC TRANSITION FUNDING LLC, THE ISSUER" in this prospectus. However, no assurance can be given that if ACE or an affiliate of ACE other than the issuer were to become a debtor in a bankruptcy case, a court would not order that the assets and liabilities of the issuer be consolidated with those of ACE or its affiliate. If the assets and liabilities were ordered substantively consolidated, the claims of the transition bondholders against the issuer would be treated as secured claims against the consolidated entities. Payment of those claims could be subject to substantial delay and to adjustment in timing and amount under a plan of reorganization in the bankruptcy case.

      Claims in Bankruptcy; Challenge to Indemnity Claims. If ACE were to become a debtor in a bankruptcy case, claims, including indemnity claims by the issuer against ACE under the sale agreement and the other documents executed in connection therewith, would be unsecured claims and would be subject to being discharged in the bankruptcy case. In addition, a party in interest in the bankruptcy may request that the bankruptcy court estimate any contingent claims of the issuer against ACE. That party might then assert that these claims should be estimated at zero or at a low amount because the contingency giving rise to these claims is unlikely to occur. If ACE were to become a debtor in a bankruptcy case and the indemnity provisions of the sale agreement were triggered, a party in interest in the bankruptcy might challenge the enforceability of the indemnity provisions. If a court were to hold that the indemnity provisions were unenforceable, the issuer would be left with a claim for actual damages against ACE based on breach of contract principles. The actual amount of these damages would be subject to estimation or calculation by the court.

      No assurances can be given as to the result of any of the above-described actions or claims. Furthermore, no assurance can be given as to what percentage of their claims, if any, unsecured creditors would receive in any bankruptcy proceeding involving ACE.

      Enforcement of Rights by Trustee. Upon an event of default under the indenture, the Competition Act permits the trustee to enforce the security interest in the bondable transition property in accordance with the terms of the indenture. In this capacity, the trustee is permitted to request the BPU to order the sequestration and payment to transition bondholders of all revenues arising with respect to the bondable transition property. The Competition Act provides that this order will remain in full force and effect notwithstanding bankruptcy, reorganization, or other insolvency proceedings with respect to the utility or


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its assignee. There can be no assurance, however, that the BPU would issue such an order after an ACE bankruptcy in light of the automatic stay provisions of
Section 362 of the United States Bankruptcy Code or, alternatively, that a bankruptcy court would lift the automatic stay to permit such an action by the BPU. In that event, the trustee under the indenture might seek an order from the bankruptcy court lifting the automatic stay with respect to such an action by the BPU, and an order requiring an accounting and segregation of the revenues arising from the bondable transition property. There can be no assurance that a court would grant either order.

      Bankruptcy of Servicer. The servicer is entitled to commingle transition bond charge collections with its own funds until each remittance date. The Competition Act provides that the relative priority of a lien created under the Competition Act is not defeated or adversely affected by the commingling of transition bond charge collections arising with respect to the bondable transition property with funds of the electric utility. However, in the event of a bankruptcy of the servicer, a party in interest in the bankruptcy might assert, and a court might rule, that transition bond charge collections commingled by the servicer with its own funds and held by the servicer as of the date of bankruptcy were property of the servicer as of that date and are therefore property of the servicer's bankruptcy estate, rather than property of the issuer. If the court so ruled, then it would likely also rule that the trustee had only a general unsecured claim against the servicer for the amount of commingled transition bond charge collections held as of that date and could not recover the commingled transition bond charge collections held as of the date of bankruptcy.

      However the court rules on the ownership of the commingled transition bond charge collections, the automatic stay arising upon the bankruptcy of the servicer could delay the trustee under the indenture from receiving the commingled transition bond charge collections held by the servicer as of the date of the bankruptcy until the court grants relief from the stay. A court ruling on any request for relief from the stay could be delayed pending the court's resolution of whether the commingled transition bond charge collections are property of the issuer or of the servicer, including resolution of any issues regarding the tracing of proceeds.

      ACE, as servicer, will be responsible for billing, collecting and remitting the transition bond charge and for filing with the BPU to adjust this charge. If it became a party in a bankruptcy proceeding, ACE might be excused from its contractual obligations as servicer of the bondable transition property. See "RISK FACTORS -- UNUSUAL NATURE OF BONDABLE TRANSITION PROPERTY AND SERVICING RISKS" in this prospectus.

      The servicing agreement provides that the trustee, as assignee of the issuer, together with the other persons specified therein, may vote to appoint a successor servicer that satisfies the rating agency condition. The servicing agreement also provides that the trustee, together with the other persons specified therein, may petition the BPU or a court of competent jurisdiction to appoint a successor servicer that meets this criterion. However, the automatic stay might delay a successor servicer's replacement of the servicer. Even if a successor servicer may be appointed and may replace the servicer, a successor may be difficult to obtain and may not be capable of performing all of the duties that ACE as servicer was capable of performing. See "RISK FACTORS -- UNUSUAL NATURE OF BONDABLE TRANSITION PROPERTY AND SERVICING RISKS" in this prospectus.

      Other risks relating to bankruptcy may be found under "RISK FACTORS -- RISKS ASSOCIATED WITH POTENTIAL BANKRUPTCY PROCEEDINGS" in this prospectus.


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              MATERIAL INCOME TAX MATTERS FOR THE TRANSITION BONDS

INCOME TAX STATUS OF THE TRANSITION BONDS

      The issuer and ACE have received a private letter ruling from the Internal Revenue Service, referred to as the IRS, to the effect that the transition bonds will be classified as debt obligations of ACE. Based on that private letter ruling and the assumptions contained therein, including a representation by ACE that it will not make, or allow there to be made, any election to the contrary, LeBoeuf, Lamb, Greene & MacRae, L.L.P., United States federal income tax counsel to ACE and the issuer, has rendered its opinion that the issuer will not be subject to United States federal income tax as an entity separate from ACE and that the transition bonds will be debt obligations of ACE for U.S. federal income tax purposes.

GENERAL

      The following is a summary of the material United States federal income tax consequences of the purchase, ownership and disposition of the transition bonds applicable to an initial purchaser of transition bonds that, for U.S. federal income tax purposes, is a Non-U.S. Holder as defined below, and also summarizes the similar principal United States federal income tax consequences to U.S. Holders, as defined below, who are initial purchasers. This summary has been prepared by LeBoeuf, Lamb, Greene & MacRae, L.L.P., United States federal income tax counsel to ACE and the issuer. Tax counsel is of the opinion that its summary, as it relates to Non-U.S. Holders, is correct in all material respects. Apart from that opinion and the opinion described in the preceding paragraph, tax counsel will render no other opinions to the issuer with respect to the transition bonds. This summary does not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's tax adviser. This summary also does not address the consequences to holders of the transition bonds under state, local or foreign tax laws. This summary is based upon current provisions of the Internal Revenue Code, Treasury Regulations promulgated thereunder, current administrative rulings, judicial decisions and other applicable authorities in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth herein as well as the tax consequences to holders of the transition bonds.

      IT IS RECOMMENDED THAT ALL PROSPECTIVE INVESTORS CONSULT THEIR TAX ADVISERS REGARDING THE FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF TRANSITION BONDS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS THE EFFECT OF ANY FOREIGN, STATE, LOCAL OR OTHER LAWS.

      As used herein, a U.S. Holder of a transition bond means an investor that is a U.S. Person and a Non-U.S. Holder of a transition bond means an investor that is not a U.S. Person. For purposes of this discussion, a U.S. Person means:

      1. an individual, who is a citizen or resident of the United States for U.S. federal income tax purposes;

      2. a corporation, partnership or other entity (treated as a corporation or a partnership for federal income tax purposes) created or organized in or under the laws of the United States, or any state or the District of Columbia (other than a partnership that is not treated as a U.S. person under any applicable Treasury Regulations);


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      3.    an estate, the net income of which is subject to United States federal income taxation regardless of its source; or

      4. a trust, if a court within the United States is able to exercise primary supervision over the administration of each trust and one or more United States persons have the authority to control all substantial decisions of that trust. Certain trusts in existence on or before August 20, 1996, that were treated as U.S. Persons under the law in effect on such date that fail to qualify as U.S. Persons under current law, may elect to continue to be treated as U.S. Persons to the extent prescribed in the Treasury Regulations.

TAX CONSEQUENCES TO U.S. HOLDERS

      Interest. Subject to the paragraph below, interest income on the transition bonds, payable at a fixed rate or at a floating rate, will be includible in income by a U.S. Holder when it is received, in the case of a U.S. Holder using the cash receipts and disbursements method of tax accounting, or as it accrues, in the case of a U.S. Holder using the accrual method of tax accounting. ACE and the issuer expect that the transition bonds will not be issued with original issue discount. If any series of transition bonds is in fact issued with original issue discount, the prospectus supplement for such series of transition bonds will address the tax consequences of the purchase of transition bonds with original issue discount.

      The preceding paragraph assumes that, in the case of any series or class of floating rate transition bonds, such floating rate transition bonds will qualify as "variable rate debt instruments" as defined in Treasury Regulation section 1.1275-5(a) and that interest on such floating rate transition bonds will be unconditionally payable, or will be constructively received under section 451 of the Code, in cash or in property at least annually at a single "qualified floating rate" or "objective rate." If such assumption is incorrect with respect to a series or class of floating rate transition bonds, the taxation of interest on such floating rate transition bonds will be addressed in the related prospectus supplement.

      Swap Transactions. In connection with the issuance of a class or more than one class of floating rate transition bonds, the issuer may arrange for one or more swap or hedge transactions. If the issuer enters into or arranges for any hedge or swap transaction, the applicable prospectus supplement will include a description of the U.S. federal income tax consequences to the issuer and the transition bondholders.

      Sale or Retirement of Transition Bonds. On a sale, exchange or retirement of a transition bond, a U.S. Holder will have taxable gain or loss equal to the difference between the amount received by the U.S. Holder and the U.S. Holder's tax basis in the transition bond. A U.S. Holder's tax basis in its transition bond is the U.S. Holder's cost, subject to adjustments. Gain or loss will generally be capital gain or loss, and will be long-term capital gain or loss if the transition bond was held for more than one year at the time of disposition. If a U.S. Holder sells the transition bond between interest payment dates, a portion of the amount received will reflect interest that has accrued on the transition bond but that has not yet been paid by the sale date. To the extent that amount has not already been included in the U.S. Holder's income, it is treated as ordinary interest income and not as sale proceeds.

TAX CONSEQUENCES TO NON-U.S. HOLDERS

      Withholding Taxation on Interest. Payments of interest income on the transition bonds received by a Non-U.S. Holder that does not hold its transition bonds in connection with the conduct of a trade or business in the United States, will generally not be subject to United States federal withholding tax, provided that the Non-U.S. Holder does not actually or constructively own 10% or more of the total


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combined voting power of all classes of stock of ACE entitled to vote, is not a controlled foreign corporation that is related to ACE through stock ownership and ACE or its paying agent receives:

      1. from a Non-U.S. Holder appropriate documentation to treat the payment as made to a foreign beneficial owner under Treasury Regulations issued under Section 1441 of the Code;

      2. a withholding certificate from a person claiming to be a foreign partnership and the foreign partnership has received appropriate documentation to treat the payment as made to a foreign beneficial owner in accordance with these Treasury Regulations;

      3. a withholding certificate from a person representing to be a "qualified intermediary" that has assumed primary withholding responsibility under these Treasury Regulations and the qualified intermediary has received appropriate documentation from a foreign beneficial owner in accordance with its agreement with the IRS; or

      4. a statement, under penalties of perjury from an authorized representative of a Financial Institution, stating that the Financial Institution has received from the beneficial owner a withholding certificate described in these Treasury Regulations or that it has received a similar statement from another Financial Institution acting on behalf of the foreign beneficial owner.

In general, it will not be necessary for a Non-U.S. Holder to obtain or furnish a United States taxpayer identification number to ACE or its paying agent in order to claim any of the foregoing exemptions from United States withholding tax on payments of interest. Interest paid to a Non-U.S. Holder will be subject to a United States withholding tax of 30% upon the actual payment of interest income, except as described above and except where an applicable tax treaty provides for the reduction or elimination of this withholding tax. A Non-U.S. Holder generally will be taxable in the same manner as a United States corporation or resident with respect to interest income if the income is effectively connected with the Non-U.S. Holder's conduct of a trade or business in the United States. Effectively connected income received by a Non-U.S. Holder that is a corporation may in some circumstances be subject to an additional "branch profits tax" at a 30% rate, or if applicable, a lower rate provided by a treaty.

      Capital Gains Tax Issues. A Non-U.S. Holder generally will not be subject to United States federal income or withholding tax on gain realized on the sale or exchange of transition bonds, unless:

      1. the Non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year and this gain is from United States sources; or

      2. the gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States and other requirements are satisfied.

BACKUP WITHHOLDING

      Backup withholding of United States federal income tax at a rate of 31% may apply to payments made in respect of the transition bonds to registered owners who are not "exempt recipients" and who fail to provide certain identifying information (such as the registered owner's taxpayer identification number) in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the transition bonds to a U.S. Holder must be reported to the IRS, unless the U.S. Holder is an exempt recipient or establishes an exemption. A U.S. Holder can obtain a complete exemption from the back up withholding tax by filing

Form W-9 (Payer's Request for Taxpayer Identification Number and Certification). Compliance with the identification procedures described in the preceding section entitled -- "Withholding Taxation on Interest" would establish an exemption from backup withholding for those Non-U.S. Holders who are not exempt recipients.

      In addition, upon the sale of a transition bond to (or through) a broker, the broker must withhold 31% of the entire purchase price, unless either (1) the broker determines that the seller is a corporation or other exempt recipient or
(2) the seller provides, in the required manner, certain identifying information and, in the case of a Non-U.S. Holder, certifies that the seller is a Non-U.S. Holder (and certain other conditions are met). The sale must also be reported by the broker to the IRS, unless either (a) the broker determines that the seller is an exempt recipient or (b) the seller certifies its non-U.S. status (and certain other conditions are met). Certification of the registered owner's non-U.S. status would be made normally on an IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

      Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's United States federal income tax provided the required information is furnished to the IRS.

MATERIAL STATE OF NEW JERSEY TAX MATTERS

      In the opinion of [       ], special New Jersey tax counsel to ACE and the
issuer, interest from transition bonds received by a person who is not otherwise subject to corporate or personal income tax in the State of New Jersey will not be subject to these taxes. Neither the State of New Jersey nor any of its political subdivisions presently impose intangible personal property taxes and therefore New Jersey residents will not be subject to these taxes.


                              ERISA CONSIDERATIONS

      ERISA and Section 4975 of the Internal Revenue Code impose restrictions on:

      1. employee benefit plans (as defined in Section 3(3) of ERISA) that are subject to Title I of ERISA;

      2.    plans (as defined in Section 4975(e)(1) of the Internal Revenue
            Code) that are subject to Section 4975 of the Internal Revenue Code, including individual retirement accounts and Keogh plans;

      3. any entities the underlying assets of which include plan assets by reason of a plan's investment in such entities, each of the entities described in 1, 2 and 3, being referred to as a "Plan"; and

      4. persons who have specified relationships to Plans as "parties in interest" under ERISA and/or "disqualified persons" under the Internal Revenue Code which collectively are referred to as "Parties in Interest."

Moreover, based on the reasoning of the United States Supreme Court in John Hancock Mut. Life Ins. Co. v. Harris Trust and Sav. Bank, 510 U.S. 86 (1993), an insurance company's general account may be deemed to include assets of the Plans investing in the general account, such as through the purchase of an annuity contract. ERISA also imposes specific duties on persons who are fiduciaries of Plans subject to

ERISA, and ERISA and Section 4975 of the Internal Revenue Code prohibit specified transactions between a Plan and Parties in Interest with respect to the Plan. Violations of these rules may result in the imposition of excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Internal Revenue Code.

PLAN ASSET ISSUES FOR AN INVESTMENT IN THE TRANSITION BONDS

      The Plan Asset Regulation is a regulation issued by the United States Department of Labor that states that if a Plan makes an "equity" investment in a corporation, partnership, trust or other specified entities, the underlying assets and properties of the entity will be deemed for purposes of ERISA and
Section 4975 of the Internal Revenue Code to be assets of the investing Plan unless an exception set forth in the Plan Asset Regulation applies. Pursuant to the Plan Asset Regulation, an equity interest is any interest in an entity other than an instrument that is treated as indebtedness under applicable law and which has no substantial equity features. Although there is little statutory or regulatory guidance on this subject, and there can be no assurances in this regard, it appears that the transition bonds should not be treated as an equity interest for purposes of the Plan Asset Regulation. Accordingly, the assets of the issuer should not be treated as the assets of Plans investing in the transition bonds.

PROHIBITED TRANSACTION EXEMPTIONS

      It should be noted, however, that without regard to the treatment of the transition bonds as equity interests under the Plan Asset Regulation, ACE and/or its affiliates, as a provider of services to Plans, may be deemed to be Parties in Interest with respect to those Plans. The purchase and holding of transition bonds by or on behalf of one or more of such Plans could result in a prohibited transaction within the meaning of Section 406 or 407 of ERISA or Section 4975 of the Internal Revenue Code. However, the purchase and holding of transition bonds may be subject to one or more statutory or administrative exemptions from the prohibited transaction rules of ERISA and Section 4975 of the Internal Revenue Code.

      Examples of Prohibited Transaction Class Exemptions. Potentially applicable prohibited transaction class exemptions, issued by the United States Department of Labor, known as PTCE's, include the following:

      1. PTCE 90-1, which exempts specific transactions involving insurance company pooled separate accounts;

      2. PTCE 95-60, which exempts specific transactions involving insurance company general accounts;

      3. PTCE 91-38, which exempts specific transactions involving bank collective investment funds;

      4. PTCE 84-14, which exempts specific transactions effected on behalf of a Plan by a "qualified professional asset manager"; and

      5. PTCE 96-23, which exempts specific transactions effected on behalf of a Plan by specific "in-house" asset managers.

      It should be noted, however, that even if the conditions specified in one or more of the above PTCEs are met, the scope of relief provided by the PTCEs may not necessarily cover all acts that might be construed as prohibited transactions.

      PRIOR TO MAKING AN INVESTMENT IN THE TRANSITION BONDS OF ANY SERIES, A PLAN INVESTOR MUST DETERMINE WHETHER, AND EACH FIDUCIARY CAUSING THE TRANSITION BONDS TO BE PURCHASED BY, ON BEHALF OF OR USING PLAN ASSETS OF A PLAN THAT IS SUBJECT TO THE PROHIBITED TRANSACTION RULES OF ERISA OR SECTION 4975 OF THE INTERNAL REVENUE CODE, INCLUDING WITHOUT LIMITATION AN INSURANCE COMPANY GENERAL ACCOUNT, SHALL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT, AN EXEMPTION FROM THE PROHIBITED TRANSACTION RULES APPLIES, SO THAT THE USE OF PLAN ASSETS OF THE PLAN TO PURCHASE AND HOLD THE TRANSITION BONDS DOES NOT AND WILL NOT CONSTITUTE OR OTHERWISE RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION IN VIOLATION OF SECTION 406 OR 407 OF ERISA OR SECTION 4975 OF THE INTERNAL REVENUE CODE.

SPECIAL CONSIDERATIONS APPLICABLE TO INSURANCE COMPANY GENERAL ACCOUNTS

      It should be noted that the Small Business Job Protection Act of 1996 added new Section 401(c) of ERISA which clarifies the application of ERISA and
Section 4975 of the Internal Revenue Code to the assets of insurance company general accounts. Pursuant to Section 401(c) of ERISA, the Department of Labor was required to issue regulations (known as the General Account Regulations) with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. The Department of Labor issued final General Account Regulations on January 5, 2000. The General Account Regulations provide guidance on which assets held by the insurer constitute "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Internal Revenue Code. The General Account Regulations create a safe harbor under which insurance companies which meet certain requirements are not deemed ERISA fiduciaries and the underlying assets of the insurer's general account are not deemed plan assets. The General Account Regulations only apply to policies issued on or before December 31, 1998. The General Account Regulations do not exempt the assets of insurance company general accounts from treatment as "plan assets" for policies issued after December 31, 1998. Under Section 401(c) of ERISA and the final General Account Regulations, no liability under the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code may result on the basis of a claim that the assets of the general account of an insurance company constitute the plan assets of any Plan for conduct which occurs prior to July 5, 2001, the applicability date of the General Account Regulations. This provision does not apply in cases of avoidance of the General Account Regulations or actions brought by the Secretary of Labor relating to particular breaches of fiduciary duties that also constitute breaches of state or federal criminal law. The plan asset status of insurance company separate accounts is unaffected by new Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of any Plan invested in a separate account. The final General Account Regulations should not adversely affect the applicability of PTCE 95-60 to purchases of transition bonds by insurance company general accounts.

GENERAL INVESTMENT CONSIDERATIONS FOR PROSPECTIVE PLAN INVESTORS IN THE TRANSITION BONDS

      Prior to making an investment in the transition bonds, prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Internal Revenue Code and the potential consequences of an investment in the transition bonds with respect to their specific circumstances. Moreover, each Plan fiduciary should take into account, among other considerations:

      1.    whether the fiduciary has the authority to make the investment;

      2. whether the investment constitutes a direct or indirect transaction with a Party in Interest;

      3. the composition of the Plan's portfolio with respect to diversification by type of asset;

      4.    the Plan's funding objectives;

      5.    the tax effects of the investment; and

      6. whether under the general fiduciary standards of investment prudence and diversification an investment in the transition bonds is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

      Governmental plans and some church plans are generally not subject to the fiduciary responsibility provisions of ERISA or the provisions of Section 4975 of the Internal Revenue Code. However, these plans may be subject to substantially similar rules under state or other federal law, and may also be subject to the prohibited transaction rules of Section 503 of the Internal Revenue Code.

      The sale of transition bonds to a Plan shall not be deemed a representation by ACE, the issuer or the underwriters that this investment meets all relevant legal requirements with respect to Plans generally or any particular Plan.


                              PLAN OF DISTRIBUTION

      The transition bonds of each series may be sold to or through the underwriters by a negotiated firm commitment underwriting and public reoffering by the underwriters. The transition bonds may also be sold to or through any other underwriting arrangement as may be specified in the related prospectus supplement or may be offered or placed either directly or through agents. The issuer and the trustee intend that transition bonds will be offered through various methods from time to time. The issuer also intends that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of transition bonds may be made through a combination of these methods.

      The distribution of transition bonds may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to the prevailing market prices or in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

      The transition bonds may be offered through one or more different methods, including offerings through underwriters. It is not anticipated that any of the transition bonds will be listed on any securities exchange. There can be no assurance that a secondary market for any series of transition bonds will develop or, if one does develop, that it will continue.

      Compensation to Underwriters. In connection with the sale of the transition bonds, underwriters or agents may receive compensation in the form of discounts, concessions or commissions. Underwriters may sell transition bonds to particular dealers at prices less a concession. Underwriters may allow, and these dealers may reallow, a concession to other dealers. Underwriters, dealers and agents that participate in the distribution of the transition bonds of a series may be deemed to be underwriters. Any discounts or commissions received by the underwriters from the issuer and any profit on the resale of the transition bonds by them may be deemed to be underwriting discounts and commissions under the Securities Act. These underwriters or agents will be identified, and any compensation received from the issuer will be described, in the related prospectus supplement.

      Other Distribution Issues. Under agreements which may be entered into by ACE, the issuer and the trustee, underwriters and agents who participate in the distribution of the transition bonds may be entitled to indemnification by ACE and the issuer against liabilities specified therein, including under the Securities Act. The underwriters may, from time to time, buy and sell the transition bonds, but there can be no assurance that an active secondary market will develop and there is no assurance that this market, if established will continue.


                                    RATINGS

      It is a condition to any underwriter's obligation to purchase the transition bonds that each series or class receive the ratings indicated in the related prospectus supplement.

      Limitations of Security Ratings. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. No person is obligated to maintain the rating on any transition bonds, and, accordingly, there can be no assurance that the ratings assigned to any series or class of transition bonds upon initial issuance will not be lowered or withdrawn by a rating agency at any time thereafter. If a rating of any series or class of transition bonds is revised or withdrawn, the liquidity of this class of transition bonds may be adversely affected. In general, ratings address credit risk and do not represent any assessment of any particular rate of principal payments on the transition bonds other than the payment in full of each series or class of transition bonds by the applicable final date for such series or class and the ability to make timely interest payments.


                                 LEGAL MATTERS

      Some legal matters relating to the issuer and the issuance of the transition bonds will be passed upon for the issuer by LeBoeuf, Lamb, Greene & MacRae, L.L.P., a limited liability partnership including professional corporations, New York, New York and for the underwriters by Latham & Watkins, New York, New York. Some legal matters relating to ACE will be passed upon for ACE by ____________. Some legal matters relating to the federal tax consequences of the issuance of the transition bonds will be passed upon for the issuer by LeBoeuf, Lamb, Greene & MacRae, L.L.P. Some legal matters relating to State of New Jersey tax consequences of the issuance of the transition bonds will be passed upon for the issuer by ______________. Some legal matters relating to Atlantic City Electric Transition Funding LLC will be passed upon by
________________.


                                    EXPERTS

      The balance sheet of the issuer as of __________, 2000 included in this prospectus has been audited by ____________________________, independent public accountants, as stated in their report included in this prospectus.

                            GLOSSARY OF DEFINED TERMS

      Set forth below is a glossary of defined terms used in this prospectus.

      "ACE" means Atlantic City Electric Company.

      "adjustment request" means each request filed by the servicer with the BPU for adjustments to the transition bond charge based on actual collections of the transition bond charge and updated assumptions by the servicer as to the projected future usage of electricity by customers on which transition bond charges are assessed, expected delinquencies and write-offs and future payments and expenses relating to the bondable transition property and the transition bonds.

      "Bankruptcy Code" means Title 11 of the United States Code, as the same may be amended, modified, or supplemented from time to time.

      "basic documents" means the indenture, the administration agreement, sale agreement, servicing agreement, any bills of sale for the bondable transition property arising under the BPU financing order, the issuer's limited liability company agreement or the certificate of formation filed with the Secretary of State of the State of Delaware to establish the issuer.

      "bondable stranded costs rate order" means an order issued by the BPU pursuant to the Competition Act which creates bondable transition property, such as a BPU financing order.

      "bondable transition property" means the right, created pursuant to the Competition Act and the BPU Financing Order, to collect transition bond charges, to pay other expenses specified in the indenture and to fund the trust accounts.

      "BPU" means the New Jersey Board of Public Utilities.

      "BPU Financing Order" means the financing order issued by the BPU to ACE on __________.

      "business day" means any day other than a Saturday or Sunday or a day on which banking institutions in New York, New York are required or authorized by law or executive order to close.

      "capital subaccount" for a series means a subaccount of the collection account in which the amount of capital required to be held by the issuer for that series of transition bonds will be deposited by the issuer on the date of issuance of that series.

      "Clearstream" means Clearstream Bank, societe anonyme.

      "collection account" means the single collection account for all series of transition bonds established by the issuer and held by the trustee under the indenture.

      "collections curve" means an annually prepared forecast, prepared by the servicer, of the percentages of amounts billed in each calendar month that are expected to be received during that month and each of the following six months.

      "collections curve payment" means the sum of the amounts paid to the trustee over the seven month period following a particular month based on the collections curves for that month.

      "Competition Act" means the New Jersey Electric Discount and Energy Competition Act, enacted in February 1999.

      "customer" means an end user of electricity that is connected to any part of ACE's transmission and distribution system and located within ACE's service territory.

      "defeasance subaccount" means a subaccount of the collection account which will be established in the event that funds are remitted to the trustee in connection with the exercise of the legal defeasance option or the covenant defeasance option, as described under "THE INDENTURE -- LEGAL DEFEASANCE AND COVENANT DEFEASANCE."

      "DTC" means The Depository Trust Company.

      "Euroclear" means the Euroclear System.

      "expected amortization schedule" means, with respect to any series or class of transition bonds, the expected amortization schedule for the principal balance for that series or class, as set forth in the related prospectus supplement.

      "event of default" means an event of default under the indenture, including the events of default described under "THE INDENTURE -- EVENTS OF DEFAULT."

      "final restructuring order" means the order issued by the BPU on [ ] providing for the restructuring of ACE under the Competition Act.

      "general subaccount" means a subaccount of the collection account into which funds received from collections, any indemnity amounts remitted by the servicer to the trustee and investment earnings will initially be deposited.

      "Internal Revenue Code" means the Internal Revenue Code of 1986, as the same may be amended, modified, or supplemented from time to time.

      "issuer" means Atlantic City Electric Transition Funding
LLC.

      "overcollateralization subaccount" for a series means a subaccount of the collection account into which the overcollateralization amount for that series will be deposited over the expected life of a series of transition bonds.

      "rating agency" means any rating agency rating the transition bonds of any class or series at the time of issuance of that class or series at the request of the issuer.

      "rating agency condition" means, with respect to any action, the notification in writing by each rating agency to the servicer, the trustee and the issuer that the action will not result in a reduction or withdrawal of the then current rating by that rating agency of any outstanding series or class of transition bonds.

      "reconciliation date" means the fifteenth day of each month (or if that day is not a business day, the next succeeding business day) commencing with the eighth month after transition bond charges are first billed to customers, on which date the servicer will reconcile the actual transition bond charge collections to the collections curve payments previously made to the trustee for the month that is seven months prior to the month in which the reconciliation date occurs.

      "remittance date" means the date each month when the servicer makes remittances on account of the transition bond charges to the trustee.

      "reserve subaccount" for a series means a subaccount of the collection account into which will be deposited the excess, if any, of collections of transition bond charges allocated to a particular series of transition bonds as described under clause 12 in "THE INDENTURE -- ALLOCATIONS AND PAYMENTS; PRIORITY OF DISTRIBUTIONS."

      "series subaccount" means a subaccount of the collection account, established upon each issuance of a new series of transition bonds.

      "servicer default" means a default of the servicer under the servicing agreement, including the defaults described under "THE SERVICING AGREEMENT -- SERVICER DEFAULTS."

      "stranded costs" means the costs of investments in electricity generation assets and other obligations that cannot be recovered through market-based energy supply rates in a competitive electricity generation market.

      "third party suppliers" means suppliers of electric power to ACE's customers, other than ACE.

      "transition bond charge" means an irrevocable nonbypassable charge that is assessed on a public electric utility's electric customers within its service territory who use its transmission and distribution system.

INDEX TO FINANCIAL STATEMENTS OF ATLANTIC CITY ELECTRIC TRANSITION FUNDING LLC

                                                                             Page
                                                                             ----
Report of Independent Accountants..........................................  F-2
      Statement of Net Assets Available for Issuer Activities..............  F-3
      Statement of Changes in Net Assets Available for Issuer Activities...  F-4
Notes to Financial Statements..............................................  F-5

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Owners
of Atlantic City Electric Transition Funding LLC

      In our opinion, the accompanying statement of net assets available for issuer activities of Atlantic City Electric Transition Funding LLC and related statements of changes in net assets available for issuer activities present, in all material respects, net asset available for issuer activity of Atlantic City Electric Transition Funding LLC at __________, ____ and the changes in its net assets available for issuer activities for the period from (date of inception) through (date) in conformity with generally accepted accounting principles. These financial statements are the responsibility of Atlantic City Electric Transition Funding LLC's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

                           _________________________


      ______    ________________,______

Atlantic City Electric Transition Funding LLC
Statement of Net Assets Available for Issuer Activities as of

________________,______

ASSETS

      Cash                                                    $
      Unamortized debt issuance costs                         $
                                                               -----------------

      Total Assets                                            $

      Due to related party (Note ____)                        $
                                                               -----------------

      Net Assets available for issuer activities              $
                                                               =================


See accompanying notes to financial statements.

ATLANTIC CITY ELECTRIC TRANSITION FUNDING LLC

Statement of Changes in net assets available for issuer activities for the period from _________, ____ (date of inception) to __________, ____


Additions:

Contribution by Grantor                                             $
  Deductions:

Changes in Net Assets Available for Activities                      $
  Net Assets Available for Activities at Inception ______, ____     $
                                                                     -----------

  Net Assets Available for Activities at _______, ____              $
                                                                     ===========


See accompanying notes to financial statements.

ATLANTIC CITY ELECTRIC TRANSITION FUNDING LLC
Notes to Financial Statements


      1.    Nature of Operations

      Atlantic City Electric Transition Funding LLC (the "Company"), a limited liability company established by ACE under the laws of the State of Delaware,
was formed on [    ], ____ pursuant to a limited liability company agreement of
ACE, as sole member of the Company. ACE is an operating electric and gas utility and is a wholly owned subsidiary of Conectiv.

      The Company was organized for the sole purpose of purchasing and owning the bondable transition property (B.P.), issuing transition bonds (Bonds), pledging its interest in B.P. and other collateral to the trustee to collateralize the Bonds, and performing activities that are necessary, suitable or convenient to accomplish these purposes. B.P. represents the irrevocable right of ACE, or its successor or assignee, to collect a nonbypassable transition bond charge (TBC) from customers pursuant to bondable stranded costs rate orders (BPU financing order) issued _______, ____ and ________, ____ by the State of New Jersey Board of Public Utilities (BPU) in accordance with the Electric Discount and Energy Competition Act enacted in New Jersey in February 1999. The BPU financing order authorize the TBC to be sufficient to recover [$_____] aggregate principal amount of Bonds, plus an amount sufficient to provide for any credit enhancement, to fund any reserves and to pay interest, redemption premiums, if any, servicing fees and other expenses relating to the Bonds. The Company's organizational documents require it to operate in a manner so that it should not be consolidated in the bankruptcy estate of ACE in the event ACE becomes subject to a bankruptcy proceeding. Both ACE and the Company will treat the transfer of B.P. to the Company as a sale under applicable law. The Bonds will be treated as debt obligations of the Company.

      For financial reporting and federal and State of New Jersey income and franchise tax purposes, the transfer of B.P. to the Company will be treated as a financing arrangement and not as a sale. Furthermore, the results of operations of the Company will be consolidated with ACE for financial and income tax reporting purposes.

      2.    Significant Accounting Policies

BASIS OF PRESENTATION

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions affect the reported amount of revenues, expenses, assets, and liabilities and disclosure of contingencies. Actual results could differ from these estimates.

CASH AND CASH EQUIVALENTS

      The Company considers all liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.


UNAMORTIZED DEBT ISSUANCE COSTS

      The costs associated with the anticipated issuance of the Bonds have been capitalized and will be amortized over the life of the Bonds utilizing the effective interest method.

INCOME TAXES

      The Company is a wholly owned subsidiary of ACE which has elected not to be taxed as a corporation for federal income tax purposes. The Company will be treated as a division of ACE and will not be treated as a separate taxable entity.

      3.    The Bonds

      The purpose of the Company is to issue Bonds pursuant to authority granted by the BPU in the BPU financing order. The Company intends to issue Bonds in series (Series) from time to time, the maturities and interest rates of which will depend upon market conditions at the time of issuance. The proceeds will be used to fund the purchase of B.P. from ACE. The Bonds will be collateralized by the B.P. and other assets of the Company. Under applicable law, the Bonds will not be an obligation of ACE or secured by the assets of ACE. Also under applicable law, the Bonds will be recourse to the Company and will be collateralized on a pro rata basis by the B.P. and the equity and assets of the Company. The source of repayment will be the TBC authorized pursuant to BPU financing order, which charges will be collected from ACE customers by ACE, as servicer.

      TBC collections will be deposited monthly by ACE with the Company and used to pay the expenses of the Company, to pay debt service on the Bonds and to fund credit enhancement for the Bonds. The Company will also pledge the capital contributed by ACE to secure the debt service requirements of the Bonds. The debt service requirements will include an overcollateralization subaccount, a capital subaccount and a reserve subaccount which will be available to bond holders. Any amounts collateralizing the Bonds will be returned to the Company upon payment of the Bonds.

      4.    Significant Agreements and Related Party Transactions

      Under the servicing agreement to be entered into by the Company and ACE concurrently with the issuance of the first Series of Bonds, ACE, as servicer, will be required to manage and administer the B.P. of the Company and to collect the TBC on behalf of the Company. The Company will pay an annual servicing fee equal to [$ ], which will be determined when the Bonds are issued.

      All debt issuance costs incurred to date have been or will be paid by ACE and reimbursed by the Company upon issuance of the Bonds.

================================================================================


























The date of this prospectus supplement is ____________, 2001.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of theses securities and with respect to their unsold allotments or subscriptions. In addition, all dealers selling these securities will deliver a prospectus supplement and prospectus until 90 days after the date of this prospectus supplement.


================================================================================

                                     PART II


ITEM 14.    Other Expenses of Issuance and Distribution

      The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.

       Registration Fee                                                 $    250
                                                                         -------
       Printing and Engraving Expenses                                  $   *
                                                                         -------
       Trustee's Fees and Expenses                                      $   *
                                                                         -------
       Legal Fees and Expenses                                          $   *
                                                                         -------
       Blue Sky Fees and Expenses                                       $   *
                                                                         -------
       Accountants' Fees and Expenses                                   $   *
                                                                         -------
       Rating Agency Fees                                               $   *
                                                                         -------
       Miscellaneous Fees and Expenses                                  $   *
                                                                         -------

       Total                                                            $   *
                                                                         =======


------------
*  To be provided by amendment.


ITEM 15.    Indemnification of Members and Managers.

      Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to specified standards and restrictions, if any, as are set forth in the limited liability company agreement, a limited liability company shall have the power to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

      The limited liability company agreement (the "LLC Agreement") of Atlantic City Electric Transition Funding LLC provides that, to the fullest extent permitted by law, Atlantic City Electric Transition Funding LLC shall indemnify its members and managers against any liability incurred in connection with any proceeding in which any member or manager may be involved as a party or otherwise by reason of the fact that the member or manager is or was serving in its capacity as a member or manager, unless this liability is based on or arises in connection with the member's or manager's own willful misconduct or gross negligence, the failure to perform the obligations set forth in the LLC Agreement, or taxes, fees or other charges on, based on or measured by any fees, commissions or compensation received by the managers in connection with any of the transactions contemplated by the LLC Agreement and related agreements.

ITEM 16.      Exhibits

Exhibit No.   Description

1.1           Form of Underwriting Agreement.*
4.1 Limited Liability Company Agreement of Atlantic City Electric Transition Funding LLC.*
4.2           Certificate of Formation of Atlantic City Electric Transition
              Funding LLC.*
4.3           Form of Indenture.*
4.4           Form of Transition Bonds.*
5.1 Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P., relating to Legality of the Transition Bonds.*
8.1           Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P. with Respect to Material Federal Tax Matters.*
8.2           Opinion of [        ] with respect to material State of New Jersey
              tax matters.*
10.1          Form of Sale Agreement.*
10.2          Form of Servicing Agreement.*
10.3          Petition of ACE to the New Jersey Board of Public Utilities,
              dated ________.*
10.4          Financing Order of the BPU issued _________.*
23.1.1        Consent of LeBoeuf, Lamb, Greene & MacRae, L.L.P. (included in its opinion filed as Exhibits 5.1 and 8.1).*
23.1.2        Consent of [       ] (Included in its opinion filed as Exhibit
              8.2).*
23.2          Consent of ________________.*
24.1          Power of Attorney.*
25.1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of [ ], as Trustee under the Indenture.*
27.1          Financial Data Schedule.*
99.1          Final Recovery Order of the BPU issued _____________.*
99.2 Internal Revenue Service Private Letter Ruling pertaining to Transition Bonds.*

----------
*  To be filed by amendment


ITEM 17.      Undertakings

      The undersigned Registrant on behalf of Atlantic City Electric Transition Funding LLC (the "Issuer") hereby undertakes as follows:

      a. (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended, if, in the aggregate, the changes in volume and price represent no more than a twenty percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" Table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in this information in the registration statement; provided, however, that (a)(1)(i) and
(a)(i)(ii) will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each relevant post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of these securities at that time shall be deemed to be the initial bona fide offering hereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      b. That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) with respect to the issuer that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of these securities at that time shall be deemed to be the initial bona fide offering thereof.

      c. That insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under
Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Act and is, theretofore, unenforceable. In the event that a claim for indemnification against these liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether this indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of this issue.

      d. That, for purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(i) or (4) or 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of this registration statement as of the time it was declared effective.

      e. That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of these securities at that time shall be deemed to be the initial bona fide offering thereof.

      f. The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended, in accordance with the rules and regulations prescribed by the Commission under
Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and that the security rating requirement of Form S-3 will be met by the time of sale, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of ______, State of New Jersey, on
___________.

                                          Atlantic City Electric
                                          Transition Funding LLC


                                          By:  _______________________________
                                               Name:
                                               Title:


      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



Date:                                     By:  _______________________________
                                               Name:
                                               Title:



Date:                                     By:  _______________________________
                                               Name:
                                               Title:

                               INDEX TO EXHIBITS


Exhibit No.   Description

1.1           Form of Underwriting Agreement.*
4.1 Limited Liability Company Agreement of Atlantic City Electric Transition Funding LLC.*
4.2           Certificate of Formation of Atlantic City Electric Transition
              Funding LLC.*
4.3           Form of Indenture.*
4.4           Form of Transition Bonds.*
5.1 Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P., relating to Legality of the Transition Bonds.*
8.1           Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P. with Respect to Material Federal Tax Matters.*
8.2           Opinion of [        ] with respect to material State of New Jersey
              tax matters.*
10.1          Form of Sale Agreement.*
10.2          Form of Servicing Agreement.*
10.3          Petition of ACE to the New Jersey Board of Public Utilities,
              dated ________.*
10.4          Financing Order of the BPU issued _________.*
23.1.1        Consent of LeBoeuf, Lamb, Greene & MacRae, L.L.P. (included in its opinion filed as Exhibits 5.1 and 8.1).*
23.1.2        Consent of [       ] (Included in its opinion filed as Exhibit
              8.2).*
23.2          Consent of ________________.*
24.1          Power of Attorney.*
25.1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of [ ], as Trustee under the Indenture.*
27.1          Financial Data Schedule.*
99.1          Final Recovery Order of the BPU issued _____________.*
99.2 Internal Revenue Service Private Letter Ruling pertaining to Transition Bonds.*

----------
*  To be filed by amendment